                                                                    EXHIBIT 10.1

                                CREDIT AGREEMENT

                           dated as of April 17, 2001

                                      among

                                AGCO CORPORATION
                                       and
                       CERTAIN SUBSIDIARIES NAMED HEREIN,
                                  as Borrowers,

                            THE LENDERS NAMED HEREIN,
                                   as Lenders,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                                 SUNTRUST BANK,
                                       and
                           CREDIT SUISSE FIRST BOSTON,
                            as Co-Syndication Agents,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                                  COBANK, ACB,
                                       and
                      BEAR STEARNS CORPORATE LENDING INC.,
                           as Co-Documentation Agents,

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", CANADIAN BRANCH,
                        as Canadian Administrative Agent,

                                       and

              COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                     "RABOBANK NEDERLAND", NEW YORK BRANCH,
                             as Administrative Agent

                                TABLE OF CONTENTS

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
ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS................................................2

         Section 1.1  Certain Defined Terms................................................2

         Section 1.2  Computation of Time Periods.........................................40

         Section 1.3  Accounting Terms....................................................40

         Section 1.4  Currency Equivalents................................................40

ARTICLE 2. AMOUNTS AND TERMS OF THE ADVANCES AND
           THE LETTERS OF CREDIT..........................................................41

         Section 2.1  Extension of Credit.................................................41

         Section 2.2  Making the Advances.................................................42

         Section 2.3  Reduction of the Commitments........................................48

         Section 2.4  Prepayments and Deposits............................................48

         Section 2.5  Interest............................................................51

         Section 2.6  Fees................................................................51

         Section 2.7  Conversion and Designation of Interest Periods......................53

         Section 2.8  Payments and Computations...........................................54

         Section 2.9  Sharing of Payments, Etc............................................56

         Section 2.10 Letters of Credit...................................................57

         Section 2.11 Defaulting Lenders..................................................62

         Section 2.12 Borrower Liability..................................................63

         Section 2.13 Bankers' Acceptances and BA Equivalent Loans........................63

ARTICLE 3. CONDITIONS OF LENDING..........................................................66

         Section 3.1  Conditions Precedent to Initial Borrowing...........................66

         Section 3.2  Conditions Precedent to Each Borrowing and Issuance.................70

         Section 3.3  Determinations Under Section 3.1....................................71

ARTICLE 4. REPRESENTATIONS AND WARRANTIES.................................................71

         Section 4.1  Representations and Warranties of the Borrowers.....................71

         Section 4.2  Survival of Representations and Warranties, etc.....................78

ARTICLE 5. AFFIRMATIVE COVENANTS..........................................................78

         Section 5.1  Compliance with Laws, Etc...........................................78

         Section 5.2  Preservation of Corporate Existence, Etc............................78

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
                                                                                         Page
                                                                                         ----

         Section 5.3  Payment of Taxes and Claims.........................................79

         Section 5.4  Compliance with Environmental Laws..................................79

         Section 5.5  Maintenance of Insurance............................................79

         Section 5.6  Visitation Rights...................................................80

         Section 5.7  Accounting Methods..................................................80

         Section 5.8  Maintenance of Properties, Etc......................................81

         Section 5.9  Payment of Indebtedness; Performance of Material Contracts..........81

         Section 5.10 Foreign Subsidiary Guaranties, Etc..................................81

         Section 5.11 ERISA...............................................................81

         Section 5.12 Conduct of Business.................................................82

         Section 5.13 Further Assurances..................................................82

         Section 5.14 Broker's Claims.....................................................82

         Section 5.15 Material Subsidiaries...............................................82

         Section 5.16 Cash Concentration Accounts.........................................83

         Section 5.17 Use of Proceeds.....................................................83

         Section 5.18 Covenants of the Borrowing Subsidiaries.............................83

         Section 5.19 Real Property Documents.............................................83

         Section 5.20 Landlord and Warehouseman Waivers...................................83

         Section 5.21 Canadian Bank Act Security Documents................................84

ARTICLE 6. INFORMATION COVENANTS..........................................................84

         Section 6.1  Reporting Requirements..............................................84

         Section 6.2  Access to Accountants...............................................88

ARTICLE 7. NEGATIVE COVENANTS.............................................................88

         Section 7.1  Indebtedness........................................................88

         Section 7.2  Limitation on Guaranties............................................89

         Section 7.3  Liens, Etc..........................................................90

         Section 7.4  Restricted Payments and Purchases...................................90

         Section 7.5  Sale-Leasebacks.....................................................90

         Section 7.6  Mergers, Etc........................................................91

                                                                                         Page
                                                                                         ----

         Section 7.7  Sales of Assets.....................................................92

         Section 7.8  Investments.........................................................93

         Section 7.9  Acquisitions........................................................94

         Section 7.10 Change in Nature of Business........................................95

         Section 7.11 Affiliate Transactions..............................................95

         Section 7.12 Amendments..........................................................96

         Section 7.13 Prepayments of Indebtedness.........................................96

         Section 7.14 Restrictions; Negative Pledge.......................................96

         Section 7.15 Accounting Changes..................................................97

         Section 7.16 Issuance or Sales of Stock..........................................97

         Section 7.17 Excess Proceeds.....................................................97

         Section 7.18 No Notice Under Subordinated Note Indenture.........................97

         Section 7.19 Financial Covenants.................................................97

         Section 7.20 Covenants of the Borrowing Subsidiaries.............................99

ARTICLE 8. EVENTS OF DEFAULT.............................................................100

         Section 8.1  Events of Default..................................................100

         Section 8.2  Remedies...........................................................103

         Section 8.3  Actions in Respect of the Letters of Credit........................104

ARTICLE 9. THE AGENTS....................................................................105

         Section 9.1  Authorization and Action...........................................105

         Section 9.2  Agents' Reliance, Etc..............................................105

         Section 9.3  Agents, in their Individual Capacity and Affiliates................106

         Section 9.4  Lender Credit Decision.............................................107

         Section 9.5  Notice of Default or Event of Default..............................107

         Section 9.6  Indemnification....................................................107

         Section 9.7  Successor Agent....................................................108

         Section 9.8  Agent May File Proofs of Claim.....................................108

         Section 9.9  Co-Documentation Agent and Co-Syndication Agent....................109

         Section 9.10 Collateral.........................................................109

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
         Section 9.11 Release of Collateral..............................................110

         Section 9.12 Securitization Documents...........................................110

ARTICLE 10. MISCELLANEOUS................................................................110

         Section 10.1 Amendments, Etc....................................................110

         Section 10.2 Notices, Etc.......................................................112

         Section 10.3 No Waiver: Remedies................................................112

         Section 10.4 Costs and Expenses.................................................113

         Section 10.5 Right of Set-off...................................................114

         Section 10.6 Binding Effect.....................................................114

         Section 10.7 Assignments and Participations.....................................115

         Section 10.8 Marshalling; Payments Set Aside....................................120

ARTICLE 11. INCREASED COSTS, TAXES, ETC..................................................120

         Section 11.1 Increased Costs, Etc...............................................120

         Section 11.2 LIBO Breakage Costs................................................123

         Section 11.3 Judgment Currency..................................................123

         Section 11.4 Taxes..............................................................124

         Section 11.5 Replacement of a Lender............................................127

ARTICLE 12. JURISDICTION.................................................................128

         Section 12.1 Consent to Jurisdiction............................................128

         Section 12.2 Governing Law......................................................129

         Section 12.3 Execution in Counterparts..........................................129

         Section 12.4 No Liability of the Issuing Banks..................................129

         Section 12.5 Certain Cash Deposits..............................................130

         Section 12.6 Waiver of Jury Trial...............................................131

EXHIBITS AND SCHEDULES:

Exhibit A          Form of Assignment and Acceptance
Exhibit B-1        Form of Note (Multi-Currency Facility)
Exhibit B-2        Form of Note (Canadian Facility)
Exhibit B-3        Form of Notice of Rollover (Canadian Facility)
Exhibit C-1        Form of Notice of Borrowing (Multi-Currency Facility)
Exhibit C-2        Form of Notice of Borrowing (Canadian Facility)

                                                                                         Page
                                                                                         ----

Exhibit D          Form of Bankers' Acceptance
Exhibit E          Form of Discount Note
Schedule I         Commitments; Lending Offices
Schedule C-1       Closed Facilities to be sold
Schedule G-1       Guarantors; Guaranty Agreements
Schedule P-1       Pledgors
Schedule 2.10      Existing Letters of Credit
Schedule 4.1(b)    Subsidiaries; Restricted Subsidiaries; Material Subsidiaries
Schedule 4.1(c)    Joint Ventures
Schedule 4.1(e)    Authorizations; Approvals
Schedule 4.1(i)    Litigation
Schedule 4.1(l)    ERISA Matters
Schedule 4.1(n)    Environmental Matters
Schedule 4.1(o)    Tax Matters
Schedule 4.1(p)    Permitted Liens as of the Agreement Date
Schedule 4.1(s)    Material Contracts
Schedule 4.1(t)    Intellectual Property
Schedule 4.1(u)    Indebtedness as of March 31, 2001
Schedule 5.17      Target Indebtedness to be paid on the Agreement Date
Schedule 5.19      Real Property Collateral
Schedule 7.1       Target Indebtedness to Survive the Agreement Date
Schedule 7.7       Assets to be Sold in connection with the Merger

                                CREDIT AGREEMENT

This CREDIT AGREEMENT (this "Agreement") dated as of April 17, 2001 by and among AGCO CORPORATION, a Delaware corporation ("AGCO"), AGCO CANADA, LTD., a Saskatchewan corporation ("Canadian Subsidiary"), AG-CHEM EQUIPMENT CO., INC., a Delaware corporation (known as "Agri Acquisition Corp." immediately prior to the Agreement Date, "US Subsidiary"), AGCO LIMITED, an English corporation ("English Subsidiary One"), AGCO INTERNATIONAL LIMITED, an English corporation ("English Subsidiary Two"), AGCO S.A., a French societe anonyme ("French Subsidiary"), AGCO HOLDING B.V., a Netherlands corporation ("Netherlands Subsidiary"), AGCO VERTRIEBS GMBH, a German corporation ("German Subsidiary One"), and AGCO GMBH & CO., a German corporation ("German Subsidiary Two"; AGCO, Canadian Subsidiary, US Subsidiary, English Subsidiary One, English Subsidiary Two, French Subsidiary, Netherlands Subsidiary, German Subsidiary One and German Subsidiary Two are referred to herein collectively as the "Borrowers" and individually as a "Borrower"); the lenders (the "Lenders") listed on the signature pages hereof; COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), SUNTRUST BANK and CREDIT SUISSE FIRST BOSTON, as co-documentation agents (the "Co-Documentation Agents"); COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH ("Rabobank"), COBANK, ACB and BEAR STEARNS CORPORATE LENDING INC., as co-syndication agents (the "Co-Syndication Agents"); COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", CANADIAN BRANCH ("Rabobank Canada"), as Canadian administrative agent for the Canadian Facility Lenders (together with any successor appointed pursuant to Article 9, the "Canadian Administrative Agent"), and COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK NEDERLAND", NEW YORK BRANCH, as administrative agent for the Lenders (together with any successor appointed pursuant to Article 9, the "Administrative Agent").

                                   WITNESSETH:

         WHEREAS, each of the Borrowers (other than the US Subsidiary and German Subsidiary Two), AGCO Manufacturing Limited, an English corporation, the Administrative Agent and certain other financial institutions are parties to that certain Second Amended and Restated Credit Agreement dated as of March 12, 1999 (as amended prior to the date hereof, the "Prior Credit Agreement"); and

         WHEREAS, on or prior to the date hereof, and prior to the initial advance hereunder, (a) AGCO will issue the Senior Unsecured Notes (as defined herein) in an original face amount of $250,000,000, and certain Subsidiaries of AGCO will enter into the European Securitization (as defined herein), and (b) Ag-Chem Equipment Co., Inc., a Minnesota corporation (the "Target"), will merge into US Subsidiary; and

         WHEREAS, the Net Cash Proceeds of the Senior Unsecured Notes and the European Securitization, together with the Advances hereunder, will be used (a) on the date of the initial Advance hereunder to pay all Obligations (as defined in the Prior Credit Agreement) outstanding under the Prior Credit Agreement, and
(b) on the Agreement Date or within thirty-five days thereafter, to repay certain Indebtedness of the Target existing on the Agreement Date; and

         WHEREAS, AGCO and each other Borrower operate related businesses, each being integral to the other; and

         WHEREAS, AGCO and each other Borrower acknowledge that the credit facility provided hereby is and will be of direct interest, benefit and advantage to each of them, and will enable them to achieve synergy and economies of scale; and

         WHEREAS, at the request of AGCO and each other Borrower, the Agents, the Issuing Banks and the Lenders have agreed to extend the credit provided for hereunder;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the parties hereto hereby agree as follows:

                                   ARTICLE 1.

                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Acceptance Fee" means, with respect to a Bankers' Acceptance accepted by a Canadian Facility Lender under this Agreement, a fee payable in Canadian Dollars by the Canadian Subsidiary to such Canadian Facility Lender calculated on the face amount of the Bankers' Acceptance at a rate equal to the Applicable Margin for LIBO Rate Advances, on the basis of the number of days in the Contract Period and on the basis of a year of 365 days.

         "Account" means the Administrative Agent's Account or the Canadian Administrative Agent's Account, as applicable.

         "Adjusted Unused Multi-Currency Commitment" means, with respect to any Multi-Currency Lender at any date of determination, (a) such Lender's Multi-Currency Commitment at such time, minus (b) the Equivalent Amount in U.S. dollars as of such date of (i) the aggregate principal amount of all Multi-Currency Advances made by such Lender and outstanding on such date, plus
(ii) such Lender's Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit issued for the account of any Multi-Currency Borrower and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of any Multi-Currency Borrower.

         "Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Administrative Agent's Account" means:

                  (a) for U.S. dollars, the account of the Administrative Agent with The Bank of New York, ABA # 021000018, at its office at 245 Park Avenue, New York, New York 10167, Account No. 8026002533, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications;

                  (b) for British pounds, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", London Branch, in London, Swift # (RABOGB2L), Account No. 1429957021, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications; or

                  (c) for Dutch guilders, French francs, German deutschemarks, or European Union euros, the account of the Administrative Agent maintained with Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank Nederland", Utrecht Branch, The Netherlands, Swift # RABONL2U, Account No. 3908.17.333, Favor: Rabobank Nederland, New York Branch, Ref. AGCO/Loan Syndications.

         "Advance" means, as applicable, a Canadian Facility Advance, a Multi-Currency Advance, a Swing Line Advance or a Letter of Credit Advance, advanced by the applicable Lenders hereunder on the occasion of any Borrowing.

         "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer or partner of such Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person includes (a) the direct or indirect beneficial ownership by such other Person of 5% or more of the outstanding voting securities or voting equity of such Person or (b) by such other Person of the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether through the ownership of Stock, by contract or otherwise; provided that no mutual fund shall be deemed to be an Affiliate of such Person solely by reason of having the power to vote 5% or more of the voting Stock of such Person.

         "AGCO" has the meaning specified in the introductory paragraph of this Agreement.

         "Agent" means Administrative Agent or the Canadian Administrative Agent, and "Agents" means both of them.

         "Agreed Alternative Currency" has the meaning specified in Section 2.2(a) hereof.

         "Agreement" means this Agreement.

         "Agreement Date" means the date as of which this Agreement is dated.

         "Applicable Law" means, in respect of any Person, all provisions of constitutions, statutes, rules, regulations, and orders of governmental bodies or regulatory agencies applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

         "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Base Rate Advance denominated in U.S. dollars and such Lender's LIBOR Lending Office for Advances denominated in any Offshore Currency.

         "Applicable Margin" means, as of any date of determination, the applicable percentage indicated below which corresponds to the Senior Debt Ratio of AGCO indicated below:

                                               Applicable
                                               Margin for       Applicable       Applicable
                                                LIBO Rate     Margin for Base    for Margin
             Senior Debt Ratio                  Advances       Rate Advances     Unused Fee
             -----------------                 ----------     ---------------    ----------
Greater than or equal to 2.75 to 1.00              2.75%            1.50%           0.50%

Less than 2.75 to 1.00, but greater than           2.50%            1.25%           0.50%
or equal to 2.25 to 1.00

                                               Applicable
                                               Margin for       Applicable       Applicable
                                                LIBO Rate     Margin for Base    for Margin
             Senior Debt Ratio                  Advances       Rate Advances     Unused Fee
             -----------------                 ----------     ---------------    ----------
Less than 2.25 to 1.00, but greater than           2.25%            1.00%           0.45%
or equal to 1.75 to 1.00

Less than 1.75 to 1.00                            1.875%           0.625%           0.40%

The Applicable Margin for each Advance shall be determined by reference to the Senior Debt Ratio in effect from time to time at the end of each fiscal quarter based on the financial statement for the most recently ended fiscal quarter and the three immediately preceding completed fiscal quarters; provided, however, that (a) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 6.1(b) and (c), as the case may be, and a certificate of the Chief Financial Officer of AGCO demonstrating such ratio, attaching thereto a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by AGCO in determining such Senior Debt Ratio, and (b) the Applicable Margin shall be the highest interest rate margin set forth above with respect to the applicable Advances and Unused Fee, respectively, (i) from the Agreement Date through and including the second Business Day after the Administrative Agent receives the information required by clause (a) of this proviso for the fiscal quarter ending September 30, 2001,
(ii) if AGCO has not submitted to the Administrative Agent the information described in clause (a) of this proviso as and when required under Section 6.1(b) or (c), as the case may be, for so long as such information has not been received by the Administrative Agent, and (iii) at the election of the Administrative Agent or the Required Lenders, upon the occurrence and during the continuation of any Event of Default (whether or not the Default Rate of interest shall then be in effect).

         "Appropriate Agent" means, at any time, with respect to matters relating to the Multi-Currency Facility or Letters of Credit issued for the account of Multi-Currency Borrowers, the Administrative Agent and, with respect to matters relating to the Canadian Facility, or Letters of Credit or Bankers' Acceptances issued for the account of the Canadian Subsidiary, the Canadian Administrative Agent.

         "Appropriate Issuing Bank" means, at any time, with respect to matters relating to Letters of Credit issued for the account of Multi-Currency Borrowers, the Multi-Currency Issuing Bank and, with respect to matters relating to the Letters of Credit issued for the account of the Canadian Subsidiary, the Canadian Issuing Bank.

         "Appropriate Lender" means, with respect to the Multi-Currency Facility, a Multi-Currency Facility Lender, and with respect to the Canadian Facility, a Canadian Facility Lender.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, accepted by the Administrative Agent, and in accordance with Section 10.7 and in substantially the form of Exhibit A hereto.

         "Authorized Signatory" means, with respect to any Person, such senior personnel of such Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of the Person.

         "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

         "BA Equivalent Loan" means a Canadian Facility Advance made by a Non BA Lender and evidenced by a Discount Note.

         "Bankers' Acceptance" means a bill of exchange substantially in the form of Exhibit D hereto (or such other form as may be satisfactory to the Canadian Administrative Agent) denominated in Canadian Dollars drawn by the Canadian Subsidiary and accepted by a Canadian Facility Lender or Participant and the term "Bankers' Acceptance" shall be construed to include Discount Notes as provided in Section 2.13(k).

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C.
Section 101 et seq.), and any similar laws relating to the insolvency of debtors in any other country (including, without limitation, the Bankruptcy and Insolvency Act (Canada) and the Companies' Creditors Arrangement Act (Canada)), as the same may now or hereafter be amended, and including any successor statute.

         "Base Rate" means, at any date of determination, a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to: (a) with respect to Multi-Currency Advances in U.S. dollars, the higher of (i) the rate of interest announced by the Administrative Agent, in New York, New York, from time to time, as its base rate (the "Reference Rate"), and (ii) one-half of one percent per annum above the Federal Funds Rate, and (b) with respect to Canadian Facility Advances, the annual rate of interest generally available from time to time to the Canadian Administrative Agent as an interest rate on Canadian Dollar-denominated commercial loans, as determined by the Canadian Administrative Agent in Canada (which rate as of the Agreement Date is 7.25%). Each change in the Base Rate shall take effect automatically as of the opening of business on the effective date of the change in the applicable rate described above.

         "Base Rate Advance" means an Advance denominated in U.S. dollars and made by a Multi-Currency Lender or denominated in Canadian Dollars and made by a Canadian Facility Lender, in either case that bears interest at the Base Rate plus the Applicable Margin in effect from time to time with respect to Base Rate Advances.

         "Board of Directors" means (a) with respect to a corporation, the board of directors of such corporation or a duly authorized committee of the board of directors, (b) with respect to a partnership, the board of directors or similar body of the general partner (or, if more than one general partner, the managing general partner) of such partnership, and (c) with respect to a limited liability company, any managing or other authorized committee of such limited liability company or any board of directors or similar body of any managing member.

         "Borrower" and "Borrowers" have the respective meanings specified in the introductory paragraph of this Agreement; provided that additional Persons may be added to this Agreement as Borrowers with the consent of the Agents, the Issuing Banks and each Lender.

         "Borrower Outstandings" means, on any date of determination, the sum of the Multi-Currency Borrower Outstandings and the Canadian Facility Outstandings on such date.

         "Borrower's Account" means the account of the Borrower requesting such a Borrowing, as specified in such Borrower's Notice of Borrowing.

         "Borrowing" means a Multi-Currency Borrowing or a Canadian Facility Borrowing.

         "Borrowing Subsidiary" and "Borrowing Subsidiaries" means each of the Borrowers other than AGCO.

         "Business Day" means a day of the year (a) on which banks are not required or authorized to close in New York City or Atlanta, Georgia; (b) if the applicable Business Day relates to any LIBO Rate Advance, on which any Lender carries on dealings in the London interbank and foreign exchange markets; and
(c) if the applicable Business Day relates to any Advance or Letter of Credit in a currency other than U.S. dollars, on which banks are not required or authorized to close in the city of the jurisdiction of such currency where the Appropriate Agent's Account for such currency is located.

         "Canadian Administrative Agent" has the meaning specified in the introductory paragraph of this Agreement.

         "Canadian Administrative Agent's Account" means the Canadian Administrative Agent's account maintained with Royal Bank of Canada in Toronto, Ontario, Swift TID Royccat 2, Account Number 07172-003, #1000843, Beneficiary:
Rabobank Nederland, Canada, or such other account as the Canadian Administrative Agent may from time to time designate as the Canadian Administrative Agent's Account.

         "Canadian Dollars" and "Cdn. $" each means lawful money of Canada.

         "Canadian Facility " means, at any time, the aggregate amount of the Canadian Facility Lenders' Canadian Facility Commitments at such time, which shall not exceed the Equivalent Amount of U.S. $20,000,000.

         "Canadian Facility Advance" has the meaning specified in Section
2.1(b).

         "Canadian Facility Borrowing" means a borrowing consisting of simultaneous Canadian Facility Advances of the same Type made by the Canadian Facility Lenders.

         "Canadian Facility Commitment" means, with respect to any Canadian Facility Lender at any time, the amount set forth opposite such Lender's name on
Schedule I hereto under the caption "Canadian Facility Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
Section 10.7 as such Lender's "Canadian Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.3.

         "Canadian Facility Lender" means any Lender that has a Canadian Facility Commitment.

         "Canadian Facility Outstandings" means, on any date of determination, the Equivalent Amount in U.S. dollars of (a) the aggregate principal amount of all Base Rate Advances or LIBO Rate Advances to the Canadian Subsidiary outstanding on such date of determination, plus (b) the aggregate principal amount of all Letter of Credit Advances outstanding on such date of determination in respect of Letters of Credit issued for the account of the Canadian Subsidiary, plus (c) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date of determination, plus (d) the aggregate face amount of all Bankers' Acceptances outstanding on such date of determination.

         "Canadian Issuing Bank" means Rabobank Canada and its successors and assigns hereunder as issuer of Letters of Credit for the account of the Canadian Subsidiary.

         "Canadian Securitization" means funding in connection with sales by the Canadian Subsidiary of wholesale Receivables invoiced to third parties at addresses located in Canada under a securitization trust vehicle, pursuant to documentation in form and substance satisfactory to the Administrative Agent.

         "Canadian Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "CapEx Carry Forward Amount" means, to the extent positive, for any fiscal year, the unused Permitted Amount from the immediately preceding fiscal year minus $5,000,000. For purposes of computing the CapEx Carry Forward Amount, all Capital Expenditures in any fiscal year shall be applied, first, to reduce the Permitted Amount, for such year, and second, to reduce the CapEx Carry Forward Amount, if any, for such year.

         "Capital Expenditures" means, for any Person for any period, all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, Real Property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year; provided, however, that there shall be excluded from this definition that portion of any expenditure which is (a) otherwise treated as an expense on the statement of such Person that would have an effect on such Person's EBITDA, (b) made with the proceeds of any trade-in or sale of existing fixed assets owned by such Person to the extent the reinvestment of such proceeds in replacement assets is permitted hereunder or (c) made with insurance proceeds received in respect of loss or damage to a fixed asset to replace such asset.

         "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases on a balance sheet of the lessee, excluding operating leases.

         "Cash Equivalents" means, for any Person, any of the following, to the extent owned by such Person free and clear of all Liens, other than Permitted Liens and Liens created under the Security Documents and having a maturity of not greater than 1 year from the date of acquisition: (a) readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, (b) readily marketable direct obligations denominated in US Dollars of any other sovereign government or any agency or instrumentality thereof which are unconditionally guaranteed by the full faith and credit of such government and which have a rating equivalent to at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P, (c) insured certificates of deposit of, time deposits, or bankers' acceptances with any commercial bank that issues (or the parent of which issues) commercial paper rated as described in clause (d) below, is organized under the laws of the United States or any State thereof or is a foreign bank or branch or agency thereof acceptable to the Administrative Agent and, in any case, has combined capital and surplus of at least U.S. $1 billion (or the foreign currency equivalent thereof) or (d) commercial paper issued by any corporation organized under the laws of any State of the United States or any commercial bank organized under the laws of the United States or any State thereof or any foreign bank, each of which shall have a consolidated net worth of at least U.S. $250 million, rated at least "Prime-1" (or the then equivalent grade) by Moody's or "A-1" (or the then equivalent grade) by S&P.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

         "Change of Control" means at any time, the occurrence of any of the following: (a) any Person or two or more Persons (including any "group" as that term is used in Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of
1934) acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of voting Stock of AGCO (or other securities convertible into such voting Stock) representing 35% or more of the combined voting power of all voting Stock of AGCO; or (b) during any period of up to 24 consecutive months, commencing after the Agreement Date, individuals who at the beginning of such 24-month period were directors of AGCO (together with any new directors whose election to the board of directors or whose nomination for election by AGCO's stockholders was approved by a vote of at least two-thirds of the members of the board of directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute a majority of the board of directors of AGCO; or (c) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of, control over voting Stock of AGCO (or other securities convertible into such securities) representing 35% or more of the combined voting power of all voting Stock of AGCO; or (d) any "Change of Control", as defined in the Subordinated Note Indenture, shall occur; or (e) any "Change of Control", as defined in the Senior Note Indenture, shall occur; or (f) (i) AGCO shall fail to own, directly or indirectly, 100% of the Stock of each Material Subsidiary, or (ii) Massey Ferguson Corp. (or any other wholly-owned United States Subsidiary of AGCO (other than a Senior Note Guarantor) one hundred percent of whose Stock is pledged to the Administrative Agent) shall fail to own, directly or indirectly, 100% of all Stock of each Foreign Subsidiary that is a Material Subsidiary.

         "Closed Facility" means the manufacturing facilities of AGCO and its Subsidiaries disclosed on Schedule C-1 hereto, which, as of the Agreement Date, are no longer operating or operating on a minimal basis, together with the Real Property on which such facilities are located and all buildings and improvements thereon.

         "Co-Documentation Agents" has the meaning specified in the introductory paragraph of this Agreement.

         "Collateral" means all "Collateral" referred to in the Security Documents and all other property (including, but not limited to, the proceeds of such "Collateral" and all after-acquired property) that is or is intended to be subject to any Lien in favor of the Appropriate Agent for the benefit of the Issuing Banks and the Lenders in accordance with the terms of the Security Documents.

         "Commitment" of any Lender means its Multi-Currency Commitment and/or Canadian Facility Commitment and of any Issuing Bank means its Letter of Credit Commitment; and "Commitments" means all Multi-Currency Commitments and Canadian Facility Commitments.

         "Common Stock" means the common stock, par value U.S. $.01 per share, of AGCO.

         "Computation Date" means the date on which the Equivalent Amount of any Offshore Currency Loan is determined.

         "Consolidated" refers to the consolidation of accounts in accordance with GAAP, except that, in the case of AGCO, notwithstanding GAAP, "Consolidated" shall refer to the consolidation of accounts of AGCO and its Restricted Subsidiaries and not of AGCO and its Subsidiaries.

         "Consolidated EBITDA" means, for any period, (a) Consolidated Net Income (or net loss) for such period, plus (b) Consolidated Net Interest Expense for such period and all of the following amounts deducted in arriving at such Consolidated Net Income: (i) amounts in respect of taxes imposed on or measured by income or excess profits (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses on sales of assets, to the extent such gains or losses are not included in the definition of Consolidated Net Income), (ii) depreciation and amortization expense, (iii) restructuring and other infrequent expenses, (iv) losses under any Securitization Facility incurred in connection with the initial transfer of Receivables thereunder, (v) in respect of any calculation including the fiscal quarter ending March 31, 2001, the aggregate amount of consent fees and the solicitation agent fee paid by AGCO in March 2001 in connection with the Subordinated Note Indenture, and (vi) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), minus
(c) all non-cash items increasing Consolidated Net Income, all as determined in accordance with GAAP. Upon the consummation of the Merger, for purposes of calculating "Consolidated EBITDA" hereunder for any quarter during which the financial performance of Target was not consolidated with AGCO, "Consolidated EBITDA" shall be calculated by giving pro forma effect to the Merger as if the Merger has occurred as of the first day of such quarter and, in connection with such calculation for any period including the fiscal quarters ending September 30, 2000 and December 31, 2000, the product recall expenses of Target incurred during such quarters shall be included as "other infrequent expenses" hereunder.

         "Consolidated Interest Expense" means, for any period, the sum of (a) all amounts that would be deducted in arriving at Consolidated Net Income for such period in respect of interest charges (including amortization of debt discount and expense and imputed interest on Capitalized Leases) and (b) interest expense attributable to any Securitization Funding for such period.

         "Consolidated Interest Income" means, for any period, the sum of all amounts that would be included, for purposes of determining Consolidated Net Income, as income of AGCO and its Restricted Subsidiaries for such period in respect of interest payments by third parties to AGCO and its Restricted Subsidiaries.

         "Consolidated Net Income" means, for any period, the net income (or deficit) of AGCO and its Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, but including the income (or deficit) of any Person that becomes a Restricted Subsidiary or is merged into AGCO or a Restricted Subsidiary during such period that accrued during such period prior to the date on which it became a Restricted Subsidiary or was merged into AGCO or a Restricted Subsidiary, provided that there shall be excluded for purposes of calculating Consolidated Net Income: (a) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which AGCO or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by AGCO or such Restricted Subsidiary in the form of cash dividends or similar distributions; (b) the undistributed earnings of any Restricted Subsidiary (other than a Borrowing Subsidiary or a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary; (c) any aggregate net gain or aggregate net loss during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities);
(d) any write-up of any asset, or any write-down of any asset other than Receivables or Inventory; (e) any net gain from the collection of the proceeds of life insurance policies; (f) any gain or loss arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of AGCO or any Restricted Subsidiary; and (g) any net income or gain or any net loss during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments.

         "Consolidated Net Interest Expense" means, for any period, (a) Consolidated Interest Expense for such period, minus (b) Consolidated Interest Income for such period.

         "Consolidated Net Worth" means, as of the last day of any fiscal quarter of AGCO, the sum as of such day of the capital stock (but excluding treasury stock and capital stock subscribed and unissued) and surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus) accounts of AGCO and its Restricted Subsidiaries appearing on a consolidated balance sheet of AGCO and its Restricted Subsidiaries, after eliminating all intercompany transactions, all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries and all currency-translation gains and losses.

         "Consolidated Tangible Net Worth" means, as of the last day of any fiscal quarter of AGCO, Consolidated Net Worth as of such day, after deducting therefrom (without duplication of deductions): (a) the net book amount of all assets, after deducting any reserves applicable thereto, which would be treated as intangible under GAAP, including without limitation such items as good will, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; (b) any write-up in the book value of any asset on the books of AGCO or any Restricted Subsidiary resulting from a revaluation thereof subsequent to the date hereof and after the date of acquisition thereof; and (c) all deferred charges (other than prepaid expenses).

         "Consolidated Total Assets" means, as of the last day of any fiscal quarter of AGCO, the total assets of AGCO and its Restricted Subsidiaries that would appear on a Consolidated balance sheet of AGCO and its Restricted Subsidiaries prepared in accordance with GAAP as of such day, after eliminating all intercompany transactions and all amounts properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries.

         "Contract Period" means, with respect to a Bankers' Acceptance, the term, subject to availability, selected by the Canadian Subsidiary and notified to the Canadian Administrative Agent in accordance with Section 2.2, commencing on the date of the Advance with respect to such Bankers' Acceptance or on the date of Conversion or rollover in accordance with Section 2.13(h), as applicable, and expiring on a Business Day which shall not be less than 30 days nor more than 180 days thereafter, and which shall not, in any event, expire after the Maturity Date.

         "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.7 or 2.8.

         "Co-Syndication Agents" has the meaning specified in the introductory paragraph of this Agreement.

         "Default" means any of the events specified in Section 8.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute such event an Event of Default.

         "Defaulting Lender" means, at any time, any Lender that, at such time, owes any amount required to be paid by such Lender to the Appropriate Agent, the Appropriate Issuing Bank or any other Lender hereunder or under any other Loan Document which has not been so paid as of such time (including, without limitation, any amount required to be paid by such Lender to fund a Letter of Credit Advance, to purchase its Pro Rata Share in a Swing Line Advance or otherwise fund its Pro Rata Share of any Borrowing).

         "Default Rate" means a simple per annum interest rate equal to, (a) with respect to outstanding principal, the sum of (i) the Base Rate or the LIBO Rate, as applicable, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%), and (b) with respect to all other Obligations, the sum of (i) the Base Rate, plus (ii) the highest Applicable Margin, plus (iii) two percent (2%).

         "Discount Note" means a non-interest bearing promissory note substantially in the form of Exhibit E, denominated in Canadian Dollars, issued by the Canadian Subsidiary to a Non BA Lender to evidence a BA Equivalent Loan.

         "Discount Proceeds" means, for any Bankers' Acceptance, an amount calculated on the date of the Canadian Facility Advance with respect to such Bankers' Acceptance or on the date of the Conversion or on the date of the rollover pursuant to Section 2.13(h), as applicable, calculated by dividing the face amount of such Bankers' Acceptance by the sum of one plus the product of
(1) the Discount Rate divided by 100 and multiplied by (2) a fraction, the numerator of which is the applicable Contract Period and the denominator of which is 365.

         "Discount Rate" means, with respect to a Bankers' Acceptance being issued on any date, the percentage discount rate (rounded up or down to the second decimal place with .005 % being rounded up) published on the Reuters' Screen CDOR Page as the average discount bid rate for Canadian interbank bankers' acceptances having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance. If such percentage discount rate is not so published, the Discount Rate shall be the percentage discount rate determined by the Canadian Administrative Agent as being the arithmetic average (rounded up or down to the second decimal place with .005% being rounded up) of the percentage discount bid rate available on that day for bankers' acceptances having a comparable issue and maturity date as the issue and maturity date of such Bankers' Acceptance.

         "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender, as the case may be, or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

         "Dormant Subsidiary" means, as of the Agreement Date, any Subsidiary of AGCO not conducting any business or other activities and not owning any assets in excess of U.S. $50,000 on such date.

         "Eligible Assignee" means a commercial bank, a finance company, an insurance company or other financial institution (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, having a combined capital and surplus of at least U.S. $500,000,000.

         "English Subsidiary One" has the meaning specified in the introductory paragraph of this Agreement.

         "English Subsidiary Two" has the meaning specified in the introductory paragraph of this Agreement.

         "Environmental Action" means any administrative, regulatory, or judicial action, suit, demand, demand letter, claim, notice of non-compliance or violation, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law or any Environmental Permit, including, without limitation (a) any claim by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any Environmental Law, and (b) any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to the environment or, to public health and welfare in respect of Hazardous Materials.

         "Environmental Law" means, with respect to any property or Person, any federal, state, provincial, local or foreign law, rule, regulation, order, writ, judgment, injunction, decree, determination or award applicable to such property or Person relating to the environment, public health and welfare in respect of Hazardous Materials, including, without limitation, to the extent applicable to such property or Person, CERCLA, the

Resource Conservation and Recovery Act, the Hazardous Materials Transportation Act, the Clean Water Act, the Toxic Substances Control Act, the Clean Air Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act, as any of the foregoing may be from time to time amended, supplemented or otherwise modified.

         "Environmental Permit" means, with respect to any property or Person, any permit, approval, identification number, license or other authorization required under any Environmental Law applicable to such property or Person.

         "Equivalent Amount" means (i) whenever this Agreement requires or permits a determination on any date of the equivalent in U.S. dollars of an amount expressed in an Offshore Currency, the equivalent amount in U.S. dollars of such amount expressed in an Offshore Currency as determined by the Administrative Agent on such date on the basis of the Spot Rate for the purchase of U.S. dollars with such Offshore Currency on the relevant Computation Date provided for hereunder; or (ii) whenever this Agreement requires or permits a determination on any date of the equivalent amount in an Offshore Currency of such amount expressed in U.S. dollars, the equivalent amount in such Offshore Currency of such amount expressed in U.S. dollars as determined by the Administrative Agent on such date on the basis of the Spot Rate for the purchase of such Offshore Currency with U.S. dollars on the relevant Computation Date provided for hereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, supplemented or otherwise modified from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" of any Person means any other Person that for purposes of Title IV of ERISA is a member of such Person's controlled group, or under common control with such Person, within the meaning of Section 414 of the Internal Revenue Code.

         "ERISA Event" with respect to any Person means:

                  (a) either (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan for which such Person or any of its ERISA Affiliates is the plan administrator or the contributing sponsor, as defined in Section 4001(a)(13) of ERISA unless the 30-day notice requirement with respect to such event has been waived by the PBGC, or (ii) the requirements of subsection (a) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;

                  (b) the provision by the administrator of any Plan of such Person or any of its ERISA Affiliates of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

                  (c) the cessation of operations at a facility of such Person or any of its ERISA Affiliates in the circumstances described in Section 4062(e) of ERISA;

                  (d) the withdrawal by such Person or any of its ERISA Affiliates from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;

                  (e) the failure by such Person or any of its ERISA Affiliates to make a payment to a Plan required under Section 302(f)(1) of ERISA;

                  (f) the adoption of an amendment to a Plan of such Person or any of its ERISA Affiliates requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or

                  (g) the institution by the PBGC of proceedings to terminate a Plan of such Person or any of its ERISA Affiliates, pursuant to
Section 4042 of ERISA, or the occurrence of any event or condition described in
Section 4042 of ERISA that could constitute grounds for the termination of, or the appointment of a trustee to administer, such Plan.

         "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "European Securitization" means funding in connection with sales by certain Foreign Subsidiaries of AGCO of wholesale Receivables invoiced to third parties at addresses located in Europe under a securitization trust vehicle, as more fully set forth in the European Securitization Documents.

         "European Securitization Documents" means (a) that certain Receivables Transfer Agreement among AGCO Services Limited, French Subsidiary, English Subsidiary One and Rabobank London dated April 12, 2001, (b) that certain Receivables Transfer Agreement among AGCO Services Limited, AGCO Iberia S.A., English Subsidiary One, and Rabobank London dated April 12, 2001, (c) that certain Receivables Transfer Agreement among AGCO Services Limited, German Subsidiary One, English Subsidiary One and Rabobank London dated April 12, 2001,
(d) that certain Receivables Purchase

Agreement among AGCO, AGCO Services Limited, English Subsidiary One, Erasmus Capital Corporation, and Rabobank London dated April 12, 2001, and (e) all other agreements in form and substance satisfactory to the Administrative Agent executed in connection with, or in replacement of, the foregoing, as the same may be amended, supplemented or modified from time to time with the consent of the Administrative Agent.

         "Event of Default" has the meaning specified in Section 8.1.

         "Excess Proceeds" has the meaning specified in the Subordinated Note Indenture.

         "Existing L/Cs" has the meaning specified in Section 2.10(a) hereof.

         "Facility" means the Multi-Currency Facility, the Canadian Facility or the Letter of Credit Subfacility.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "Fee Letter" means, that certain fee letter executed by AGCO setting forth the applicable fees relating to this Agreement to be paid to the Administrative Agent, on its behalf and on behalf of the Lenders.

         "Finance Company" means AGCO Finance LLC, Agricredit Acceptance Canada, Ltd., Agricredit Ltd., AgriFinance SNC, Agricredit GmbH, and any other Person
(a) not a Subsidiary of AGCO, (b) in whom AGCO or its Subsidiaries holds an Investment, and (c) which is engaged primarily in the business of providing retail financing to purchasers of agricultural equipment.

         "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, to (b) the sum of (i) Consolidated Net Interest Expense for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, plus
(ii) the aggregate scheduled principal amount of Funded Debt to be paid within one year after the last day of such fiscal quarter, plus (iii) the aggregate amount of all Capital Expenditures made by AGCO and its

Restricted Subsidiaries for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter, plus (iv) the aggregate amount of dividends paid by AGCO for such fiscal quarter and the three fiscal quarters of AGCO immediately preceding such fiscal quarter; provided, however, upon consummation of the Merger, for purposes of calculating the "Fixed Charge Coverage Ratio" for any fiscal quarter during which the financial performance of Target was not Consolidated with AGCO, an amount of $3,500,000 for each such fiscal quarter shall be added to clause (b)(i) above, and an amount of $1,250,000 for each such fiscal quarter shall be added to clause (b)(iii) above.

         "Foreign Exchange Agreement" means a foreign currency exchange hedging product providing foreign currency exchange protection.

         "Foreign Subsidiary" means a Subsidiary of AGCO not organized under the laws of the United States or any jurisdiction thereof.

         "French Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Funded Debt" means without double-counting, with respect to AGCO on a Consolidated basis, as of any date of determination, all obligations of the type described in clauses (a) through (e) of the definition of "Indebtedness" set forth in Article 1 hereof and any Guaranty of any of the foregoing for which a demand for payment has been received, and specifically including, without limitation, the amount of Borrower Outstandings hereunder. Upon the consummation of the Merger, for purposes of calculating the amount of "Funded Debt" hereunder outstanding as of the last day of any fiscal quarter during which the financial performance of Target was not Consolidated with AGCO, an additional amount of $175,000,000 of Funded Debt shall be deemed to have been outstanding as of the last day of each such fiscal quarter.

         "GAAP" has the meaning specified in Section 1.3.

         "General Syndication Closing Date" has the meaning set forth in Section 10.7(h) hereof.

         "German Subsidiary One" has the meaning specified in the introductory paragraph of this Agreement.

         "German Subsidiary Two" has the meaning specified in the introductory paragraph of this Agreement.

         "Governmental Authority" means any government or political subdivision of the United States or any other country or any agency, authority, board, bureau, central bank, commission, department or instrumentality thereof or therein, including, without limitation, any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to such government or political subdivision.

         "Guaranty" or "Guaranteed," as applied to an obligation (each a "primary obligation"), means and includes (a) any guaranty, direct or indirect, in any manner, of any part or all of such primary obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of any part or all of such primary obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit, and any obligation of such Person (the "primary obligor"), whether or not contingent,
(i) to purchase any such primary obligation or any property or asset constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of such primary obligation or (2) to maintain working capital, equity capital or the net worth, cash flow, solvency or other balance sheet or income statement condition of any other Person, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner or holder of any primary obligation of the ability of the primary obligor with respect to such primary obligation to make payment thereof or (iv) otherwise to assure or hold harmless the owner or holder of such primary obligation against loss in respect thereof; provided, however, "Guaranty" shall not include non-binding comfort letters limited to corporate intent or policies.

         "Guarantors" means each of the Persons listed under the heading of "Guarantor" on Schedule G-1 hereof, and each other Person that delivers a Guaranty Agreement at any time hereafter.

         "Guaranty Agreements" means the guaranty agreements, guaranty and indemnity deeds, and other similar agreements delivered on the Agreement Date by each of the Persons listed under the heading of "Guarantor" on Schedule G-1 hereto, guaranteeing or providing an indemnity for the obligations described on Schedule G-1 hereto, and any other agreement delivered after the Agreement Date (including by way of supplement or amendment to any guaranty or indemnity agreement) by any Person providing an indemnity or guaranty of all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Hazardous Materials" means any pollutants, contaminants, toxic or hazardous substances, materials, wastes, constituents, compounds, chemicals, natural or manmade elements or forces (including, without limitation, petroleum or any by-products or fractions thereof, any form of natural gas, lead, asbestos and asbestos-containing materials building construction materials and debris, polychlorinated biphenyls ("PCBs") and PCB-containing equipment, radon and other radioactive elements, ionizing radiation, electromagnetic field radiation and other non-ionizing radiation, sonic forces and other natural forces, infectious, carcinogenic, mutagenic, or etiologic agents, pesticides, defoliants, explosives, flammables, corrosives and urea formaldehyde foam insulation) that are regulated by, or may now or in the future form the basis of liability under, any Environmental Laws.

         "Indebtedness" means, with respect to any Person on any date of determination (without duplication):

                  (a)      the principal of and premium (if any) in respect of
(i) indebtedness of such Person for money borrowed and (ii) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

                  (b) all obligations under Capitalized Leases of such Person;

                  (c) all obligations of such Person issued or assumed as the deferred purchase price of property or services, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (excluding trade accounts payable and accrued liabilities arising in the ordinary course of business but only if and so long as such accounts are payable on trade terms customary in the industry), which purchase price or obligation is due more than six months after the date of placing such property in service or taking delivery and title thereto of the completion of such services (provided that, in the case of obligations of an acquired Person assumed in connection with an acquisition of such Person, such obligations would constitute Indebtedness of such Person);

                  (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

                  (e)      the principal amount of any Securitization Funding;

                  (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of the Stock of such Person;

                  (g)      all obligations of the type referred to in clauses
(a) through (f) above of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guaranty;

                  (h)      all obligations of the type referred to in clauses
(a) through (g) above of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

                  (i) to the extent not otherwise included in this definition, all obligations of such Person under Interest Hedge Agreements or Foreign Exchange Agreements.

The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date. For purposes of this Agreement, Indebtedness, with respect to any Person as of any date, means the actual amount of Indebtedness then outstanding with respect to which such Person is then liable without deduction for any discount therefrom as may be reflected on such Person's financial statements to reflect the value of any warrants or other equity securities that may be issued together with such Indebtedness. Indebtedness shall not include, for purposes of this Agreement, obligations in connection with the factoring of Receivables permitted hereunder, provided that the Receivables subject to such factoring arrangement are not required under GAAP to be included on the Consolidated balance sheet of AGCO and its Subsidiaries.

         "Indemnified Party" has the meaning specified in Section 10.4.

         "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

         "Interest Hedge Agreements" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

         "Interest Period" means, for each LIBO Rate Advance comprising part of the same Borrowing (or portion of the same Borrowing), the period commencing on the date of such LIBO Rate Advance or the date of Conversion of any Base Rate Advance into such LIBO Rate Advance, and ending on the last day of the period selected by any Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower requesting a Borrowing pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months (or such shorter time period as may be acceptable to the Administrative Agent), as such Borrower may, upon notice received by the Administrative Agent (or if such Borrower is the Canadian Subsidiary, the Canadian Administrative Agent) not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided that:

                  (a) the duration of any Interest Period for any LIBO Rate Advance that commences before the repayment date for such Advance and otherwise ends after such repayment date shall end on such repayment date;

                  (b) if any Borrower fails to select the duration of any Interest Period for a LIBO Rate Advance, the duration of such Interest Period shall be one month;

                  (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day; provided that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                  (d) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month;

                  (e) prior to the General Syndication Closing Date, (i) no Borrower shall select an Interest Period in excess of one month, (ii) Borrowers may be permitted to select Interest Periods of less than one month duration with the consent of the Administrative Agent and (iii) no Borrower shall receive a LIBO Rate Advance having an Interest Period ending on any day other than the last day of the Interest Period of any other outstanding LIBO Rate Advance; and

                  (f) such Borrower shall not select an Interest Period that ends after the Maturity Date.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "IntraLinks" means IntraLinks, Inc. or any other digital workspace provider selected by the Administrative Agent from time to time after notice to AGCO.

         "Inventory" means, with respect to any Person, all goods, merchandise and other personal property owned and held for sale in the ordinary course of its business, and all raw materials, work or goods in process, materials and supplies of every nature which contribute to the finished products of such Person.

         "Investment" by any Person in any other Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of such Person) or other extensions of credit (including by way of Guaranty or similar arrangement) or capital contributions to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Stock, Indebtedness or other similar instruments issued by such Person.

         "Issuing Bank" means either the Multi-Currency Issuing Bank or the Canadian Issuing Bank.

         "L/C Cash Collateral Account" has the meaning specified in Section 8.3.

         "L/C Related Documents" has the meaning specified in Section 2.10(d).

         "Landlord and Warehouseman Waivers" means landlord waivers, mortgagee waivers, bailee letters, or acknowledgement agreements of any warehouseman, processor, lessor, consignee, or other similar Person in possession of, having a Lien upon, or having rights or interests in any personal property which is the subject of the Security Agreement in respect of any Loan Party, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         "Lenders" means those lenders whose names are set forth on the signature pages hereof under the heading "Lenders" and any assignees of the Lenders who hereafter become parties hereto pursuant to and in accordance with
Section 10.7 hereof; and "Lender" means any one of the foregoing Lenders.

         "Letter of Credit" has the meaning specified in Section 2.10(a).

         "Letter of Credit Advance" means an advance made by the Issuing Bank pursuant to Section 2.10(c).

         "Letter of Credit Agreement" has the meaning specified in Section 2.10(b).

         "Letter of Credit Commitment" means, with respect to each Issuing Bank, the amount set forth opposite such Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment", or, if such Issuing Bank has entered into an Assignment and Acceptance, set forth in the Register maintained by the Administrative Agent pursuant to Section 10.7(c), as such amount may be reduced at or prior to such time pursuant to Section 2.3.

         "Letter of Credit Subfacility" means the aggregate Available Amounts of Letters of Credit the Issuing Banks may issue pursuant to Section 2.10(a), which shall not exceed U.S. $15,000,000.

         "LIBOR Lending Office" means, with respect to any Lender and any currency, the office of such Lender specified as its "LIBOR Lending Office" for such currency opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), as the case may be, or such other office of such Lender as such Lender may from time to time specify to AGCO and the Administrative Agent.

         "LIBO Rate" means, for any Interest Period for all LIBO Rate Advances by any Lender (whether or not a commercial bank) comprising part of the same Borrowing in any currency, an interest rate per annum equal to the rate per annum:

         (a) in the case of currencies other than Canadian Dollars, obtained by dividing

                           (i) either (x) the rate per annum for deposits in such currency that appears on page 3750 (if such currency is U.S. dollars, British pounds, German deutschemarks or Swiss francs), page 3740 (if such currency is Dutch guilders, French francs or Italian lira), the page that from time to time may be applicable thereto (if such currency is European Union euros) of the Telerate Plus Service (or any other page that may replace any such page on such service or is applicable to any other Offshore Currency, in the judgment of the Administrative Agent), or (y) if a rate cannot be determined pursuant to clause (x) above, a rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in such currency are available to the Administrative Agent as determined by the Administrative Agent in London, England to prime banks in the interbank market, at 11:00 A.M. (London time) two Business

                  Days before the first day of such Interest Period and for a period equal to such Interest Period, by

                           (ii) a percentage equal to 100%, minus the LIBO Rate Reserve Percentage for such Interest Period, and

         (b) in the case of Canadian Dollars, the rate per annum determined by the Canadian Administrative Agent as its rate for cost of funds for borrowings for a period equal to such Interest Period.

         "LIBO Rate Advance" means an Advance denominated in U.S. dollars or in an Offshore Currency that bears interest at the LIBO Rate plus the Applicable Margin in effect for LIBO Rate Advances from time to time.

         "LIBO Rate Reserve Percentage" means the percentage which is in effect from time to time under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on LIBO Rate Advances is determined), whether or not any Lender has any Eurocurrency Liabilities subject to such reserve requirement at that time. The LIBO Rate for any LIBO Rate Advance shall be adjusted as of the effective date of any change in the LIBO Rate Reserve Percentage.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment by way of security, charge, hypothec, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Loan Documents" means this Agreement, the Notes, the Guaranty Agreements, the Security Documents, the Securitization Intercreditor Agreement, all L/C Related Documents, the Fee Letter, each Notice of Borrowing, Notice of Issuance, and all other documents, instruments, certificates, and agreements executed or delivered by AGCO or its Subsidiaries in connection with or pursuant to this Agreement.

         "Loan Parties" means the Borrowers, the Guarantors, the Pledgors, each Material Subsidiary and each other Person executing a Security Document to provide Collateral for the Obligations.

         "Margin Stock" has the meaning specified in Regulation U.

         "Material Adverse Effect" means, as of any date of determination, a material adverse effect on (a) the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Restricted Subsidiaries, taken as a whole, (b) the material rights and remedies of either Agent or any Lender under any Loan Document or in any Collateral, or (c) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is or is to be a party.

         "Material Contract" means, with respect to any Person, each contract to which such Person is a party (a) involving aggregate minimum consideration payable to or by such Person in any year of U.S. $25,000,000, or (b) otherwise material to the business, condition (financial or otherwise), operations, properties or prospects of AGCO and its Subsidiaries, taken as a whole, and for which no alternative source of performance by the other party or parties thereto is readily available, and each other contract to which AGCO or a Subsidiary is a party which covers and/or replaces the services and/or arrangements which are provided for in any of the foregoing.

         "Material Subsidiary" means a Restricted Subsidiary of AGCO which meets any of the following conditions:

         (a) Such Subsidiary's total assets, in the aggregate (after intercompany eliminations), equals or exceeds 10% of the Consolidated Total Assets, as of the end of the most recently completed fiscal quarter; or

         (b) The net revenues of such Subsidiary equals or exceeds 10% of net revenues of AGCO and its Restricted Subsidiaries on a Consolidated basis for the most recently completed fiscal quarter and the three immediately preceding completed fiscal quarters.

         "Maturity Date" means the earlier of October 17, 2005 and the date of termination in whole of the Commitments pursuant to Section 2.3 or 8.1.

         "Merger" means the merger on or prior to the Agreement Date of US Subsidiary and Target, as more fully described in that certain Agreement and Plan of Merger dated as of November 20, 2000, between Target, US Subsidiary and AGCO.

         "Moody's" means Moody's Investors Service, Inc. and it successors.

         "Multi-Currency Advance" has the meaning specified in Section 2.1(a).

         "Multi-Currency Borrowing" means a borrowing consisting of simultaneous Multi-Currency Advances of the same Type made by the Multi-Currency Lenders.

         "Multi-Currency Borrower" means each Borrower other than the Canadian Subsidiary.

         "Multi-Currency Borrower Outstandings" means, on any date of determination:

                  (a) the aggregate principal amount of all Swing Line Advances made to AGCO, plus the aggregate principal amount of all Multi-Currency Advances in U.S. dollars and of the Equivalent Amount in U.S. dollars of all Multi-Currency Advances in Offshore Currencies, in either case outstanding on such date of determination, plus;

                  (b) the aggregate principal amount of all Letter of Credit Advances in U.S. dollars and of the Equivalent Amount of all Letter of Credit Advances in Offshore Currencies, in either case in respect of Letters of Credit outstanding on such date of determination and issued for the account of any Multi-Currency Borrower, plus;

                  (c) the aggregate of the Available Amount of all Letters of Credit denominated in U.S. dollars and the Equivalent Amount of the Available Amount of all Letters of Credit denominated in other currencies, in either case issued for the account of Multi-Currency Borrowers and outstanding on such date of determination.

         "Multi-Currency Commitment" means, with respect to any Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Multi-Currency Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 10.7(c) as such Lender's "Multi-Currency Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.3.

         "Multi-Currency Facility" means, at any time, the aggregate amount of the Multi-Currency Lenders' Multi-Currency Commitments at such time, which shall not exceed the Equivalent Amount of U.S. $330,000,000.

         "Multi-Currency Issuing Bank " means Rabobank and its successors and assigns hereunder as issuer of Letters of Credit for the accounts of Multi-Currency Borrowers.

         "Multi-Currency Lender" means any Lender that has a Multi-Currency Commitment.

         "Multiemployer Plan" of any Person means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, that is subject to ERISA and to which such Person or any of its ERISA Affiliates is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

         "Multiple Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and (a) is maintained for employees of such Person or any of its ERISA Affiliates and at least one Person other than such Person and its ERISA Affiliates or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

         "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Indebtedness or Stock, any securities convertible into or exchangeable for Stock or any warrants, rights or options to acquire Stock by any Person, the aggregate amount of cash received from time to time by or on behalf of such Person in connection with such transaction, after deducting therefrom only (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction, and (c) the principal amount of, premium or penalty, if any, and interest on any Indebtedness (other than the Advances) that is secured by a Lien on the assets in question, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate and are properly attributable to such transaction or to the asset that is the subject thereof.

         "Netherlands Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Non BA Lender" means a Canadian Facility Lender or Participant that cannot or does not as a matter of policy issue bankers' acceptances.

         "Note" means, collectively, (a) any promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit B-1 hereto in the case of any Multi-Currency Borrower, or of Exhibit B-2 hereto, in the case of the Canadian Subsidiary, evidencing the aggregate indebtedness of such Borrower to such Lender, and (b) any promissory note executed by AGCO payable to the Swing Line Bank in the amount of the Swing Line Sublimit.

         "Notice of Borrowing" has the meaning specified in Section 2.2(a).

         "Notice of Issuance" has the meaning specified in Section 2.10(b).

         "Obligations" means, (a) all payment and performance obligations of the Borrowers to the Lenders, the Issuing Banks, and the Agents under this Agreement and the other Loan Documents (including all obligations under Letters of Credit and including any interest, fees and expenses that, but for the provisions of the Bankruptcy Code, would have accrued), as they may be amended from time to time, or as a result of making the Advances or issuing the Letters of Credit,
(b) the obligation to pay an amount equal to the amount of any and all damages which the Issuing Banks, the Lenders and the Agents, or any of them, may suffer by reason of a breach by any Loan Party of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, (c) all obligations of any Borrower to pay the face amount of Bankers' Acceptances, and
(d) all obligations of the Borrowers to the Administrative Agent under the Fee Letter.

         "Offshore Currency" means (a) British pounds, Canadian Dollars, Dutch guilders, German deutschemarks, French francs, and European Union euros, and (b) any Agreed Alternative Currency.

         "Original Currency" has the meaning ascribed to such term in Section
11.3 hereof.

         "Other Currency" has the meaning ascribed to such term in Section 11.3 hereof.

         "Other Taxes" has the meaning specified in Section 11.4.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Participant" has the meaning specified in Section 10.7(e).

         "Permitted Amount" means, for any fiscal year, the amount corresponding to such fiscal year as set forth in the table in Section 7.19(e) hereof.

         "Permitted Liens" means:

                  (a) Any Lien in favor of the Agents, the Issuing Banks or the Lenders given to secure the Obligations;

                  (b) (i) Liens on Real Property for real property taxes not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies, or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

                  (c) Liens of landlords and liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

                  (d) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

                  (e) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of Real Property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

                  (f) Purchase money security interests, provided that such Lien attaches only to the asset so purchased by such Person and secures only Indebtedness incurred by such Person in order to purchase such asset, but only to the extent permitted by Section 7.1(b) hereof;

                  (g) Liens existing on the property of a Person (including Target and its Subsidiaries to the extent such Liens are disclosed on Schedule 4.1(p)) immediately prior to its being acquired by AGCO or a Restricted Subsidiary, or any Lien existing on any property acquired by AGCO or a Restricted Subsidiary at the time such property is so acquired; provided that no such Lien shall have been created or assumed in contemplation of such Person's becoming a Restricted Subsidiary or such acquisition of property; and provided, that each such Lien shall at all times be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property that is an improvement to or is acquired for specific use in connection with such acquired property;

                  (h) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (i) Judgment liens that (i) do not have a Material Adverse Effect, and (ii) do not cause an Event of Default hereunder;

                  (j) Liens on wholesale Receivables (and the Related Assets) sold pursuant to a Securitization Facility, and on Receivables sold under any factoring arrangement permitted hereunder;

                  (k) Precautionary financing statements filed by lessors with respect to equipment leases under which AGCO or a Restricted Subsidiary is lessee;

                  (l) Liens arising in connection with Tax Abatement Transactions permitted hereunder;

                  (m) Liens encumbering customary initial deposits and margin deposits that are either within the general parameters customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Hedge Agreements and Foreign Exchange Agreements and forward contracts, options, future contracts, future options or similar agreements or arrangements designed solely to protect AGCO or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

                  (n) Liens on Real Property owned by Dronningborg Industries AS as of the Agreement Date securing Indebtedness permitted by
Section 7.1(h)(ii);

                  (o) Liens securing reimbursement obligations with respect to letters of credit that encumber documents of title and property shipped under such letters of credit, to the extent the incurrence of such reimbursement obligations are permitted hereunder;

                  (p) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (q) Any other Liens that do not exceed $10,000,000 in the aggregate at any time outstanding; and

                  (r) To the extent that Indebtedness secured thereby is permitted by the terms of this Agreement to be extended, renewed, replaced or refinanced, a future Lien upon any property which is subject to a Permitted Lien described in clauses (f) or (g) above, if such future Lien attaches only to the same property, secures only such permitted extensions, replacements, renewals or refinancings and is of like quality, character and extent, and otherwise satisfies all of the terms and conditions of this Agreement.

         "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Plan" means a Single Employer Plan or a Multiple Employer Plan that is subject to ERISA.

         "Pledge Agreements" means any pledge agreement, charge over shares or similar agreement delivered on the Agreement Date by each of the Persons listed under the heading of "Pledgor" on Schedule P-1 hereto, granting a Lien on the Stock described on Schedule P-1 hereto in favor of the Appropriate Agent, and any other agreement delivered after the Agreement Date (including by way of supplement to any pledge agreement) by any Person granting a Lien on any Stock owned by such Person, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Pledgors" means each of Persons listed under the heading of "Pledgor" on Schedule P-1 hereof, and each other Person that at any time hereafter pledges any of its assets (including Stock of any of its Subsidiaries) to secure the Obligations or any part thereof.

         "Prior Credit Agreement" has the meaning set forth in the recitals hereto.

         "Pro Rata Share" of any amount means: (a) with respect to any Multi-Currency Lender at any time, an amount equal to (i) a fraction the numerator of which is the amount of such Lender's Multi-Currency Commitment at such time and the denominator of which is the Multi-Currency Facility at such time, multiplied by (ii) such amount, (b) with respect to any Canadian Facility Lender at any time, an amount equal to (i) a fraction the numerator of which is the amount of such Lender's Canadian Facility Commitment at such time and the denominator of which is the Canadian Facility at such time, multiplied by (ii) such amount, and (c) with respect to any Lender at any time, an amount equal to
(i) a fraction the numerator of which is the sum of the amount of such Lender's Multi-Currency Commitment and Canadian Facility Commitment at such time and the denominator of which is the Commitments of all Lenders at such time, multiplied by (ii) such amount.

         "Rabobank" has the meaning specified in the introductory paragraph of this Agreement.

         "Rabobank Canada" has the meaning specified in the introductory paragraph of this Agreement.

         "Rabobank London" means Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., trading as Rabobank International, London Branch.

         "Receivables" means right to payment for goods sold or leased or for services rendered whether or not it has been earned by performance.

         "Real Property" means, in respect of any Person, any estates or interests in real property now owned or hereafter acquired by such Person.

         "Real Property Collateral" means the parcel or parcels of Real Property and the related improvements thereto identified on Schedule 5.19, and any other Real Property subject to a Lien in favor of any Agent to secure all or any part of the Obligations.

         "Real Property Documents" means the mortgages, deeds of trust, or deeds to secure debt or similar instruments with respect to the Real Property Collateral, executed by one or more Loan Parties to secure all or any part of the Obligations, together with all related items, documents, and agreements, including without limitation, mortgagee title insurance policies, opinions of local counsel, existing environmental reports, existing surveys, and environmental indemnity agreements, and such other items as requested by the Administrative Agent, in each case as amended, supplemented or modified from time to time in accordance with its terms, and in form and substance satisfactory to the Administrative Agent.

         "Register" has the meaning specified in Section 10.7.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Related Assets" means, with respect to any Receivable conveyed pursuant to a Securitization Facility, all records, writings, contracts, payment intangibles, encumbrances, liens, security interests and similar adverse claims securing and supporting such Receivable.

         "Relevant Currency Time" means, for any Borrowing in any currency, the local time in the city where the Appropriate Agent's Account for such currency is located.

         "Required Lenders" means, at any time, (a) prior to the General Syndication Date, the greater of three Lenders or the number of Lenders determined by clause (b) below, and (b) on or after the General Syndication Date, (i) if the Borrower Outstandings equal zero, Lenders the total of whose Commitments equal or exceed fifty-one percent (51%) of all Commitments, or (ii) if the Borrower Outstandings exceed zero, Lenders whose Pro Rata Share of the Borrower Outstandings equals or exceeds fifty-one percent (51%) of the total principal amount of the Borrower Outstandings (in the Equivalent Amount in U.S. dollars as of the most recent Computation Date); provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination hereunder at such time, (x) the aggregate principal amount of Advances made by such Lender and outstanding at such time, (y) such Lender's Pro Rata Share of the Available Amount of any Letter of Credit or Swing Line Advances, and (z) such Lender's Commitments at such time.

         "Responsible Employee" means the Executive Chairman, President, Chief Financial Officer, Treasurer, General Counsel or any Associate or Assistant General Counsel, Assistant Treasurer or Vice President of AGCO or any equivalent position of any Borrowing Subsidiary; any other employee of any Borrower responsible for monitoring compliance with this Agreement or any other Loan Document; and, with respect to matters relating to ERISA, any individual having general management responsibility with respect to such matters.

         "Restricted Payment" means any direct or indirect distribution, dividend, or other payment to any Person on account of any general or limited partnership interest in, or shares of Stock or other securities of such Person and the payment of any management or similar fee to any Person.

         "Restricted Purchase" means any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Stock or other securities of, AGCO.

         "Restricted Subsidiaries" means, as of any date of determination, the Subsidiaries of AGCO as of such date whose accounts would be Consolidated with AGCO in accordance with GAAP, including each Material Subsidiary and excluding Agricredit Acceptance Canada, Ltd.

         "Reuters' Screen CDOR Page" means the display designated as page CDOR on the Reuters' Monitor Money Service or such other page as may, from time to time, replace the Reuters' Screen CDOR Page on that service for the purpose of displaying bid quotations for bankers' acceptances issued by leading Canadian banks.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., and its successors.

         "Same Day Funds" means (a) with respect to disbursements and payments in U.S. dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursements or payment for the settlement of international banking transactions in the relevant Offshore Currency.

         "Security Agreements" means (a) that certain Security Agreement of even date herewith among AGCO, US Subsidiary, certain U.S. Subsidiaries of AGCO and the Administrative Agent, (b) those certain Floating and Fixed Charges of even date herewith executed by each of English Subsidiary One, English Subsidiary Two, AGCO Manufacturing Limited and AGCO Services Limited in favor of the Administrative

Agent, (c) that certain Security under Section 427 of the Bank Act, that certain General Security Agreement (Ontario) of even date herewith, executed by the Canadian Subsidiary in favor of the Canadian Administrative Agent or one or more of the Canadian Facility Lenders, as applicable, together with all other notices, instruments or agreements related thereto (including notices under Section 427 of the Bank Act), (d) that certain Intellectual Property Security Agreement of even date herewith among AGCO, Massey Ferguson Corp., US Subsidiary, Hay & Forage Industries and the Administrative Agent, and (e) any other agreement delivered on or after the Agreement Date (including by way of supplement to any of the foregoing) by any Person granting a Lien on the assets of such Person (including, without limitation, any Lien on bank accounts of such Person) to secure all or any part of the Obligations, in each case as amended, supplemented or modified from time to time in accordance with its terms.

         "Security Documents" means, individually and collectively, the Pledge Agreements, the Security Agreements, and the Real Property Documents.

         "Securitization Documents" means the US Securitization Documents, the European Securitization Documents and any documents executed in connection with the Canadian Securitization, in form and substance satisfactory to the Administrative Agent.

         "Securitization Facility" means, individually or collectively, the US Securitization, the European Securitization and the Canadian Securitization.

         "Securitization Funding" means any Indebtedness, trust participations or any other interests that the Administrative Agent determines are equivalent thereto, incurred or issued by any Person purchasing Receivables in a Securitization Facility and applicable to the purchase of such Receivables. Any reference to the principal amount of Securitization Funding on any date refers to the "invested amount," "capital," "investment," or analogous term reflecting the amount paid for the purchase of Receivables in a Securitization Facility or any trust participations or other equivalent interests issued in connection therewith, in each case as of such date as determined by the Administrative Agent. Any reference to the interest expense attributable to any Securitization Funding refers to any interest expense in respect of any Indebtedness comprising the same or the equivalent of such interest expense, as determined by the Administrative Agent, with respect to such purchase of Receivables or any trust participations or other equivalent interests issued in connection therewith, in each case for such period.

         "Securitization Intercreditor Agreement" means that certain Intercreditor Agreement of even date herewith by and among Rabobank, in its capacity as Administrative Agent, Rabobank, in its capacity as Agent under the US Securitization, and Nieuw Amsterdam Receivables Corporation, as the same may be amended, restated or modified from time to time.

         "Senior Debt Ratio" means, on any date of determination, the ratio of
(a)(i) the average of the principal amount of Funded Debt outstanding as of the last day of each fiscal quarter for the four fiscal quarter period then ended, minus (ii) the amount of Indebtedness outstanding under the Senior Unsecured Notes and the Subordinated Notes as of the last day of the most recent fiscal quarter end, to (b) Consolidated EBITDA for the most recent fiscal quarter of AGCO for which financial statements have been delivered to the Administrative Agent pursuant to Section 6.1(b) and for the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter.

         "Senior Note Documents" means the Senior Unsecured Note Indenture, the Senior Unsecured Notes and such other documents executed by AGCO in connection therewith.

         "Senior Note Guarantors" means Hay & Forage Industries, AGCO Ventures LLC, Hesston Ventures Corporation, US Subsidiary, Ag-Chem Sales Co., Inc., Ag-Chem Manufacturing Co., Inc., Ag-Chem Equipment Canada, Ltd., Ag-Chem Equipment International, Inc. and Lor*Al Products, Inc.

         "Senior Note Trustee" means SunTrust Bank, in its capacity as trustee under the Senior Unsecured Note Indenture, and any successor trustee under the Senior Unsecured Note Indenture.

         "Senior Unsecured Note Indenture" means that certain Indenture dated as of April 17, 2001 by and among AGCO, as issuer, and the Senior Note Trustee, as amended, modified and supplemented from time to time.

         "Senior Unsecured Notes" means those certain $250,000,000 principal amount 9.5% Senior Unsecured Notes due 2008 issued by AGCO pursuant to the Senior Unsecured Note Indenture and any Exchange Notes (as defined in the Senior Unsecured Note Indenture) issued in substitution, replacement or exchange thereof.

         "Single Employer Plan" of any Person means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that is subject to ERISA and (a) is maintained for employees of such Person or any of its ERISA Affiliates and no Person other than such Person and its ERISA Affiliates, or (b) was so maintained and in respect of which such Person or any of its ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) the fair value of the tangible and intangible property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's tangible and intangible property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability; provided, however, that with respect to any Person organized under the laws of the United Kingdom, "Solvent" means that such Person is able to pay its debts as they fall due, is not deemed unable to pay its debts as they fall due within the meaning of Section 123(1) of the Insolvency Act of 1986 and that the value of its assets is greater than the value of its liabilities, taking into account contingent and prospective liabilities; provided, further, that with respect to any Person organized under the laws of Canada or its provinces "Solvent" means that (i) such Person is able to meet its obligations as they generally become due; (ii) such Person is currently paying its current obligations in the ordinary course of business as they generally come due; and (iii) the aggregate value of that Person's property is, at a fair valuation, sufficient, or if disposed of at a fairly conducted sale under legal process, would be sufficient to enable payment of all its obligations, due and accruing due.

         "Spot Rate" for a currency means the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its foreign exchange office at approximately 11:00 a.m. (New York time) on the date two Business Days prior to the date as of which the foreign exchange computation is made.

         "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Subfacility, other than a Trade Letter of Credit.

         "Stock" means, as applied to any Person, any stock, share capital, partnership interests or other equity of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Subordinated Note Documents" means the Subordinated Note Indenture, the Subordinated Notes and such other documents executed by AGCO in connection therewith.

         "Subordinated Note Indenture" means that certain Indenture dated as of March 20, 1996 by and among AGCO, as issuer, and the Subordinated Note Trustee, as amended, modified and supplemented from time to time.

         "Subordinated Notes" means those certain $250,000,000 principal amount 8 1/2% Subordinated Notes due 2006 issued by AGCO pursuant to the Subordinated
Note Indenture.

         "Subordinated Note Trustee" means SunTrust Bank, f/k/a SunTrust Bank, Atlanta, in its capacity as trustee under the Subordinated Note Indenture, and any successor trustee under the Subordinated Note Indenture.

         "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) 50% or more of (a) the issued and outstanding Stock (or the equivalent thereof) having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time Stock (or the equivalent thereof) of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Swing Line Advance" means an advance made by the Swing Line Bank pursuant to Section 2.1(c).

         "Swing Line Bank" means any Lender hereunder, as designated by AGCO in accordance with this Agreement with the written consent of the Administrative Agent, acting hereunder as "Swing Line Bank" to make Swing Line Advances to AGCO. The initial Swing Line Bank shall be SunTrust Bank.

         "Swing Line Borrowing" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank.

         "Swing Line Sublimit" has the meaning specified in Section 2.1(c).

         "Target" has the meaning ascribed in the recitals hereto.

         "Tax Abatement Transaction" means any revenue bond financing arrangement between any Person and a development authority or other similar governmental authority or entity for the purpose of providing property tax abatement to such Person whereby (i) the development authority issues revenue bonds to finance the acquisition of property that is now owned or hereafter acquired by AGCO or a Restricted Subsidiary, (ii) the property so transferred is leased back by AGCO or such Restricted Subsidiary, (iii) the bonds issued to finance the acquisition are owned by AGCO or a Restricted Subsidiary, (iv) the rental payments on the lease and the debt service payments on the bonds are substantially equal and (v) AGCO or such Restricted Subsidiary has the option to prepay the bonds, terminate its lease and reacquire the property for nominal consideration at any time; provided that if at any time any of the foregoing conditions shall cease to be satisfied, such transaction shall cease to be a Tax Abatement Transaction.

         "Taxes" has the meaning specified in Section 11.4.

         "Total Debt Ratio" means, at any date of determination, the ratio of
(a) the average of the principal amount of Funded Debt outstanding as of the last day of each fiscal quarter for the four fiscal quarter period then ended, to (b) Consolidated EBITDA for the most recent fiscal quarter of AGCO for which financial statements have been delivered to the Administrative Agent pursuant to
Section 6.1(b) and for the three complete fiscal quarters of AGCO immediately preceding such fiscal quarter.

         "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Subfacility for the benefit of a supplier of Inventory to AGCO or any of its Restricted Subsidiaries to support payment for such Inventory.

         "Type" refers to the distinction among Advances bearing interest at the Base Rate and Advances bearing interest at the LIBO Rate and Advances by way of Bankers' Acceptances.

         "United States dollars", "U.S. dollars" or "U.S. $" means lawful money of the United States of America.

         "Unused Canadian Facility Commitment" means, with respect to any Canadian Facility Lender at any date of determination, (a) such Lender's Canadian Facility Commitment at such time, minus (b) the Equivalent Amount in U.S. dollars as of such date of (i) the aggregate principal amount of all Base Rate Advances and LIBO Rate Advances made by such Lender and outstanding on such date, plus (ii) the aggregate face amount of all Bankers' Acceptances accepted by such Lender and outstanding on such date, plus (iii) such Lender's Pro Rata Share of (x) the aggregate Available Amount of all Letters of Credit issued for the account of the Canadian Subsidiary and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of the Canadian Subsidiary.

         "Unused Fee" has the meaning set forth in Section 2.6 hereof.

         "Unused Multi-Currency Commitment" means, with respect to any Multi-Currency Lender at any date of determination, (a) such Lender's Multi-Currency Commitment at such time, minus (b) the Equivalent Amount in U.S. dollars as of such date of (i) the aggregate principal amount of all Multi-Currency Advances made by such

Lender and outstanding on such date, plus (ii) such Lender's Pro Rata Share of
(x) the aggregate Available Amount of all Letters of Credit issued for the account of any Multi-Currency Borrower and outstanding on such date, plus (y) the aggregate principal amount of all Letter of Credit Advances outstanding on such date in respect of Letters of Credit issued for the account of any Multi-Currency Borrower, plus (z) the aggregate principal amount of all Swing Line Advances outstanding on such date.

         "US Securitization" means funding in connection with sales by AGCO of wholesale Receivables invoiced to third parties located in, or who remit payment of invoices to a lockbox or deposit account located in, the United States under a securitization program, as more fully set forth in the US Securitization Documents.

         "US Securitization Documents" means (a) that certain Receivables Sale Agreement among AGCO, as originator, and AGCO Funding Corporation, as buyer, dated January 27, 2000, (b) that certain Receivables Purchase Agreement among AGCO, as initial servicer, AGCO Funding Corporation, as seller, certain conduit purchasers and committed purchasers, and Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank International", New York Branch, as agent, dated January 27, 2000, and (c) all other agreements in form and substance satisfactory to the Administrative Agent executed in connection with, or in replacement of, the foregoing, as the same may be amended, supplemented or modified from time to time with the consent of the Administrative Agent.

         "US Subsidiary" has the meaning specified in the introductory paragraph of this Agreement.

         "Wholly Owned" means, as applied to any Restricted Subsidiary, a Restricted Subsidiary all the outstanding shares (other than directors' qualifying shares, if required by law) of every class of stock of which are at the time owned by AGCO and/or by one or more Wholly Owned Restricted Subsidiaries.

         "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

         Section 1.2 Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

         Section 1.3 Accounting Terms. (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the

Administrative Agent hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof in the manner described in subsection
(b) below) be prepared, in accordance with U.S. generally accepted accounting principles ("GAAP") applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of generally accepted accounting principles applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 6.1 most recently prior to or concurrently with such calculations unless (i) either (x) AGCO shall have objected to determining such compliance on such basis at the time of delivery of such financial statements or (y) the Required Lenders shall so object in writing within 180 days after delivery of such financial statements and (ii) AGCO and the Required Lenders have not agreed upon amendments to the financial covenants contained herein to reflect any change in such basis, in which event such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made.

                  (b) AGCO shall deliver to the Administrative Agent, at the same time as the delivery of any annual or quarterly financial statement under Section 6.1, (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the last sentence of subsection (a) above, and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.

         Section 1.3 Currency Equivalents. For purposes of determining in any currency any amount outstanding in another currency, the Equivalent Amount of such currency on the date of any such determination shall be used. If any reference to any Advances or other amount herein would include amounts in U.S. dollars and in one or more Offshore Currencies or to an amount in U.S. dollars that in fact is in one or more Offshore Currencies, such reference (whether or not it expressly so provides) shall be deemed to refer, to the extent it includes an amount in any Offshore Currency, the Equivalent Amount in U.S. dollars of such amount at the time of determination.

                                   ARTICLE 2.

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

         Section 2.1 Extension of Credit. Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other

Loan Documents, the Lenders agree, severally in accordance with their respective Pro Rata Shares of the Commitments and not jointly, to extend credit in an aggregate principal amount not to exceed THREE HUNDRED FIFTY MILLION DOLLARS ($350,000,000) to the Borrowers, as hereinafter provided.

                  (a) Multi-Currency Advances. Each Multi-Currency Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Multi-Currency Advance") to the Multi-Currency Borrowers from time to time on any Business Day during the period from the date hereof until the Maturity Date in an amount for each such Advance not to exceed such Lender's Unused Multi-Currency Commitment on such Business Day. In no event shall the Multi-Currency Lenders be obligated to make any Multi-Currency Advance if, on the date of such Advance and after giving effect thereto, the Multi-Currency Borrower Outstandings on such date would exceed the amount of the Multi-Currency Facility on such date. Each Multi-Currency Borrowing shall be in U.S. dollars in, or the Equivalent Amount in the requested Offshore Currency of, an aggregate amount of U.S. $5,000,000 or an integral multiple of U.S. $1,000,000 in excess thereof and shall consist of Multi-Currency Advances made by such Lenders ratably according to their Multi-Currency Commitments. The Equivalent Amount in U.S. dollars of each Multi-Currency Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Multi-Currency Commitment, or any or all Advance or Advances outstanding on such date. Within the limits of each Multi-Currency Lender's Unused Multi-Currency Commitment in effect from time to time, the Multi-Currency Borrowers may borrow under this
Section 2.1(a), prepay pursuant to Section 2.4 and reborrow under this Section 2.1(a).

                  (b) Canadian Facility Advances. Each Canadian Facility Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances to and accept Bankers' Acceptances from (each a "Canadian Facility Advance"), the Canadian Subsidiary from time to time on any Business Day during the period from the date hereof until the Maturity Date in an amount for each such Advance not to exceed such Lender's Unused Canadian Facility Commitment on such Business Day. In no event shall the Canadian Facility Lenders be obligated to make any Canadian Facility Advance if, on the date of such Advance and after giving effect thereto, the Canadian Facility Outstandings on such date would exceed the amount of the Canadian Facility on such date. Each Canadian Facility Borrowing shall be by way of Bankers' Acceptances or Base Rate Advances or LIBO Rate Advances in the Equivalent Amount in Canadian Dollars of an aggregate amount of U.S. $1,000,000 or an integral multiple of U.S. $500,000 in excess thereof, and shall consist of Canadian Facility Advances made by such Lenders ratably according to their Canadian Facility Commitments. The Equivalent Amount in U.S. dollars of each Canadian Facility Advance shall be recalculated hereunder on each date on which it shall be necessary to determine the Unused Canadian Facility Commitment, or any or all Advance or Advances outstanding on such date.

Within the limits of each Canadian Facility Lender's Unused Canadian Facility Commitment in effect from time to time, the Borrowers may borrow under this
Section 2.1(b), prepay pursuant to Section 2.4 and reborrow under this Section 2.1(b).

                  (c) Swing Line Advances. Subject to the terms and conditions hereinafter set forth (including the conditions in Article 3), the Swing Line Bank, in its individual capacity, may in its sole discretion make overnight loans in U.S. dollars to AGCO from time to time on any Business Day during the period from the date hereof until the Maturity Date in an aggregate amount not to exceed at any time outstanding U.S. $15,000,000 (the "Swing Line Sublimit"); provided that after giving effect to any such Borrowing, the Multi Currency Borrowing Outstanding shall not exceed the Multi-Currency Facility. As it is understood that the purpose for the Swing Line Advance is to fund AGCO's operating account, the making of the Swing Line Advances and the repayments to the Swing Line Bank may be made on a sweep basis requiring no formal notification from AGCO. The Swing Line Bank may at its discretion, upon three business days written notice to AGCO, choose to require written notification of Swing Line Advances from AGCO, but is not required to do so. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Advance shall accrue interest at such rate as may be agreed to between the Swing Line Bank and AGCO, and such interest shall be due and payable in arrears monthly or more frequently as may be required by the Swing Line Bank, and on the Maturity Date. Within the limits of the Swing Line Sublimit, AGCO may borrow under this Section 2.1(c), prepay the Swing Line Advances and reborrow under this Section 2.1(c).

         Section 2.2       Making the Advances.

                  (a) Notices. Except as otherwise provided in Section 2.10, each Borrowing (other than a Swing Line Advance) shall be made on notice, given not later than:

                           (i) 11:00 A.M. (New York City time) on the third Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of LIBO Rate Advances;

                           (ii) 10:00 A.M. (New York City time) on the day of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances if the aggregate principal amount thereof is less than $100,000,000;

                           (iii) 10:00 A.M. (New York City time) on the Business Day prior to the date of a proposed Borrowing, in the case of a Borrowing consisting of Base Rate Advances if the aggregate principal amount thereof is $100,000,000 or more;

                           (iv) 10:00 A.M. (Toronto time) on the second Business Day prior to the date of a proposed Borrowing in the case of a Borrowing consisting of Bankers' Acceptances,

by or on behalf of the Borrower requesting such Advance to the Administrative Agent (in the case of a Multi-Currency Borrowing) or the Canadian Administrative Agent (in the case of a Canadian Facility Borrowing), which shall give to each Appropriate Lender prompt notice thereof by telecopier; provided however, in connection with the Borrowing of the initial Advances hereunder, such Borrowing may be made by giving such notice by 11:00 A.M. (New York City time) on the Business Day of such Borrowing. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by electronic mail, telecopier or telephone, confirmed immediately in writing, in substantially the form of Exhibit C-1 hereto (in the case of a Borrowing by a Multi-Currency Borrower) or Exhibit C-2 hereto (in the case of a Borrowing by the Canadian Subsidiary), specifying therein the:

                           (v) requested date of such Borrowing (which shall be a Business Day);

                           (vi) requested Type of Advances comprising such Borrowing, which (1) may be a Base Rate Advance or a LIBO Rate Advance if such Advance is denominated in U.S. dollars or Canadian Dollars, (2) shall be a LIBO Rate Advance if such Advance is a Multi-Currency Advance and the requested currency for such Borrowing is other than Canadian dollars or U.S. dollars, and (3) may be by way of Bankers' Acceptances if such Advance is denominated in Canadian Dollars;

                           (vii) requested aggregate principal amount or face amount of such Borrowing, as the case may be;

                           (viii) requested currency in which such Borrowing is to be made; provided that (1) such currency shall be (u) Canadian dollars, if the Person requesting such Borrowing is the Canadian Subsidiary; (v) British pounds, U.S. dollars or European Union euros, if the Person requesting such Borrowing is English Subsidiary One; (w) British pounds, Dutch guilders, U.S. dollars or European Union euros, if the Person requesting such Borrowing is English Subsidiary Two; (x) Dutch guilders or European Union euros, if the Person requesting such Borrowing is the Netherlands Subsidiary; (y) French francs, U.S. dollars or European Union euros, if the Person requesting such Borrowing is the French Subsidiary; and (z) German deutschemarks, U.S. dollars or European Union euros, if the Person requesting such Borrowing is German Subsidiary One or German Subsidiary Two, (2) such currency shall not be Canadian dollars if the Borrower is AGCO or US Subsidiary, and (3) Borrowers shall be entitled to request that Multi-Currency Advances hereunder also be permitted to be made in any other lawful currency constituting a eurocurrency (other than U.S. dollars), in addition to the currencies specified in clause (a) of the definition of "Offshore Currency" herein, that in the opinion of all of the Multi-Currency Lenders is at such time freely traded in the offshore interbank foreign exchange markets and is freely transferable and freely convertible into U.S. dollars (an "Agreed Alternative Currency"). The applicable Borrower shall deliver to the Administrative Agent any request for designation of an Agreed Alternative Currency in accordance with this section, to be received by the Administrative Agent not later than 12:00 noon (New York City time) at least ten Business Days prior to the date of any advance hereunder proposed to be made in such Agreed Alternative Currency. Upon receipt of any such request the Administrative Agent will promptly notify the Multi-Currency Lenders thereof, and each Multi-Currency Lender will use its best efforts to respond to such request within two Business Days of receipt thereof. The Multi-Currency Lenders may grant or accept such request in their sole discretion, and the Borrowers understand that there is no commitment by or understanding with any Multi-Currency Lender with respect to the approval of any Agreed Alternative Currency. The Administrative Agent will promptly notify the applicable Borrower of the acceptance or rejection of any such request;

                           (ix) in the case of a Borrowing consisting of LIBO Rate Advances, requested initial Interest Period for each such Advance and in the case of a Borrowing consisting of Bankers' Acceptances, the Contract Period for each such Advance; and

                           (x) Borrower's Account of such Borrower for such Borrowing (which shall be with an institution located in the same country as the Appropriate Agent's Account for the requested currency of such Borrowing).

Each Borrowing by the Canadian Subsidiary shall be a Borrowing under the Canadian Facility, and each other Borrowing shall be a Borrowing under the Multi-Currency Facility.

                  (b) Making of Advances by Lenders. In the case of a proposed Borrowing comprised of LIBO Rate Advances, the Appropriate Agent shall promptly (and in any case no later than 11:00 A.M. (New York City time) on the second Business Day before any LIBO Rate Advance or 1:00 P.M. (New York City time) on the day of any Base Rate Advance) notify each Appropriate Lender of the applicable interest rate under Section 2.5(a). Each Appropriate Lender shall, before 11:00 A.M. (Relevant Currency Time) on the date of any Borrowing consisting of LIBO Rate Advances, or 3:00 P.M. (New York

City time) on the date of any Borrowing consisting of Base Rate Advances, make available for the account of its Applicable Lending Office to the Appropriate Agent at the Appropriate Agent's Account for Borrowings in the applicable currency, in same-day funds, such Lender's Pro Rata Share of such Borrowing in accordance with the respective Commitments of such Appropriate Lender and the other Appropriate Lenders. Each Appropriate Lender shall, before 1:00 P.M. (Toronto time) on the date of any Borrowing consisting of Bankers' Acceptances, make available to the Canadian Subsidiary by way of the acceptance of Bankers' Acceptances at the branch of the Appropriate Lender to which notices are sent under Section 10.2, such Lender's Pro Rata Share of such Borrowing in accordance with the Canadian Facility Commitments of such Appropriate Lender and the other Appropriate Lenders. After the Appropriate Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article 3, the Appropriate Agent will make such funds available to the requesting Borrower by delivering such funds to the relevant Borrower's Account in the applicable currency; provided that, in the case of any Borrowing, the Appropriate Agent shall first make a portion of such funds, equal to the aggregate principal amount of any Letter of Credit Advances to such Borrower made by the Appropriate Issuing Bank and outstanding on the date of such Borrowing, available for repayment of such Letter of Credit Advances. Receipt of such funds in a Borrower's Account shall be deemed to have occurred when the Appropriate Agent notifies AGCO, by telephone or otherwise, of the Federal Reserve Bank reference number, CHIPS identification number or similar number with respect to the delivery of such funds.

                  (c) Appointment of AGCO as Agent, Etc. Each Notice of Borrowing shall be irrevocable and binding on the Borrower delivering such Notice. Each Borrower (other than AGCO) (i) irrevocably and unconditionally designates, as its agent for purposes of delivering any Notice of Borrowing on behalf of such Borrower, AGCO and any officer or employee of AGCO, and (ii) acknowledges that (A) any such Notice at any time delivered by AGCO or any such officer or employee shall be binding on such Borrower and (B) neither Agent nor any Lender shall have any duty to determine whether the delivery of any such Notice by AGCO or any such officer or director was duly authorized by such Borrower in any specific instance. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of LIBO Rate Advances or Bankers' Acceptances, the Borrower requesting such Borrowing shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing the applicable conditions set forth in Article 3, including without limitation any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (d) Maximum Borrowings. No Multi-Currency Borrower shall request a Borrowing if, after giving effect thereto, there would be more than 12 Borrowings outstanding under the Multi-Currency Facility and the Canadian Subsidiary shall not request a Borrowing if, after giving effect thereto, there would be more than 5 Borrowings outstanding under the Canadian Facility.

                  (e)      Swing Line Advances.

                           (i) As it is understood that the purpose for the Swing Line Advance is to fund AGCO's operating account, the Swing Line Advances and repayments to the Swing Line Bank may be made on a sweep basis, requiring no formal notification from AGCO. The Swing Line Bank may at its discretion, upon three business days written notice to AGCO, choose to require written notification of Swing Line Advances from AGCO, but is not required to do so. At any time the Swing Line Bank makes a Swing Line Advance, each Multi-Currency Lender (other than the Swing Line Bank) shall be deemed, without further action by any Person, to have purchased from the Swing Line Bank an unfunded participation in any such Swing Line Advance in an amount equal to such Lender's Pro Rata Share of such Advance and shall be obligated to fund such participation as a Multi-Currency Advance at such time and in the manner provided below. Each such Multi-Currency Lender's obligation to participate in, purchase and fund such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (1) any set-off, counterclaim, recoupment, defense or other right which such Multi-Currency Lender or any other Person may have against the Swing Line Bank or any other Person for any reason whatsoever; (2) the occurrence or continuance of a Default or an Event of Default or the termination of the Multi-Currency Commitments; (3) any adverse change in the condition (financial or otherwise) of AGCO or any other Person; (4) any breach of this Agreement by any Borrower or any other Multi-Currency Lender; or (5) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Each Borrower hereby consents to each such sale and assignment. Each Multi-Currency Lender agrees to fund its Multi-Currency Commitment Pro Rata Share of an outstanding Swing Line Advance on (x) the Business Day on which demand therefor is made by the Swing Line Bank, provided that such demand is made not later than 11:00 A.M. (New York City time) on such Business Day, or (y) the first Business Day next succeeding such demand if such demand is made after such time. Upon any such assignment by the Swing Line Bank to any other Multi-Currency Lender of a participation in a Swing Line Advance, the Swing Line Bank represents and warrants to such other Multi-Currency Lender that it is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or the Borrowers. If and to the extent that any Multi-Currency Lender shall not have so made the amount of such participation in such Swing Line Advance available to the Administrative Agent, such Multi-Currency Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of request by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Multi-Currency Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a US Dollar Advance made by such Multi-Currency Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day.

                           (ii)     Unless the Swing Line Lender is the
                  Administrative Agent, the Swing Line Lender shall provide to the Administrative Agent, on Friday of each week and on each date the Administrative Agent notifies the Swing Line Lender that any Borrower has made a borrowing request or the Administrative Agent otherwise requests the same, an accounting for the outstanding Swing Line Advances in form reasonably satisfactory to the Administrative Agent. At any time that the Unused Multi-Currency Commitment is less than $15,000,000, the Swing Line Sublimit shall be reduced temporarily to such lesser amount; and

                           (iii) Unless a Default or an Event of Default then exists, the Swing Line Lender shall give AGCO and the Administrative Agent at least seven (7) days prior written notice before exercising its discretion herein not to make Swing Line Advances. AGCO must give ten (10) days prior written notice to the Administrative Agent of any change in designation of the Swing Line Lender. The replaced Swing Line Lender shall continue to be a "Swing Line Lender" for purposes of repayment of any Swing Line Advances made prior to such replacement and outstanding after such replacement.

         Section 2.3       Reduction of the Commitments.

                  (a) Optional. AGCO may, upon at least three Business Days' notice to the Administrative Agent (and, with respect to a reduction of the Letter of Credit

Commitment and the Unused Canadian Facility Commitments, the Canadian Administrative Agent), terminate in whole or reduce in part the unused portions of the Letter of Credit Commitments of the Issuing Banks, the Unused Canadian Facility Commitments or the Unused Multi-Currency Commitments; provided that each partial reduction: (i) shall be in an aggregate amount of U.S. $10,000,000 or an integral multiple of U.S. $5,000,000 in excess thereof; (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to the applicable Facility; and (iii) shall be permanent and irrevocable. Any reduction of the Letter of Credit Commitments shall apply to the Letter of Credit Commitments of both Issuing Banks and shall reduce each such Letter of Credit Commitment by the full amount of such reduction.

                  (b) Mandatory. The aggregate amount of the Multi-Currency Facility and the Canadian Facility shall be permanently reduced by the amount necessary, at any time, to cause the aggregate amount of Excess Proceeds (or of what would be such Excess Proceeds but for their application pursuant to this Section) in existence on any date to be less than $10,000,000, with each such Facility being reduced by a portion of such Excess Proceeds equal to the amount thereof multiplied by a fraction, the numerator of which is the amount of such Facility at the time of such reduction and the denominator of which is the aggregate amount of both such Facilities. Upon such reduction, (A) each Multi-Currency Lender's Multi-Currency Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Multi-Currency Facility immediately before giving effect to such reduction, and (B) each Canadian Facility Lender's Canadian Facility Commitment shall be reduced ratably in accordance with the proportion that such Commitment bore to the Canadian Facility immediately before giving effect to such reduction.

         Section 2.4 Prepayments and Deposits.

                  (a) Optional. The Borrowers may, upon at least 3 (or 2 in the case of a Base Rate Advance) Business Days' notice to the Administrative Agent (and with respect to a prepayment of a Canadian Facility Advance, to the Canadian Administrative Agent), prepay pro rata among the Appropriate Lenders the outstanding amount of any Advance (other than (i) any Swing Line Advance and Letter of Credit Advances made by an Issuing Bank (resulting from a drawing under a Letter of Credit) not participated to any other Lender, in which case, such prepayments shall not be made on a pro rata basis or require prior notice, or (ii) Bankers' Acceptances) in whole or in part with accrued interest to the date of such prepayment on the amount prepaid; provided, however, that in the event that any Lender receives payment of the principal of any LIBO Rate Advance other than on the last day of the Interest Period relating to such LIBO Rate Advance (whether due to prepayments made by any Borrower, or due to acceleration of the Advances, or due to any other reason), the applicable Borrowers shall pay to such Appropriate Lender on demand any amounts owing pursuant to Section 11.2.

                  (b) Mandatory.

                           (i) On any date on which the Multi-Currency Facility
                  shall be reduced pursuant to Section 2.3, if the Multi-Currency Borrower Outstandings on such date shall exceed the amount of the Multi-Currency Facility after giving effect to such reduction, the Multi-Currency Borrowers shall prepay Multi-Currency Advances or Letter of Credit Advances by the Multi-Currency Lenders in the aggregate principal amount equal to such excess, and shall pay on demand to the Appropriate Lenders any amounts owing under Section 11.2 as a result of such prepayment. Each such prepayment by a Multi-Currency Borrower shall be applied ratably to such Multi-Currency Advances forming part of the same Borrowing by such Borrower, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of such Multi-Currency Borrower, as AGCO shall designate at the time of such prepayment.

                           (ii) On any date on which the Canadian Facility shall
                  be reduced pursuant to Section 2.3, if the Canadian Facility Outstandings on such date shall exceed the amount of the Canadian Facility after giving effect to such reduction, the Canadian Subsidiary shall prepay Canadian Facility Advances or Letter of Credit Advances by the Canadian Facility Lenders in the aggregate principal amount equal to such excess, and shall pay on demand to the Appropriate Lenders any amounts owing under Section 11.2 as a result of such prepayment. Each such prepayment by the Canadian Subsidiary shall be applied ratably to such Canadian Facility Advances forming part of the same Borrowing by the Canadian Subsidiary, or to such Letter of Credit Advances pursuant to draws on the same Letter of Credit issued for the account of the Canadian Subsidiary, as the Canadian Subsidiary shall designate at the time of such prepayment.

                           (iii) If, on the last day of any Interest Period for
                  any LIBO Rate Advance to a Multi-Currency Borrower and on any date on which a Base Rate Advance to a Multi-Currency Borrower is outstanding, if the Multi- Currency Borrower Outstandings on such date shall exceed 105% of the amount of the Multi-Currency Facility on such date, such Multi-Currency Borrower shall prepay the lesser of (x) the aggregate principal amount of such LIBO Rate Advance as to which such last date shall have occurred or of such Base Rate Advance, and (y) such portion of such principal amount as shall be the Equivalent Amount in the currency of such Advances of such excess.

                           (iv) On the last day of any Interest Period for any
                  LIBO Rate Advance to the Canadian Subsidiary and on the last day of any Contract Period with respect to any outstanding Bankers' Acceptances, and on any date on which a Base Rate Advance to the Canadian Subsidiary is outstanding, if the Canadian Facility Outstandings on such date shall exceed 105% of the amount of the Canadian Facility on such date, the Canadian Subsidiary shall prepay the lesser of (x) the aggregate principal amount of such LIBO Rate Advance to it as to which such last day shall have occurred or the aggregate principal amount of such Base Rate Advance or the aggregate face amount of such Bankers' Acceptances, and (y) such portion of such principal amount or face amount, as the case may be, as shall be the Equivalent Amount in the currency of such Advances of such excess.

                           (v) AGCO shall, on each Business Day, pay to the
                  Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which (A) the Multi-Currency Equivalent in U.S. dollars of (1) the aggregate principal amount of all Letter of Credit Advances, plus (2) the aggregate Available Amount of all Letters of Credit then outstanding, exceeds (B) the Letter of Credit Subfacility on such Business Day.

                           (vi) The Canadian Subsidiary shall repay to the
                  Canadian Administrative Agent for the ratable account of the Canadian Facility Lenders the aggregate outstanding principal amount or face amount, as the case may be, of its Borrowings consisting of Canadian Facility Advances on the Maturity Date, and each Multi-Currency Borrower shall repay to the Administrative Agent for the ratable account of the Multi-Currency Lenders the aggregate outstanding principal amount of its Borrowings consisting of Multi-Currency Advances on the Maturity Date.

                           (vii) Each Borrower shall, on demand, repay to the
                  Appropriate Agent for the account of the Appropriate Lenders the outstanding principal amount of each Letter of Credit Advance made by them to such Borrower.

                  (c) Interest on Principal Amounts Prepaid. All prepayments under this Section 2.4 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  Section 2.5 Interest.

                  (a) Ordinary Interest. Each Borrower shall pay interest on the unpaid principal amount of each Base Rate Advance and LIBO Rate Advance to it owing to each

Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                           (i) Base Rate Advance. During such periods as such
                  Advance is a Base Rate Advance, at a rate per annum equal at all times to the Base Rate in effect from time to time plus the Applicable Margin in effect for Base Rate Advances, payable (x) in arrears monthly on the first day of the immediately following calendar month during such periods, (y) on the date on which such Base Rate Advance shall be paid in full, and (z) on the Maturity Date;

                           (ii) LIBO Rate Advances. During such periods as such
                  Advance is a LIBO Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the LIBO Rate for such Interest Period for such Advance, and (y) the Applicable Margin in effect from time to time, payable in arrears on (A) the last day of such Interest Period, (B) if such Interest Period has a duration of more than three months, also on each day that occurs during such Interest Period every three months from the first day of such Interest Period, (C) on the date on which such Advance shall be paid in full and (D) on the Maturity Date.

                  (b) Default Interest. Upon the occurrence and during the continuance of a Default under Section 8.1(a), and at the election of the Administrative Agent or the Required Lenders upon the occurrence and during the continuance of any other Event of Default, each Borrower shall pay interest on the unpaid principal amount or face amount, as the case may be, of each Advance owing to each Lender or the amount of any interest, fee or other amount payable hereunder, which in any case is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to the Default Rate.

         Section 2.6 Fees.

                  (a) Administrative Agent. The Borrowers agree to pay to the Administrative Agent for its own account a fee separately agreed between the Borrowers and the Administrative Agent and such other fees required by the Fee Letter.

                  (b) Commitment Fee. AGCO shall pay to the Administrative Agent for the account of the Multi-Currency Lenders and to the Canadian Administrative Agent for the account of the Canadian Facility Lenders an unused commitment fee (the "Unused Fee") in U.S. dollars computed each day, on each Multi-Currency Lender's Adjusted Unused Multi-Currency Commitment and each Canadian Subsidiary Lender's Unused Canadian Facility Commitment, from the date hereof until the Maturity Date at a rate per annum equal to the Applicable Margin for the Unused Fee in effect from time to time, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter and, if then unpaid, on the Maturity Date; provided, however, that any Unused Fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrowers so long as such Lender shall be a Defaulting Lender except to the extent that such Unused Fee shall otherwise have been due and payable by the Borrowers prior to such time; and provided further that no Unused Fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (c) Letter of Credit Fee.

                           (i) Each Multi-Currency Borrower shall pay to the
                  Administrative Agent, for the account of the Multi-Currency Lenders a fee computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for LIBO Rate Advances on the aggregate Available Amount of all Letters of Credit outstanding and issued for such Multi-Currency Borrower's account, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter and, if then unpaid, on the Maturity Date. Each such Lender's fee shall be calculated by allocating to such Lender a portion of the total fee determined ratably according to the proportion that such Lender's Multi-Currency Commitments bear to all Multi-Currency Lenders' Multi-Currency Commitments.

                           (ii) The Canadian Subsidiary shall pay to the
                  Canadian Administrative Agent, for the account of the Canadian Facility Lenders, a fee computed each day at a rate equal to the rate per annum equal to the Applicable Margin on such day for LIBO Rate Advances on the aggregate Available Amount of all Letters of Credit outstanding and issued for the Canadian Subsidiary's account, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter and, if then unpaid, on the Maturity Date. Each such Lender's fee shall be calculated by allocating to such Lender a portion of the total fee determined ratably according to the proportion that such Lender's Canadian Facility Commitments bear to all Canadian Facility Lenders' Canadian Facility Commitments.

                  (d) Issuing Bank Fee. The Multi-Currency Borrowers agree to pay to the Administrative Agent, for the benefit of the Multi-Currency Issuing Bank, and the Canadian Subsidiary agrees to pay to the Canadian Administrative Agent, for the benefit of the Canadian Issuing Bank, in each case, a fee equal to 0.15% per annum (computed on the basis of a year of 360 days in connection with the fee to the Multi-Currency


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

Issuing Bank, and on the basis of a year of 365 days in connection with the fee to the Canadian Issuing Bank, in each case for the actual number of days elapsed), of the face amount of each Letter of Credit issued under the Multi-Currency Facility and the Canadian Facility, respectively, which fee shall be due and payable quarterly in arrears on the last day of each calendar quarter during which such Letter of Credit was outstanding and, if then unpaid, on the Maturity Date. Additionally, the Multi-Currency Borrowers and the Canadian Subsidiary, as applicable, agree to pay to the Appropriate Issuing Bank its customary fees for issuing, amending or renewing any Letter of Credit, which fees shall be due and payable on the date of each such issuance, amendment or renewal. The foregoing fees shall be fully earned when due and nonrefundable when paid. In the event of any inconsistency between the terms of this Agreement and the terms of any letter of credit reimbursement agreements or indemnification agreements between any Borrower and the Issuing Bank with respect to the Letters of Credit issued hereunder, the terms of this Agreement shall control.

         Section 2.7 Conversion and Designation of Interest Periods.

                  (a) On any Business Day, upon notice given to the Appropriate Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of
Section 11.1, (i) AGCO may Convert all or any portion of the Multi-Currency Advances (but not Letter of Credit Advances) in U.S. dollars of one Type comprising the same Borrowing into Advances of another Type (other than Advances by way of Bankers' Acceptances), and (ii) the Canadian Subsidiary may Convert all or any portion of the Canadian Facility Advances (but not Letter of Credit Advances) of one Type comprising the same Borrowing into Advances of another Type; provided that (w) any Conversion of LIBO Rate Advances into Base Rate Advances or into Advances by way of Bankers' Acceptances shall be made only on the last day of an Interest Period for such LIBO Rate Advances; any Conversion of Base Rate Advances into LIBO Rate Advances or into Advances by way of Bankers' Acceptances shall be in an amount not less than the relevant minimum amount specified in Section 2.1; any Conversion of Advances by way of Bankers' Acceptances into Base Rate Advances shall be made only on the last day of the relevant Contract Period; if less than all Advances by way of Bankers' Advances or all LIBO Rate Advances are Converted, after such Conversion not less than the relevant minimum amount specified in Section 2.13(a) shall continue as Advances by way of Bankers' Acceptances or LIBO Rate Advances, as applicable; if less than all LIBO Rate Advances are Converted, after such Conversion, not less than the relevant minimum amount specified in Section 2.1 shall continue as LIBO Rate Advances; (x) if less than all Advances comprising part of the same Borrowing are Converted, the portion of the Advances Converted must at least equal the minimum aggregate principal amount of a Borrowing permitted under Section 2.1 and all Lenders' Advances comprising the Borrowing to be Converted in part shall be Converted ratably in accordance with their


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

applicable Pro Rata Shares; (y) each Conversion of less than all Advances comprising part of the same Borrowing shall be deemed to be an additional Borrowing for purposes of Section 2.2(d), and no such Conversion of any Advances may result in there being outstanding more separate Borrowings than permitted under Section 2.2(d); and (z) no Advances may be Converted into LIBO Rate Advances or into Advances by way of Bankers' Acceptances while a Default has occurred and is continuing. Each such notice of Conversion shall, within the restrictions specified above, specify (w) the date of such Conversion, (x) the Advances to be Converted, (y) if such Conversion is into LIBO Rate Advances, the duration of the initial Interest Period for such Advances, and (z) if such Conversion is into Advances by way of Bankers' Acceptances, the duration of the Contract Period for such Advances. Each notice of Conversion shall be irrevocable and binding on AGCO.

                  (b) On the date on which the aggregate unpaid principal amount of LIBO Rate Advances denominated in U.S. dollars shall be reduced, by payment or prepayment or otherwise, to less than U.S. $5,000,000, such Advances shall automatically Convert into Base Rate Advances, and if the aggregate face amount of outstanding Bankers' Acceptances shall be reduced by payment or prepayment or otherwise, to less than Cnd. $5,000,000, the Advances by way of such Bankers' Acceptances shall automatically Convert, on the last day of the relevant Contract Period, into Base Rate Advances.

                  (c) If a Borrower shall fail to select the duration of any Interest Period for any LIBO Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.1, the Appropriate Agent will forthwith so notify such Borrower and the Appropriate Lenders, whereupon each such LIBO Rate Advance will automatically, on the last day of the then-existing Interest Period therefor, convert into a LIBO Rate Advance with a one month Interest Period.

                  (d) If the Canadian Subsidiary shall fail to select the duration of any Contract Period for any Advances by way of Bankers' Acceptances in accordance with the provisions contained in the definition of "Contract Period," the Canadian Administrative Agent will forthwith so notify the Canadian Subsidiary and the Appropriate Lenders, whereupon each such Advance by way of Banker's Acceptances will automatically, on the last day of the then-existing Contract Period therefor, Convert into a Base Rate Advance.

         Section 2.8 Payments and Computations.

                  (a) Each Borrower shall make each payment hereunder and under the Notes free and clear of any setoff or counterclaim, with such payment (other than repayment of a Swing Line Advance) being paid not later than 11:00 A.M. (Relevant Currency Time) on the day when due, in the case of principal or interest on and other amounts relating to any Borrowing in the currency in which such Borrowing was denominated and in any other case in U.S. dollars, to the Appropriate Agent in same-day funds by deposit of such funds to the Appropriate Agent's Account for payments in the applicable currency. The Appropriate Agent will promptly thereafter (and in any event, if received from a Borrower by the time specified in the preceding two sentences, on the day of receipt) cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, fees or any other Obligation then payable hereunder in a particular currency and under the Notes to more than one Lender, to such Lenders for the account of their respective Applicable Lending Offices for payments in such currency ratably in accordance with the amounts of such respective Obligations in such currency then payable to such Lenders, and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender, to such Lender for the account of its Applicable Lending Office for payments in the applicable currency. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 10.7(d), from and after the effective date of such Assignment and Acceptance, the Appropriate Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) If an Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, such Agent may, but shall not be obligated to, elect to distribute such funds to each Lender ratably in accordance with such Lender's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender, and for application to such principal installments, as such Agent shall direct.

                  (c) All computations of interest, fees and Letter of Credit fees payable by any Multi-Currency Borrower under the Multi-Currency Facility shall be made by the Administrative Agent on the basis of a year of 360 days, and all computations of interest, fees and Letter of Credit fees payable by the Canadian Subsidiary under the Canadian Facility shall be made by the Canadian Administrative Agent on the basis of a year of 365 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable, except that each rate of interest on, and each fee and Letter of Credit fee payable in respect of, Canadian Facility Advances that is calculated on the basis of a year of 365 days, shall be determined pursuant to such calculation and the equivalent, expressed as an annual rate for the purpose of the Interest Act (Canada), of any such rate as so determined shall be such rate, multiplied by the actual number of days in the calendar year in which


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

the same is to be ascertained and divided by 365. The principle of deemed reinvestment of interest will not apply to any interest calculated under this Agreement, and for the purposes of the Interest Act (Canada) the rates of interest stipulated in the Agreement are intended to be nominal rates, and not effective rates or yields. Each determination by an Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided that, if such extension would cause payment of interest on or principal of LIBO Rate Advances to be made in the next-following calendar month, such payment shall be made on the next-preceding Business Day.

                  (e) Unless an Agent shall have received notice from any Borrower prior to the date on which any payment is due to any Lender hereunder that such Borrower will not make such payment in full, such Agent may assume that such Borrower has made such payment in full to such Agent on such date and such Agent may, in reliance upon such assumption, cause to be distributed to each such Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to such Agent and such Agent makes available to a Lender on such date a corresponding amount, such Lender shall repay to such Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to such Agent, at the Federal Funds Rate.

         Section 2.9 Sharing of Payments, Etc. If any Lender shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) distributed other than in accordance with the provisions of this Agreement:

                  (a) on account of Obligations due and payable to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time; or

                  (b) on account of Obligations owing (but not due and payable) to such Lender hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and


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

payable) to all Lenders hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the Notes at such time obtained by all the Lenders at such time;

such Lender shall forthwith purchase from the other Lenders such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each other Lender shall be rescinded and such other Lender shall repay to the purchasing Lender the purchase price to the extent of such other Lender's ratable share (according to the proportion of (x) the purchase price paid to such Lender to (y) the aggregate purchase price paid to all Lenders) of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (A) the amount of such other Lender's required repayment to
(B) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 2.10 Letters of Credit.

                  (a) The Letter of Credit Subfacility. Each Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of any Multi-Currency Borrower (in the case of the Multi-Currency Issuing Bank) or the Canadian Subsidiary (in the case of the Canadian Issuing Bank) from time to time on any Business Day during the period from the Agreement Date until 60 days before the Maturity Date
(i) in an aggregate Available Amount for all Letters of Credit issued for the account of all Borrowers not to exceed at any time the Appropriate Issuing Bank's Letter of Credit Commitment, minus the aggregate principal amount of all Letter of Credit Advances to any Borrower then outstanding, (ii) in an Available Amount for each Letter of Credit issued for the account of a Multi-Currency Borrower not to exceed the aggregate Unused Multi-Currency Commitments on such Business Day, and (iii) in an Available Amount for each such Letter of Credit issued for the account of the Canadian Subsidiary not to exceed the aggregate Unused Canadian Facility Commitments on such Business Day. No Letter of Credit shall have an expiration date (including all rights of a Borrower or the beneficiary to require renewal) later than the earlier of 5 days before the Maturity Date and one year after the date of issuance thereof. Each Letter of Credit shall require that all draws thereon must be presented to the Issuing Bank by the expiration date therefor, regardless of whether presented prior to such date to any correspondent bank or other institution. Within the limits of the Letter of Credit Subfacility, and subject to the limits referred to above, the


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

Borrowers may request the issuance of Letters of Credit under this Section 2.10(a), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.10(c) and request the issuance of additional Letters of Credit under this Section 2.10(a). On the date of the initial Borrowing hereunder, each outstanding letter of credit issued under the Prior Credit Agreement and each letter of credit described on Schedule 2.10 hereof (collectively, the "Existing L/Cs") shall be deemed for all purposes, as of such date, without further action by any Person, to have been issued hereunder, and each such issuer of the Existing L/Cs shall be deemed to be an "Issuing Bank" hereunder for all purposes but solely with respect to, and until the termination, expiration or replacement of, such Existing L/Cs.

                  (b) Request for Issuance.

                           (i) Each Letter of Credit shall be issued upon
                  notice, given not later than 11:00 A.M. (New York City time) on the first Business Day prior to the date of the proposed issuance of such Letter of Credit, by a Borrower to the Appropriate Issuing Bank, which shall give to the Appropriate Agent and each Appropriate Lender prompt notice thereof by telex, telecopier or cable. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by electronic mail, telecopier or telephone, confirmed immediately in writing, specifying therein (1) the requested date of such issuance (which shall be a Business Day); (2) the requested Available Amount of such Letter of Credit; (3) the requested expiration date of such Letter of Credit; (4) the requested currency in which such Letter of Credit shall be denominated, which shall be U.S. dollars or an Offshore Currency; provided that no Borrower shall make a request for a Letter of Credit in an Offshore Currency described in clause
                  (b) of the definition thereof unless it shall have previously obtained the consent of each Lender to the issuance of Letters of Credit in such currency; (5) the requested name and address of the beneficiary of such Letter of Credit; and (6) the requested form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit (a "Letter of Credit Agreement") as the Appropriate Issuing Bank may specify to such Borrower for use in connection with such requested Letter of Credit. If (x) the requested form of such Letter of Credit is acceptable to the Appropriate Issuing Bank in its sole discretion, and (y) it has not received notice of objection to such issuance from the Required Lenders, the Appropriate Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article 3, make such Letter of Credit available to the requesting Borrower at its office referred to in Section 10.2 or as otherwise agreed with such Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of


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

                  Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern. A Letter of Credit shall be deemed to have been issued for the account of each Borrower delivering the Notice of Issuance therefor.

                           (ii) The Issuing Bank shall furnish (1) to the
                  Appropriate Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week, the respective Available Amounts with respect thereto, currencies in which such Letters of Credit were denominated, for whose account such letters of credit were issued and drawings during such week under all Letters of Credit; (2) to each Appropriate Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit; and (3) to the Appropriate Agent and each Appropriate Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement.

                           (i) The payment by the Appropriate Issuing Bank of a
                  draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by such Issuing Bank of a Letter of Credit Advance to the applicable Borrower, which shall (1) in the case of payment on a draft drawn under a Letter of Credit denominated in U.S. dollars or Canadian Dollars, be a Base Rate Advance in the amount of such draft, and (2) in any other case, be a LIBO Rate Advance that bears interest at the rate per annum equal to the rate per annum at which interest would accrue on a LIBO Rate Advance with an Interest Period of one month beginning on the date of such draw, and be immediately due and payable in full by the applicable Borrower.

                           (ii) Upon the issuance of each Letter of Credit for
                  the account of a Multi-Currency Borrower, each Multi-Currency Lender (other than the Multi-Currency Issuing Bank) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Multi-Currency Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent, each Multi-Currency Lender (other than the Multi-Currency Issuing Bank) shall purchase from the Multi-Currency Issuing Bank, directly and not as a participation, and the Multi-Currency Issuing Bank shall sell and assign to each such other Multi-Currency


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

                  Lender, such other Lender's Pro Rata Share of such Letter of Credit Advance resulting from such draw as of the date of such purchase to the extent not previously repaid by the applicable Borrower, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Multi-Currency Issuing Bank, by deposit to the Administrative Agent's Account, in same-day funds in the currency in which such Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender.

                           (iii) Upon the issuance of each Letter of Credit for
                  the account of the Canadian Subsidiary, each Canadian Facility Lender (other than the Canadian Issuing Bank, if it is then a Canadian Facility Lender) shall be deemed to have purchased a participation therein equal to its Pro Rata Share of the Available Amount thereof and, upon written demand by the Canadian Issuing Bank following a draw on such a Letter of Credit, with a copy of such demand to the Administrative Agent and the Canadian Administrative Agent, each Canadian Facility Lender (other than the Canadian Issuing Bank) shall purchase from the Canadian Issuing Bank, directly and not as a participation, and the Canadian Issuing Bank shall sell and assign to each such other Canadian Facility Lender, such other Lender's Pro Rata Share of the Letter of Credit Advance resulting from such draw as of the date of such purchase to the extent not previously repaid by the applicable Borrower, by making available for the account of its Applicable Lending Office to the Canadian Administrative Agent for the account of the Canadian Issuing Bank, by deposit to the Canadian Administrative Agent's Account, in same-day funds in the currency in which such Canadian Subsidiary Letter of Credit was denominated, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Canadian Facility Lender.

                           (iv) Each Borrower agrees to each participation, sale
                  and assignment pursuant to this subsection (c).

                           (v) Each Appropriate Lender agrees to purchase its
                  Pro Rata Share of an outstanding Letter of Credit Advance on
                  (1) the Business Day on which demand therefor is made by the Issuing Bank, provided notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (2) the first Business Day next succeeding such demand if notice of such demand is given after such time.


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

Upon any such assignment by the Appropriate Issuing Bank to any Appropriate Lender of a portion of a Letter of Credit Advance, the Appropriate Issuing Bank shall be deemed to have represented and warranted to such Appropriate Lender that such Issuing Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Appropriate Lender shall not have so made the purchase price for its Pro Rata Share of a Letter of Credit Advance available to the Appropriate Agent, such Lender agrees to pay to the Appropriate Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Appropriate Issuing Bank until the date such amount is paid to the Appropriate Agent, at the Federal Funds Rate, in the case of demands made by the Multi-Currency Issuing Bank, and at the Base Rate (with respect to Canadian Facility Borrowings) in the case of demands made by the Canadian Issuing Bank. If such Lender shall pay to the Appropriate Agent such amount for the account of the Appropriate Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Appropriate Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Obligations Absolute. The Obligations of the Borrowers under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including without limitation the following circumstances:

                           (i) any lack of validity or enforceability of this
                  Agreement, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (this Agreement and all of the other foregoing being, collectively, the "L/C Related Documents");

                           (ii) any change in the time, manner or place of
                  payment of, or in any other term of, all or any of the Obligations of any Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                           (iii) the existence of any claim, set-off, defense or
                  other right that any Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;


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                           (iv) any statement or any other document presented
                  under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                           (v) payment by the Appropriate Issuing Bank under a
                  Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; provided that this clause (v) shall not be deemed to be a waiver of any claim that any Borrower might have against such Issuing Bank as a result of any such payment;

                           (vi) any exchange, release or non-perfection of any
                  Collateral, or any release or amendment or waiver of or consent to departure from any Guaranty Agreement or Security Document; or

                           (vii) any other circumstance or happening whatsoever,
                  whether or not similar to any of the foregoing, including without limitation any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or a guarantor.

         Section 2.11 Defaulting Lenders.

                  (a) Unless the Appropriate Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Appropriate Agent such Lender's ratable portion of such Borrowing, the Appropriate Agent may assume that such Lender has made such portion available to the Appropriate Agent on the date of such Borrowing in accordance with Section 2.2(b) and the Appropriate Agent may, in reliance upon such assumption, make available to the requesting Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Appropriate Agent and the Appropriate Agent makes available to the requesting Borrower on such date a corresponding amount, such Lender and each Borrower severally agree to repay or pay to the Appropriate Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid or paid to the Appropriate Agent, at:

                           (i) in the case of the Borrowers, the interest rate
                  applicable at such time under Section 2.5 to Advances comprising such Borrowing; and

                           (ii) in the case of such Lender, the Federal Funds
                  Rate if such payment is made to the Administrative Agent or the Base Rate (with respect to Canadian Facility Borrowings) if such payment is made to the Canadian Administrative Agent.


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If such Lender shall pay to the Appropriate Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement.

                  (b) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

         Section 2.12 Borrower Liability. AGCO shall be jointly and severally liable for all Borrowings and other liabilities hereunder or under any other Loan Document by or of itself or any Borrowing Subsidiary. No Borrowing Subsidiary shall have any liability for any Borrowing or other liabilities hereunder or under any other Loan Document by or of AGCO or any other Borrowing Subsidiary (except as may otherwise be provided in such Borrowing Subsidiary's Guaranty Agreement).

         Section 2.13 Bankers' Acceptances and BA Equivalent Loans.

                  (a) Face Amounts. The face amount of each Bankers' Acceptance shall be Cdn. $100,000 or any whole multiple thereof.

                  (b) Discount Rate. On each day on which Bankers' Acceptances are to be accepted, the Canadian Administrative Agent shall advise the Canadian Subsidiary as to the Canadian Administrative Agent's determination of the Discount Rate.

                  (c) Purchase and Reimbursement of Bankers' Acceptances . The Canadian Subsidiary shall sell, and each Canadian Facility Lender shall purchase, at the Discount Rate each Bankers' Acceptance accepted by it and deliver the Discount Proceeds less the Acceptance Fee to the Canadian Administrative Agent for the Canadian Subsidiary's account. The Canadian Subsidiary will reimburse each Canadian Facility Lender, on the last day of the relevant Contract Period, for the face amount of each Bankers' Acceptance accepted by it.

                  (d) Sale of Bankers' Acceptances. Each Canadian Facility Lender, except a Non BA Lender, may at any time and from time to time hold, sell, rediscount or otherwise dispose of any or all Bankers' Acceptances accepted and purchased by it.

                  (e) Bankers' Acceptances in Blank. To facilitate the acceptance of Bankers' Acceptances under this Agreement, the Canadian Subsidiary shall upon execution of this Agreement and from time to time as required, provide to the Canadian Administrative Agent drafts substantially in the form of Exhibit D (or such other form as may be satisfactory to the Canadian Administrative Agent) executed and duly endorsed in


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

blank by the Canadian Subsidiary, in quantities sufficient for each of the Canadian Facility Lenders to fulfill its obligations under this Agreement. No Canadian Facility Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required under this Agreement if the cause of such failure is, in whole or in part, due to the failure of the Canadian Subsidiary to provide duly executed and endorsed drafts to the Canadian Administrative Agent on a timely basis nor shall the Canadian Facility Lender be liable for any damage, loss or other claim arising by reason of any loss or improper use of any such instrument except a loss or improper use arising by reason of the gross negligence or willful misconduct of the Canadian Facility Lender, the Canadian Administrative Agent or their respective employees.

                  (f) Execution of Bankers' Acceptances. Bills of exchange drawn by the Canadian Subsidiary to be accepted as Bankers' Acceptances shall be signed by a duly authorized officer or officers of the Canadian Subsidiary. Notwithstanding that any Person whose signature appears on any Bankers' Acceptance may no longer be an authorized signatory for the Canadian Subsidiary at the date of issuance of a Bankers' Acceptance, such signature shall nevertheless be valid and sufficient for all purposes as if such authority had remained in force at the time of such issuance and any such Bankers' Acceptance so signed shall be binding on the Canadian Subsidiary.

                  (g) Issuance of Bankers' Acceptances. The Canadian Administrative Agent, promptly following receipt of a notice of Advance by way of Bankers' Acceptances, shall so advise the Canadian Facility Lenders and shall advise each Canadian Facility Lender of the aggregate face amount of the Bankers' Acceptances to be accepted by it and the applicable Contract Period (which shall be identical for all Canadian Facility Lenders). The aggregate face amount of the Bankers' Acceptances to be accepted by a Canadian Facility Lender shall be determined by the Canadian Administrative Agent by reference to Section 2.13(a), except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Facility Lender would not be Cdn. $100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Canadian Administrative Agent in its sole discretion to Cdn. $100,000 or the nearest whole multiple of that amount, as appropriate.

                  (h) Rollover of Bankers' Acceptances. With respect to each Advance which is outstanding under this Agreement by way of Bankers' Acceptances, at or before 10:00 a.m. (Toronto time), 2 Business Days before the maturity date of such Bankers' Acceptances, the Canadian Subsidiary shall notify the Canadian Administrative Agent by telex, telecopier or cable in substantially the form of Exhibit B-3 hereto, if the Canadian Subsidiary intends to issue Bankers' Acceptances on such maturity date to provide for the payment of such maturing Bankers' Acceptances. Such notice shall be irrevocable and binding on the Canadian Subsidiary delivering such notice. If the Canadian Subsidiary fails to give such notice, such maturing Bankers' Acceptances shall be converted on their


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

maturity date into Base Rate Advances in an amount equal to the face amount of such Bankers' Acceptances.

                  (i) Rollover. The rollover of Bankers' Acceptances pursuant to
Section 2.13(h) shall not constitute a repayment of any Borrowing or a new Advance of funds.

                  (j) BA Equivalent Loans by Non BA Lenders. Whenever the Canadian Subsidiary requests a Canadian Facility Advance under this Agreement by way of Bankers' Acceptances, each Non BA Lender shall, in lieu of accepting a Bankers' Acceptance, make a BA Equivalent Loan.

                  (k) Terms Applicable to Discount Notes. The term "Bankers' Acceptance" shall include Discount Notes and all terms of this Agreement applicable to Bankers' Acceptances shall apply equally to Discount Notes evidencing BA Equivalent Loans with such changes as may in the context be necessary. For greater certainty:

                           (i) the term of a Discount Note shall be the same as
                  the Contract Period for Bankers' Acceptances accepted on the same date in respect of the same Advance;

                           (ii) an Acceptance Fee will be payable in respect of
                  a Discount Note and shall be calculated at the same rate and in the same manner as the Acceptance Fee in respect of a Bankers' Acceptance; and

                           (iii) the Discount Rate applicable to a Discount Note
                  shall be the Discount Rate applicable to Bankers' Acceptances accepted on the same date, or maturity date in respect of rollovers, in respect of the same Advance.

                  (l) Prepayment of Bankers' Acceptances. Whenever the provisions of this Agreement state that the Canadian Subsidiary shall prepay the principal amount of Canadian Facility Advances or any portion of the principal amount of Canadian Facility Advances, and such Canadian Facility Advances are by way of Bankers' Acceptances and not BA Equivalent Loans, such prepayment of such Canadian Facility Advances shall mean that the Canadian Subsidiary shall deposit the face amount of each such Bankers' Acceptance into such interest-bearing account of the Canadian Administrative Agent as it shall specify. Such amounts shall be held by the Canadian Administrative Agent for payment of the Canadian Facility Lender's obligations in respect of such Bankers' Acceptances on the applicable maturity date(s). The Canadian Subsidiary's obligations in respect of any such Bankers' Acceptances shall be satisfied by any such payment and any interest earned on such amounts shall be paid to the Canadian Subsidiary.


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

                  (m) Rounding. The Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Facility Lender to allocate among the Canadian Facility Lenders the Bankers' Acceptances to be issued in such manner and amounts as the Canadian Administrative Agent may, in its sole and unfettered discretion acting reasonably, consider necessary, rounding a Canadian Facility Lender's allocation up or down, so as to ensure that no Canadian Facility Lender is required to accept a Bankers' Acceptance for a fraction of Cdn. $100,000, and in such event, the respective Lenders' Pro Rata Share of any such Bankers' Acceptances and repayments thereof shall be altered accordingly. Further, the Canadian Administrative Agent is authorized by the Canadian Subsidiary and each Canadian Facility Lender to cause the proportionate share of one or more Lenders' Canadian Facility Commitments to be exceeded by not more than Cdn. $100,000 each as a result of such allocations; provided that (a) the Canadian Facility Outstandings shall not thereby exceed the amount of the Canadian Facility Commitment and (b) no Canadian Facility Lender shall be required to make available an amount greater than its Pro Rata Share of the Canadian Facility Commitment.

                                   ARTICLE 3.

                              CONDITIONS OF LENDING

         Section 3.1 Conditions Precedent to Initial Borrowing. The obligation of each Lender to make an Advance on the occasion of the initial Borrowing under this Agreement is subject to the following conditions precedent:

                  (a) The Lenders shall be satisfied that, in connection with the initial Borrowing hereunder, simultaneously with such initial Borrowing, all amounts owing under the Prior Credit Agreement shall have been paid in full and all commitments to lend thereunder shall be terminated;

                  (b) The Lenders shall be satisfied that no default exists under any Material Contract or material Indebtedness of any Loan Party (including the Subordinated Notes);

                  (c) There shall not have occurred any event, development or circumstance since December 31, 2000 that has caused or could reasonably be expected to cause a material adverse condition or material adverse change in or affecting (i) the condition (financial or otherwise), results of operation, assets, liabilities, management, value or prospects of AGCO, Target and their respective Subsidiaries, taken as a whole, or (ii) the ability of the Borrowers to repay or to refinance the credit to be extended under this Agreement; or that calls into question in any material respect the projections delivered to the Administrative Agent prior to the Agreement Date or any material assumption on which such projections were prepared;


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

                  (d) There shall exist no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that, could have a Material Adverse Effect on AGCO or any Loan Party or purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any L/C Related Document or the consummation of the transactions hereunder or the validity, enforceability, perfection or priority of the security interests intended to be created by any Security Document;

                  (e) Each of the Lenders shall have completed a due diligence investigation of Target in such scope as may be reasonably required by such Lender, and a due diligence investigation of AGCO and its Subsidiaries in scope (to include, without limitation, an investigation of (i) legal, regulatory, tax, labor, environmental, insurance and pension matters and liabilities, actual or contingent and including product liability matters, (ii) material properties, contracts, leases and debt agreements, and (iii) pending and threatened litigation), and the results of each such investigation shall be satisfactory to each of the Lenders in their sole discretion;

                  (f) All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the Merger, the transactions contemplated by this Agreement, and the continuing operations of AGCO and its Subsidiaries shall have been received and be in full force and effect (including any consents required by the providers of the US Securitization);

                  (g) The Administrative Agent shall have received (i) audited consolidated financial statements for AGCO and its Subsidiaries as at December 31, 2000 and for the fiscal year then ended, meeting the requirements of Regulation S-X for a Form S-1 registration statement under the Securities Act of 1933, as amended and (ii) unaudited consolidated financial statements of AGCO and its Subsidiaries as at December 31, 2000 and for the fiscal quarter then ended, and all such financial statements shall be in form and substance satisfactory to Administrative Agent;

                  (h) The Administrative Agent shall have received pro forma financial statements for AGCO and its Subsidiaries as at December 31, 2000 and for the year then ending, and such pro forma financial statements shall be in form and substance satisfactory to Administrative Agent and shall demonstrate, to the satisfaction of Administrative Agent, that the aggregate amount of all Funded Debt (including the Senior Unsecured Notes, the Subordinated Notes and all Securitization Funding under the US Securitization and the European Securitization) of AGCO and its Subsidiaries that will be outstanding after giving effect to all transactions to be consummated on the Agreement Date will be less than six (6) times the amount of the Consolidated EBITDA for the year ending December 31, 2000, giving effect to the Merger on a pro forma basis (calculated in accordance with Regulation S-X and including only those adjustments that Administrative Agent agrees are appropriate);


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

                  (i) Administrative Agent shall have received the results of a recent lien search in each relevant jurisdiction with respect to AGCO and its Subsidiaries (including Target), and such search shall reveal no Liens on any of the assets of AGCO or any of its Subsidiaries except for Permitted Liens or Liens to be discharged on or prior to the Agreement Date;

                  (j) Administrative Agent shall have received detailed projections for fiscal years 2001 through 2004, prepared by officers of AGCO, in form and substance satisfactory to the Administrative Agent;

                  (k) The Administrative Agent shall have received copies of the duly executed Senior Note Documents, in form and substance satisfactory to the Administrative Agent, and evidence that AGCO has received the Net Cash Proceeds of the Senior Unsecured Notes;

                  (l) The Administrative Agent shall have received copies of the duly executed European Securitization Documents, in form and substance satisfactory to the Administrative Agent, and evidence that the initial transfer of Receivables has occurred thereunder;

                  (m) The Administrative Agent shall have received appraisal valuations of the "Fendt" trademark property of AGCO and its Subsidiaries prepared by appraisers satisfactory to Administrative Agent, in form and substance satisfactory to Administrative Agent;

                  (n) The Administrative Agent shall have received on or before the day of the initial Borrowing the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified):

                           (i) The Notes to the order of the Lenders;

                           (ii) Certified copies of the resolutions of the Board
                  of Directors of each Borrower and each other Loan Party approving this Agreement, the Notes, each other Loan Document and each L/C Related Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, each other Loan Document and each L/C Related Document;

                           (iii) A copy of the charter of each Borrower and each
                  other Loan Party and each amendment thereto, certified (as of a date reasonably near the date of the initial Borrowing), if appropriate in the jurisdiction


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
                  where such Subsidiary is organized, by an appropriate governmental official as being a true and correct copy thereof;

                           (iv) For AGCO and each other Loan Party other than a
                  Foreign Subsidiary, a copy of a certificate of the Secretary of State of the state of organization of such Person, dated reasonably near the date of the initial Borrowing, listing the charter of such Person and each amendment thereto on file in his office and certifying that (x) such amendments are the only amendments to such Person's charter on file in his office; (y) such Person has paid all franchise taxes to the date of such certificate; and (z) such Person is duly incorporated and in good standing or presently subsisting under the laws of the jurisdiction of organization;

                           (v) A certificate of each Borrower and each other
                  Loan Party, signed on behalf of such Person by its President or a Vice President and its Secretary or any Assistant Secretary, or by other appropriate officers of it, dated the date of the initial Borrowing (the statements made in such certificate shall be true on and as of the date of the initial Borrowing), certifying as to (x) the absence of any amendments to the charter of such Person since the date of the certificate referred to in clause (iv) above; (y) a true and correct copy of the bylaws of such Person as in effect on the date of the initial Borrowing; and (z) the due incorporation and (if such Person is not a Foreign Subsidiary) good standing of such Person as a corporation organized under the laws of the jurisdiction of its organization, and the absence of any proceeding for the dissolution or liquidation of such Person;

                           (vi) A certificate of the Secretary or an Assistant
                  Secretary or other appropriate officer of each Borrower and each other Loan Party certifying the names and true signatures of the officers of such Person authorized to sign this Agreement, the Notes and each other Loan Document to which it is or is to be parties and the other documents to be delivered hereunder and thereunder;

                           (vii) Each of the Security Documents duly executed by
                  each Person party thereto, together with original certificates and powers for any Stock pledged thereunder and all other perfection documents needed to duly perfect all Liens granted thereunder (including, where relevant, UCC-1 financing statements), and evidence that the Liens granted under the Security Documents will, as of the filing of such perfection documents, constitute first priority perfected Liens (subject to Permitted Liens) on the Collateral;


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

                           (viii) Each of the Guaranty Agreements duly executed
                  by each Person specified on Schedule G-1, each such Guaranty Agreement to be in form and substance satisfactory to the Administrative Agent, and guaranteeing the obligations specified in such Schedule;

                           (ix) Such financial, business and other information
                  regarding each Loan Party and Target as the Lenders shall have requested, including without limitation information as to possible contingent liabilities, tax matters, environmental matters, obligations under ERISA, collective bargaining agreements and other arrangements with employees, annual consolidated financial statements dated December 31, 2000, of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively;

                           (x) A letter, in form and substance satisfactory to
                  the Administrative Agent, from AGCO to Arthur Andersen LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Canadian Administrative Agent have been authorized to exercise all rights of AGCO to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to AGCO and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or the Canadian Administrative Agent for such information, and also advising such accountants that the Lenders have relied and will rely upon the financial statements of AGCO and its Subsidiaries examined by such accountants in determining whether to enter into, or to take action or refrain from taking action under, the Loan Documents;

                           (xi) A favorable opinion of (A) Troutman Sanders LLP,
                  counsel for the Loan Parties, (B) general counsel of AGCO, (C) Canadian counsel to the Loan Parties, (D) Canadian counsel to the Agents, (E) Dutch counsel to the Loan Parties, (F) French counsel to the Loan Parties, (G) German counsel to the Loan Parties, (H) United Kingdom counsel to the Loan Parties, (I) Paul, Hastings, Janofsky & Walker LLP, counsel to the Administrative Agent, and (J) such other counsel as the Administrative Agent may reasonably request;

                           (xii) Evidence that AGCO has delivered to the
                  Subordinated Note Trustee under the Subordinated Note Indenture a notice stating that this Agreement and the Loan Documents are the "Bank Credit Agreement" under the Subordinated Note Indenture;

                           (xiii) A duly executed Securitization Intercreditor
                  Agreement;


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

                           (xiv) Such other approvals, opinions or documents as
                  any Lender may reasonably request; and

                           (xv) AGCO shall have paid all fees and expenses of
                  the Agents that are due and payable on the Agreement Date.

         Section 3.2 Conditions Precedent to Each Borrowing and Issuance. The obligation of each Lender to make an Advance (including the initial Advance but other than a Letter of Credit Advance), and the right of any Borrower to request the issuance of Letters of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance, the following statements shall be true and any Notice of Borrowing delivered to the Appropriate Agent hereunder shall certify that, as of the date of the Borrowing requested thereunder:

                  (a) the representations and warranties contained in each Loan Document will be correct on and as of the date of such Borrowing or issuance, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date, and request for the issuance of a Letter of Credit delivered to the Issuing Bank hereunder other than as permitted by Section 4.2;

                  (b) no event shall have occurred and be continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes or would constitute a Default; and

                  (c) such Borrowing is permitted under Section 2.1(a), if such Borrowing is a Multi-Currency Borrowing, or Section 2.1(b), if such Borrowing is a Canadian Facility Borrowing.

         Section 3.3 Determinations Under Section 3.1. For purposes of determining compliance with the conditions specified in Section 3.1, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of the Appropriate Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial Borrowing specifying its objection thereto and such Lender shall not have made available to the Appropriate Agent such Lender's ratable portion of such Borrowing.


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

                                   ARTICLE 4.

                         REPRESENTATIONS AND WARRANTIES

         Section 4.1 Representations and Warranties of the Borrowers. In order to induce the Agents, the Lenders and the Issuing Banks to enter into this Agreement and to extend credit to each Borrower, each Borrower hereby agrees, represents, and warrants as follows:

                  (a) Organization; Power. (i) AGCO (x) is a corporation duly organized, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect, and
(z) has all requisite power and authority and has all material licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party; and (ii) each Restricted Subsidiary (other than a Dormant Subsidiary) of AGCO, (x) is a corporation, partnership or other legal entity duly organized or formed, validly existing and in good standing (if applicable) under the laws of the jurisdiction of its organization, (y) is duly qualified and in good standing (if applicable) as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (z) has all requisite power and authority and has all material licenses, authorizations, consents and approvals necessary to own or lease and operate its properties, to conduct its business as now being conducted and as proposed to be conducted and to enter into and carry out the terms of the Loan Documents to which it is a party.

                  (b) Subsidiaries. Set forth on Part I of Schedule 4.1(b) is a complete and accurate list of all Subsidiaries of AGCO, as of the date hereof showing (as to each such Subsidiary) the jurisdiction of its incorporation or formation, the number of shares of each class of Stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by AGCO, the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof and whether it is a Restricted Subsidiary or a Dormant Subsidiary. Set forth on Part II of Schedule 4.1(b) is a complete and accurate list of each Material Subsidiary as of the Agreement Date. All of the outstanding Stock of all of the Subsidiaries of AGCO owned by AGCO or any of its Subsidiaries has been validly issued, is fully paid and non-assessable and is owned by


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

AGCO or one or more of its Subsidiaries free and clear of all Liens, except for Liens under the Security Documents.

                  (c) Joint Ventures. Set forth on Schedule 4.1(c) is a complete and accurate list of all joint ventures of AGCO and/or any of its Subsidiaries and any third Person as of the date hereof showing (as to each such joint venture) the other Person or Persons parties thereto, a brief description of the purpose thereof, and the percentage of the outstanding Stock or other equity interests of such joint venture owned on the date hereof by AGCO or any of its Subsidiaries and any outstanding options, warrants, rights of conversion or purchase and similar rights on the date hereof with respect thereto.

                  (d) Authorization; No Conflict. The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each L/C Related Document to which it is or is to be a party and the other transactions contemplated hereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or by-laws; (ii) violate any Applicable Law (including, without limitation, to the extent applicable, the Securities Exchange Act of 1934, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970 and any similar statute); (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties (including the Material Contracts, the Senior Note Documents and the Subordinated Note Documents); or (iv) except for the Liens created under the Security Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such Applicable Law or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could have a Material Adverse Effect.

                  (e) No Authorizations Needed. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any L/C Related Document to which it is or is to be a party, or for the consummation of the transactions hereunder; or (ii) (A) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents; (B) the perfection or maintenance of the Liens created by the Security Documents (including the first-priority nature thereof, subject to any Permitted Liens); or (C) the exercise by any Agent of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.1(e), all of which have been duly obtained, taken, given or made and are in full force and effect, and the filing or registration of the Security


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

Documents and related financing statements or other notification filings necessary to perfect any Lien created thereby.

                  (f) Enforceability. This Agreement and each of the Notes, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will have been), duly executed and delivered by each Loan Party thereto. This Agreement, each of the Notes, each other Loan Document and each L/C Related Document have been (or, when delivered hereunder will be), the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

                  (g) Financial Statements. The consolidated balance sheets of AGCO and its Restricted Subsidiaries and of AGCO and its Subsidiaries, respectively, as at December 31, 2000 and the related consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the fiscal year then ended, accompanied by an opinion of Arthur Andersen LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the consolidated financial condition of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, as at such date and the consolidated results of the operations of AGCO and its Restricted Subsidiaries and AGCO and its Subsidiaries, respectively, for the period ended on such date, all in accordance with GAAP applied on a consistent basis, and since December 31, 2000, nothing has occurred that has resulted in a Material Adverse Effect.

                  (h) Projections; Other Information. The four year projected Consolidated balance sheets and income statements of AGCO and its Restricted Subsidiaries delivered to the Administrative Agent pursuant to Section 3.1 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such projected financial statements, and represented, at the time of delivery, AGCO's reasonable estimate of its future financial performance. No information, exhibit or report furnished by any Loan Party to either Agent or any Lender in connection with the negotiation of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not misleading.

                  (i) Litigation. There is no action, suit, investigation, litigation or proceeding affecting AGCO or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator, involving an amount in controversy in excess of $5,000,000, except for (i) matters in which AGCO or its Subsidiary is the plaintiff, (ii) matters disclosed on Schedule 4.1(i) hereto, and (iii) matters arising after the Agreement Date that could not reasonably be expected to have a Material Adverse Effect. No such matter disclosed on Schedule 4.1(i)


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

purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document or any L/C Related Document or the consummation of the transactions contemplated thereby or hereby, or is reasonably likely to have a Material Adverse Effect.

                  (j) Use of Proceeds. None of the Borrowers will, directly or indirectly, use any of the proceeds of any Borrowing for the purpose, whether immediate, incidental or ultimate, of buying a "margin stock" or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a "margin stock", or for any other purpose that would constitute this transaction a "purpose credit", in each case within the meaning of the margin regulations of the Board of Governors of the Federal Reserve System, if such use would violate such regulations or cause any Lender to violate such regulations or impose any filing or reporting requirement on any Lender.

                  (k) Senior Indebtedness. All Borrowings under this Agreement will be "Senior Indebtedness," as defined in the Subordinated Note Indenture. This Agreement and all Loan Documents are the "Bank Credit Agreement," as defined in the Subordinated Note Indenture.

                  (l) ERISA Matters. No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan of any Loan Party or any of its ERISA Affiliates that has resulted in or is reasonably likely to result in a Material Adverse Effect. Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) that any Loan Party or any of its ERISA Affiliates is required to file for any Plan, copies of which have been filed with the Internal Revenue Service, is complete and accurate and fairly presents the funding status of such Plan, and, except as set forth on Schedule 4.1(i), since the date of such Schedule B there has been no material adverse change in such funding status. Neither any Loan Party nor any of its ERISA Affiliates has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan that would reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and to the knowledge of AGCO no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA, in either case which reorganization or termination would reasonably be expected to have a Material Adverse Effect. With respect to each scheme or arrangement mandated by a government other than the United States providing for post-employment benefits (a "Foreign Government Scheme or Arrangement") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law providing for post-employment benefits (a "Foreign Plan"): (i) All material employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or


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

any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations, in accordance with applicable generally accepted accounting principles, and the liability of each Loan Party and each Subsidiary of a Loan Party with respect to a Foreign Plan is reflected in accordance with normal accounting practices on the financial statements of such Loan Party or such Subsidiary, as the case may be; and (iii) Each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities unless, in each case, the failure to do so would not be reasonably likely to have a Material Adverse Effect.

                  (m) Casualties; Taking of Properties. Since December 31, 2000, neither the business nor the properties of AGCO or its Restricted Subsidiaries, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of property or cancellation of contracts, permits or concessions by any domestic or foreign government or any agency thereof, riot, activities of armed forces, or acts of God or of any public enemy.

                  (n) Environmental Matters. Except as set forth on Schedule 4.1(n) hereto (i) each of AGCO and its Subsidiaries is in compliance with all applicable Environmental Laws, the failure to comply with which could have a Material Adverse Effect; (ii) each of AGCO and its Subsidiaries has obtained and currently maintains all Environmental Permits necessary for the operation of its business, all such Environmental Permits are in good standing and AGCO and its Subsidiaries are in compliance with all such Environmental Permits, except where the failure to so obtain, maintain or comply could not have a Material Adverse Effect; (iii) neither AGCO nor its Subsidiaries are subject to any Environmental Actions, and, to the knowledge of AGCO, no Environmental Action has been threatened, in either case, which would be reasonably expected to have a Material Adverse Effect or be required to be disclosed on Schedule 4.1(i); (iv) to the best knowledge of AGCO after diligent investigation, there has been no release, spill, emission, leaking, pumping, injection, deposit, application, disposal, discharge, dispersal, leaking or migration into the environment, including the movement of any Hazardous Material in or through the environment, of any Hazardous Material at, in, on, under, affecting or migrating to or from any Real Property, which could have a Material Adverse Effect; (v) neither AGCO not its Subsidiaries have caused or permitted any Hazardous Material to be disposed of on or under any Real Property in violation of any Environmental Law, the violation of which could have a Material Adverse Effect; (vi)


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neither AGCO not its Subsidiaries have transported or arranged for the transportation of any Hazardous Materials to any location that is listed or, to the knowledge of the Loan Parties, proposed for listing on the National Priorities List under CERCLA ("NPL") or listed on the Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS") maintained by the Environmental Protection Agency or any analogous state list, except to the extent such transportation could not have a Material Adverse Effect; (vii) to the best knowledge of AGCO and its Subsidiaries after diligent investigation, none of the Real Properties presently require or previously required interim status or a hazardous waste permit for the treatment, storage or disposal of hazardous waste pursuant to RCRA, or any analogous Environmental Law, except where the failure to obtain such status or permit could not have a Material Adverse Effect, and no real properties have been placed or proposed to be placed on the NPL or its state equivalents or placed on CERCLIS or its state equivalents; and (viii) no asbestos-containing material, polychlorinated biphenyls, or underground storage tanks are present on or under any Real Property in a manner or condition that could result in a Material Adverse Effect.

                  (o) Taxes. Each of AGCO and each of its Subsidiaries has filed, has caused to be filed or has been included in all Federal and foreign income-tax returns, all federal, provincial or state income-tax returns where a tax Lien could be imposed on any assets of AGCO or any of its Restricted Subsidiaries and all other material income-tax and governmental remittance returns required to be filed and has paid all taxes and other amounts shown thereon to be due, together with applicable interest and penalties, except for any taxes being contested in good faith by appropriate proceedings promptly initiated and diligently pursued and for which reserves or other appropriate provisions required by GAAP have been established and with respect to which no Lien or right of demand has arisen or attached to its property and become enforceable against its other creditors. Set forth on Schedule 4.1(o) hereto is a complete and accurate list, as of the date hereof, of each taxable year of AGCO for which federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise. There are no adjustments as of the date hereof to the federal income tax liability of AGCO proposed by the Internal Revenue Service with respect to any such year. Except as set forth on Schedule 4.1(o), the aggregate unpaid amount, as of the date hereof, of adjustments to the state, provincial, local and foreign tax liability of AGCO and its Subsidiaries proposed by all state, provincial, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns) does not exceed U.S. $5,000,000. No issues have been raised by any taxing authority that, in the aggregate, would be reasonably likely to have a Material Adverse Effect.

                  (p) Title to Properties. The Security Documents create a valid and perfected first priority security interest in the Collateral, subject to Permitted Liens,


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securing the payment of all obligations purported to be secured thereby. The
Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for Permitted Liens. As of the Agreement Date, all Permitted Liens of record of AGCO, any Restricted Subsidiary or Target (to the extent such Liens will remain in effect after the Merger) are set forth on
Schedule 4.1(p) attached hereto.

                  (q) Solvency. Each Borrower is, and will be after giving effect to the transactions contemplated hereby, individually and together with its Subsidiaries, Solvent.

                  (r) Investment Company. Neither AGCO nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (s) Material Contracts. Set forth on Schedule 4.1(s) hereto is a complete and accurate list of all Material Contracts of each Loan Party as of the date hereof, showing the parties, subject matter and term thereof and listing all amendments thereto. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified since the Agreement Date, except to the extent permitted hereby, is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms (subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally), and there exists no default under any Material Contract by any party thereto.

                  (t) Intellectual Property. Set forth on Schedule 4.1(t) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights of AGCO and its Restricted Subsidiaries registered with any Governmental Authority as of the date hereof, showing the jurisdiction in which registered, the applicable registrant, the registration number, the date of registration and the expiration date.

                  (u) Existing Indebtedness. Set forth on Schedule 4.1(u) hereto is a complete and accurate list of all Indebtedness of AGCO and its Subsidiaries outstanding as of March 31, 2001, showing the approximate principal amount outstanding thereunder as of such date.

         Section 4.2 Survival of Representations and Warranties, etc. All representations and warranties made under this Agreement shall be deemed to be made,


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and shall be true and correct, at and as of the Agreement Date and the date of each Advance which will increase the principal amount of the Obligations outstanding, or upon the issuance of a Letter of Credit hereunder, except (a) to the extent previously fulfilled in accordance with the terms hereof, (b) to the extent subsequently inapplicable, (c) to the extent such representation or warranty is limited to a specified date, and (d) as a result of changes permitted by the terms of this Agreement. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by the Lenders, the Agents and the Issuing Banks, any investigation or inquiry by any Lender, Issuing Bank or the Agents, or the making of any Advance or the issuance of any Letter of Credit under this Agreement.

                                   ARTICLE 5.

                              AFFIRMATIVE COVENANTS

                  AGCO covenants and agrees that, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 5.1 Compliance with Laws, Etc. Except as provided in Section
5.4 hereof, AGCO shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Applicable Laws, such compliance to include, without limitation, to the extent applicable, compliance with ERISA, the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970, the Trading with the Enemy Act and any similar statute.

         Section 5.2 Preservation of Corporate Existence, Etc. Except as otherwise permitted by this Agreement, AGCO shall preserve and maintain, and cause each of its Restricted Subsidiaries to (a) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective business requires such qualification or authorization except where such failure to so qualify and/or remain qualified does not or would not reasonably be likely to have a Material Adverse Effect, and (b) preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided that neither AGCO nor any of its Restricted Subsidiaries shall be required to preserve any right or franchise if the Board of Directors of AGCO or such Restricted Subsidiary shall determine that the preservation and maintenance thereof is no longer desirable in the conduct of the business of AGCO or such Restricted Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to AGCO, such Restricted Subsidiary or the Lenders. AGCO shall at all times remain qualified as a foreign corporation entitled to do business in the State of New York.


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         Section 5.3 Payment of Taxes and Claims. AGCO shall, and shall cause each Subsidiary to, pay and discharge all material federal, foreign, state and local taxes, assessments, and governmental charges or levies imposed upon any of them or their respective incomes or profits or upon any properties belonging to any of them prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of their respective property; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Each Borrower shall timely file all information returns required by federal, state, provincial or local tax authorities.

         Section 5.4 Compliance with Environmental Laws. AGCO shall comply, and cause each of its Subsidiaries and all lessees and other Persons occupying its properties to comply, with all Environmental Laws and Environmental Permits applicable to its operations and properties; obtain and renew all material Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except in each case where the failure to take such action would not result in a Material Adverse Effect.

         Section 5.5 Maintenance of Insurance. AGCO shall maintain, and cause each of its Restricted Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which AGCO or such Restricted Subsidiary operates, including, without limitation, physical damage insurance on all real and personal property, comprehensive general liability insurance, and business interruption insurance; provided, however, that such insurance may be subject to (A) self-insurance by AGCO and its Subsidiaries that so long as such self insurance is in accord with the approved practices of corporations similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and (B) deductibles and co-payment obligations no greater than those of other corporations similarly situated. All policies of insurance required to be maintained under this Agreement shall be in form and with insurers recognized as adequate by Administrative Agent and all such policies shall be in such amounts as may be reasonably satisfactory to the Administrative Agent and shall, by an endorsement or independent instrument furnished to Agent provide that the insurance


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companies will give the Administrative Agent at least thirty (30) days prior written notice (10 days, in the case of non-payment of premium) before any such policy or policies of insurance shall be altered or canceled. AGCO shall deliver to the Administrative Agent a certificate of insurance that evidences the existence of each policy of insurance, payment of all premiums therefor and compliance with all provisions of this Agreement and, upon request of the Administrative Agent, AGCO shall deliver to the Administrative Agent a copy of each such policy. All policies of property insurance shall contain an endorsement, in form and substance satisfactory to the Administrative Agent, showing loss payable to the Administrative Agent, as its interest appear and extra expense and business interruption endorsements. Such endorsement, or an independent instrument furnished to the Administrative Agent, shall provide that no act or default of any Borrower or any other Person shall affect the right of the Administrative Agent to recover under such policy or policies of insurance in case of loss or damage. Each liability insurance policy shall contain an endorsement listing the Administrative Agent as an additional insured thereunder.

         Section 5.6 Visitation Rights. AGCO shall permit, and shall cause its Subsidiaries to permit, representatives of the Agents, each Issuing Bank and each Lender to (a) visit and inspect the properties of AGCO and its Subsidiaries during normal business hours, (b) inspect and make extracts from and copies of AGCO's and its Subsidiaries' books and records, and (c) discuss with its respective principal officers, directors and accountants its businesses, assets, liabilities, financial positions, results of operations, and business prospects; provided, however, the Lenders will use reasonable efforts to coordinate with AGCO and the Agents such visit and inspections to limit any inconvenience to AGCO and its Subsidiaries and, prior to the occurrence of any Default hereunder, the Lenders shall give AGCO reasonable prior notice of any such visit or inspection.

         Section 5.7 Accounting Methods. AGCO shall maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with GAAP (or the foreign equivalent), and will keep adequate records and books of account in which complete entries will be made in accordance with such accounting principles consistently applied and reflecting all transactions required to be reflected by such accounting principles.

         Section 5.8 Maintenance of Properties, Etc. AGCO shall maintain and preserve, and cause each of its Restricted Subsidiaries to maintain and preserve, in the ordinary course of business in good repair, working order, and condition, normal wear and tear, removal from service for routine maintenance and repair and disposal of obsolete equipment excepted, all properties used or useful in their respective businesses (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, and improvements thereto.

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         Section 5.9       Payment of Indebtedness; Performance of Material
Contracts. AGCO shall, and shall cause its Subsidiaries to, (a) pay, subject to any provisions therein regarding subordination, any and all of their respective material Indebtedness when and as the same becomes due after any applicable cure period (other than amounts duly disputed in good faith if appropriate reserves in accordance with GAAP are made therefor on the books of such Person) and within the time period and in the manner consistent with their business practices prior to the Agreement Date, and (b) perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, except where the failure to perform or observe the same would not have a Material Adverse Effect.

         Section 5.10 Foreign Subsidiary Guaranties, Etc. If AGCO shall at any time consolidate its and its Subsidiaries' financial statements for tax-reporting purposes on a worldwide basis, at the request of the Administrative Agent or the Required Lenders, AGCO shall cause each wholly owned Foreign Subsidiary that is a Material Subsidiary and that shall not previously have delivered a Guaranty Agreement to execute and deliver to the Administrative Agent a Guaranty Agreement in form and substance satisfactory to the Administrative Agent, guarantying the obligations of AGCO hereunder and under the other Loan Documents, to the extent the guaranty of such obligations is not prohibited by the law of the jurisdiction of formation or organization of such Foreign Subsidiary, and shall cause the pledge of all Stock of such Foreign Subsidiary to the Administrative Agent to the extent only two-thirds of such Stock was previously pledged to the Administrative Agent.

         Section 5.11 ERISA. AGCO shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its ERISA Affiliates' Plans; timely file any annual report required to be filed pursuant to ERISA in connection with each such Plan of AGCO and its ERISA Affiliates; notify the Administrative Agent as soon as practicable of the occurrence of any ERISA Event and of any additional act or condition arising in connection with any such Plan which AGCO believes might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to the Administrative Agent, promptly upon the Administrative Agent's request therefor, a copy of such annual report and such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

         Section 5.12 Conduct of Business. AGCO and each Subsidiary of AGCO shall continue to engage in business of the same general type as now conducted by it, respectively, on the Agreement Date.

         Section 5.13 Further Assurances. Upon the request of the Administrative Agent, AGCO will promptly cure, or cause to be cured, defects in the creation and


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issuance of any of the Notes and the execution and delivery of the Loan
Documents (including this Agreement), resulting from any act or failure to act by any Loan Party or any employee or officer thereof. AGCO at its expense will promptly execute and deliver to the Agents and the Lenders, or cause to be executed and delivered to the Agents and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of AGCO and its Subsidiaries in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be reasonably requested by the Administrative Agent.

         Section 5.14 Broker's Claims. Each Borrower hereby indemnifies and agrees to hold the Agents, the Issuing Banks and each of the Lenders harmless from and against any and all losses, liabilities, damages, costs and expenses which may be suffered or incurred by the Agents, the Issuing Banks and each of the Lenders in respect of any claim, suit, action or cause of action now or hereafter asserted by a broker or any Person acting in a similar capacity arising from or in connection with the execution and delivery of this Agreement or any other Loan Document or the consummation of the transactions contemplated herein or therein

         Section 5.15 Material Subsidiaries. AGCO shall, promptly and in no event later than 30 days after the date that any Subsidiary becomes a Material Subsidiary (or 30 days after such determination in connection with the delivery of quarterly financial statements under Section 6.1(b)) or after the acquisition or creation of any Material Subsidiary, (a) pledge, or cause the pledge of, the Stock of such Subsidiary and, if such Subsidiary is located in the United States, Canada or the United Kingdom, such Subsidiary's personal property (including the Inventory, Receivables and intellectual property of such Person) and, if requested by the Administrative Agent, Real Property, to the Appropriate Agent for the benefit of the Agents, Issuing Banks and Lenders pursuant to the Security Documents; provided, if such Subsidiary is a Foreign Subsidiary, such pledge of Stock and assets may be limited to the extent required to avoid any material adverse tax effect on AGCO as a result thereof, as demonstrated to the satisfaction of the Administrative Agent and may be limited to the extent such pledge is prohibited by the laws of the jurisdiction of formation or organization of such Foreign Subsidiary, (b) cause such Material Subsidiary to execute and deliver to the Administrative Agent a Guaranty Agreement; provided, if such Subsidiary is a Foreign Subsidiary, such Guaranty Agreement shall be a guaranty of the Obligations of all Borrowers other than Borrowers not formed or organized under the laws of the United States of America or any state or other jurisdiction thereof and may be limited to the extent the guaranty of such obligations is prohibited by the laws of the jurisdiction of formation or organization of such Foreign Subsidiary, and (c) deliver to the Administrative Agent such other


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documents and opinions of counsel in connection therewith as the Administrative
Agent may reasonably request.

         Section 5.16 Cash Concentration Accounts. AGCO will maintain cash concentration accounts with one or more financial institutions reasonably acceptable to the Administrative Agent that have accepted the assignment of such account to the Administrative Agent pursuant to the Security Documents; provided, however, that no such account shall be pledged to any Agent to the extent that (a) such account is a collection account for proceeds of Receivables sold pursuant to a Securitization Facility; (b) such account is a zero balance account, or (c) the Administrative Agent determines such account to not be material.

         Section 5.17 Use of Proceeds. The Borrowers will use the proceeds of the Advances, together with the proceeds of the Senior Unsecured Notes and the European Securitization, solely for (a) on the Agreement Date, the repayment of all Indebtedness under the Prior Loan Agreement, (b) on or within thirty-five (35) days after the Agreement Date, the repayment of Indebtedness of Target disclosed on Schedule 5.17, and (c) after the Agreement Date, working capital needs and general corporate purposes, in each case for the Borrowers and each Borrower's Restricted Subsidiaries.

         Section 5.18 Covenants of the Borrowing Subsidiaries. Each Borrowing Subsidiary will perform and observe each covenant in Article 5 that AGCO is required to cause it to perform or observe under such Article.

         Section 5.19 Real Property Documents. AGCO shall execute and deliver, or provide, or cause its Restricted Subsidiaries which are U.S., Canadian or U.K. Loan Parties to execute and deliver or provide, to the Administrative Agent within 60 days after the Agreement Date, each of the Real Property Documents reasonably requested by the Administrative Agent with respect to the Real Property Collateral listed on Schedule 5.19, in form and substance reasonably satisfactory to the Administrative Agent.

         Section 5.20 Landlord and Warehouseman Waivers. AGCO shall use its best efforts to deliver, or cause its Restricted Subsidiaries which are U.S., Canadian or U.K. Loan Parties to deliver, to the Administrative Agent within 60 days after the Agreement Date, Landlord and Warehouseman Waivers with respect to such Inventory locations in the United States, Canada or the United Kingdom as may be reasonably requested by the Administrative Agent, in form and substance reasonably satisfactory to the Administrative Agent.

         Section 5.21 Canadian Bank Act Security Documents. The Canadian Subsidiary and each other Loan Party that has executed a Security Agreement with respect to Collateral located in Canada will execute and deliver promptly upon request by the Administrative Agent, or the Canadian Administrative Agent, as applicable, and in no


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event later than 10 days following such request, such Bank Act security documents as may be requested by the Administrative Agent or the Canadian Administrative Agent, as applicable, including without limitation, a Notice of Intention to give security under Section 427 and related Section 427 documents.

                                   ARTICLE 6.

                             INFORMATION COVENANTS

         AGCO covenants and agrees that, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 6.1 Reporting Requirements. AGCO will deliver to the Administrative Agent (and, with respect to clauses (b), (c), (i) and (n) of this Section 6.1, such delivery may be made by AGCO posting such information directly via IntraLinks):

                  (a) Default Notice. As soon as possible and in any event within two days after a Responsible Employee shall know of the occurrence of each Default, a statement of the chief financial officer of AGCO setting forth details of such Default and the action that AGCO has taken and proposes to take with respect thereto.

                  (b) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of AGCO, and within 100 days after the end of the fourth quarter of each fiscal year of AGCO, consolidated balance sheets of AGCO and its Restricted Subsidiaries and (in the case of the first three fiscal quarters) AGCO and its Subsidiaries, respectively, as of the end of such quarter and consolidated statements of income and cash flows of AGCO and its Restricted Subsidiaries and (if applicable) AGCO and its Subsidiaries, respectively, for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of AGCO as having been prepared in accordance with GAAP, together with, in the case of the financial statements relating to the first three fiscal quarters:

                           (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto; and


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                           (ii)     a schedule in form satisfactory to the
                  Administrative Agent of the computations used by AGCO in determining compliance with the financial covenants contained in Article 7 hereof.

                  (c) Annual Financials. As soon as available and in any event within 100 days after the end of each fiscal year of AGCO, a copy of the annual audit report for such year for AGCO and its Subsidiaries, including therein consolidated balance sheets and consolidated statements of income and cash flows of AGCO and its Subsidiaries for such fiscal year, in each case accompanied by an opinion satisfactory to the Required Lenders of Arthur Andersen LLP or other independent public accountants of recognized national standing, together with:

                           (i) a certificate of such accounting firm to the Lenders stating that in the course of the regular audit of the business of AGCO and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing with respect to any of the "Financial Covenants" set forth in Article 7 hereof, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof;

                           (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such fiscal year, the Senior Debt Ratio and compliance with the financial covenants contained in Article 7 hereof; and

                           (iii) a certificate of the chief financial officer of AGCO stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that AGCO has taken and proposes to take with respect thereto.

                  (d) ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 Business Days after any Responsible Employee of any Loan Party or any of its ERISA Affiliates knows or has reason to know that any ERISA Event with respect to any Loan Party or any of its ERISA Affiliates has occurred, a statement of the chief financial officer of AGCO describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto, and (ii) on the date on which any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (e) Plan Terminations. Promptly and in any event within 2 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates, copies of each


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notice from the PBGC stating its intention to involuntarily terminate any Plan of any Loan Party or any of its ERISA Affiliates or to have a trustee appointed to administer any such Plan.

                  (f) Plan Annual Reports. Upon the Administrative Agent's request, copies of the most recent Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan for which any Loan Party or any of its ERISA Affiliates is required to file such report.

                  (g) Multiemployer Plan Notices. Promptly and in any event within 5 Business Days after receipt thereof by any Loan Party or any of its ERISA Affiliates from the sponsor of a Multiemployer Plan of any Loan Party or any of its ERISA Affiliates, copies of each notice concerning:

                           (i) the imposition of Withdrawal Liability by any such Multiemployer Plan that might have a Material Adverse Effect;

                           (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan that might be expected to have a Material Adverse Effect; or

                           (iii) the amount of liability incurred by such Loan Party or any of its ERISA Affiliates in connection with any event described in clause (i) or (ii), if paying such liability might have a Material Adverse Effect.

                  (h) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting AGCO or any of its Subsidiaries of the type described in Section 4.1(i).

                  (i) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that AGCO or any of its Subsidiaries sends to the stockholders of AGCO, and copies of all regular, periodic and special reports, and all registration statements that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (j) Creditor Reports. Copies of any statement, notice of default or other material notice delivered to or received from the Senior Note Trustee or the Subordinated Note Trustee and, upon request by either Agent or any Lender, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement


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and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.1.

                  (k) Material Contract Notices. Promptly upon receipt thereof, copies of all default notices received by any Loan Party or any of its Subsidiaries under or pursuant to any Material Contract and, from time to time upon request by the Administrative Agent, such information regarding any Material Contracts as the Administrative Agent may reasonably request.

                  (l) Environmental Conditions. Promptly after the occurrence thereof, notice of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or would be reasonably likely to form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or such property that would reasonably be expected to have a Material Adverse Effect.

                  (m) Adverse Developments. Promptly after the occurrence thereof, notice of any other event or condition relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of AGCO and its Restricted Subsidiaries that is reasonably likely to have a Material Adverse Effect.

                  (n) Quarterly Operations Report; Annual Budget. As soon as possible and in any event by (i) the 45th day after each fiscal quarter of AGCO, a quarterly operations report in respect of the immediately preceding fiscal quarter in substantially the form prepared by AGCO for its internal use and containing substantially the information as is contained in such report as of the date hereof, and (ii) January 15 of each year, the annual quarterly budget for AGCO and its Restricted Subsidiaries, including forecasts of the income statement, the balance sheet and a cash flow statement, for such year, on a quarter-by-quarter basis.

                  (o) Replacement Schedules. Promptly, and in any event within 30 days after any information contained in Schedule 4.1(b) or any representation or warranty herein referring to such Schedule, if repeated as of any date, shall become or would be incorrect or incomplete, deliver to the Administrative Agent a replacement for such Schedule that will cause such information, or such representation or warranty, to be correct and complete, which replacement schedule must be in form and substance satisfactory to the Administrative Agent prior to being accepted as a schedule hereunder.

                  (p) Securitization Funding; Indentures. Promptly following (i) the occurrence of any Servicer Default, Early Amortization Event, Amortization Event or Termination Event (as such terms may be defined in any Securitization Documents) under the Securitization Documents, or default by AGCO under any Senior Note Documents or Subordinated Note


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Documents, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, and (ii) request by the Administrative Agent, such information as the Administrative Agent may request to determine the aggregate principal amount of Securitization Funding outstanding on any date.

                  (q) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, taxes, properties or prospects of any Loan Party or any of its Subsidiaries as any Agent may reasonably request or any Lender may from time to time reasonably request through an Agent.

         Section 6.2 Access to Accountants. Each Borrower hereby authorizes the Agents to discuss the financial condition of such Borrower and its Subsidiaries with such Borrower's independent public accountants upon reasonable notification to such Borrower of such Agent's intention to do so. Each Borrower shall be given the reasonable opportunity to participate in any such discussion. Each Borrower shall deliver to its independent public accountants a letter authorizing and instructing them to comply with the provisions of this Section 6.2.

                                   ARTICLE 7.

                               NEGATIVE COVENANTS

         AGCO covenants and agrees that, so long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender shall have any Commitment hereunder:

         Section 7.1 Indebtedness. AGCO shall not create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, and shall not permit any of its Restricted Subsidiaries to create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

                  (a) Indebtedness under this Agreement, the Notes and the other Loan Documents;

                  (b) Capitalized Leases and Indebtedness secured by purchase money security interests described in clause (f) of the definition of Permitted Liens set forth in Article 1 hereof which do not exceed the aggregate amount of $5,000,000 made or incurred during any calendar year;

                  (c) Indebtedness of AGCO under the Senior Unsecured Notes and the Subordinated Notes, and refinancings, renewals, or extensions of the foregoing so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not, in


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the Administrative Agent's judgment, materially impair the prospects of repayment of the Obligations by the Borrowers, (ii) such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of, or an increase in the rate of interest or fees with respect to, the applicable Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, or extensions do not result in a shortening of the average weighted maturity of the applicable Indebtedness so refinanced, renewed, or extended, nor are they on terms or conditions that are materially more burdensome or restrictive to AGCO or any Restricted Subsidiary, (iv) if the Indebtedness that is refinanced, renewed, or extended was subordinated in right of payment to the Obligations, then the terms and conditions of the refinancing, renewal, or extension Indebtedness must include subordination terms and conditions that are at least as favorable to the Agents, the Issuing Banks and the Lenders as those that were applicable to the refinanced, renewed, or extended Indebtedness, as determined by the Administrative Agent, and (v) the documents evidencing or governing such Indebtedness, as so refinanced, renewed or extended, are otherwise in form and substance satisfactory to the Administrative Agent in its reasonable judgment;

                  (d)      Securitization Funding under the Securitization
Documents;

                  (e) Indebtedness under Interest Hedge Agreements and Foreign Exchange Agreements entered into in the ordinary course of business; provided that such agreements (i) are designed solely to protect AGCO and its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (ii) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder;

                  (f) Intercompany Indebtedness among any of AGCO and the Restricted Subsidiaries; provided such Indebtedness shall be unsecured and, to the extent incurred by a Loan Party, at all times subordinate to the Obligations;

                  (g) Indebtedness of the Target assumed by the US Subsidiary upon the consummation of the Merger and disclosed on Schedule 7.1;

                  (h) (i) Indebtedness in connection with Tax Abatement Transactions permitted hereunder, and (ii) Indebtedness of Dronningborg Industries AS secured by liens on Real Property owned as of the Agreement Date in an aggregate amount not exceeding $5,500,000;

                  (i) other unsecured Indebtedness for borrowed money not exceeding an aggregate amount outstanding at any time of (x) $30,000,000 at any individual Restricted Subsidiary or (y) $75,000,000 for AGCO and all Restricted Subsidiaries; and


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


                  (j)      Indebtedness permitted by Section 7.2 hereof.

         Section 7.2 Limitation on Guaranties. AGCO shall not, and shall not permit any of its Restricted Subsidiaries to, at any time Guaranty, or assume, be obligated with respect to, or permit to be outstanding any Guaranty of any obligation of any other Person, other than (a) under any Loan Document,
(b) obligations under agreements to indemnify Persons who have issued bid or performance bonds or letters of credit issued in lieu of such bonds in the ordinary course of business of AGCO or any Restricted Subsidiary securing performance by AGCO or such Restricted Subsidiary of activities otherwise permissible hereunder, (c) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (d) guaranties by AGCO of the Interest Hedge Agreements and Foreign Exchange Arrangements that any Restricted Subsidiary may enter into with any financial institution, (e) guaranties by AGCO or any Restricted Subsidiary of lines of credit of dealers conducting business in Brazil and financing for retail purchasers in Brazil or Argentina of products manufactured by AGCO or its Restricted Subsidiaries in an aggregate amount outstanding at any time not to exceed $20,000,000, (f) guaranties by AGCO of payment of fees, indemnification obligations and performance obligations of any Restricted Subsidiary under the Securitization Documents, (g) guaranties by AGCO or any other Restricted Subsidiary of obligations (other than obligations constituting Funded Debt) of any Restricted Subsidiary incurred in the ordinary course of such Restricted Subsidiary's business, (h) contingent repurchase obligations of AGCO of Inventory, the lease or purchase of which is financed by a Finance Company, (i) guaranties by AGCO or any Restricted Subsidiary of Indebtedness of AGCO or any Restricted Subsidiary permitted under clauses (b) or (i) of Section 7.1, (j) the unsecured guaranty of the Senior Notes executed by the Senior Note Guarantors, and (k) other unsecured guarantees in an aggregate amount not exceeding $1,000,000 outstanding at any time.

         Section 7.3 Liens, Etc. AGCO shall not create, incur, assume or suffer to exist, or permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired or, except Permitted Liens.

         Section 7.4 Restricted Payments and Purchases. AGCO shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, except (a) AGCO's Subsidiaries may make Restricted Payments to AGCO or any other Restricted Subsidiary, and (b) so long as no Default then exists or would be caused thereby, AGCO may (i) declare and deliver dividends and distributions payable only in, or convert any preferred stock into, Common Stock of AGCO,
(ii) declare and pay cash dividends on its Common Stock listed on a national securities exchange or Nasdaq or its Series A Convertible Preferred Stock, in an aggregate amount not exceeding $5,000,000 in any fiscal year, (iii) purchase, redeem,


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retire or otherwise acquire shares of its own outstanding Stock for cash in connection with employee stock option plans, (iv) acquire shares of its Stock to eliminate fractional shares and (v) redeem any preferred Stock purchase rights issued under AGCO's stockholders rights plan at a redemption price of $0.01 per right.

         Section 7.5 Sale-Leasebacks. AGCO shall not directly or indirectly become or remain liable, or permit any Restricted Subsidiary to become or remain liable, as lessee or guarantor or other surety with respect to any lease, whether a Capitalized Lease or otherwise, of any assets (whether real or personal or mixed), whether now owned or hereafter acquired, that: (a) AGCO or any Restricted Subsidiary has sold or transferred or is to sell or transfer to any other Person, other than to another Restricted Subsidiary, or
(b) AGCO or any Restricted Subsidiary intends to use for substantially the same purpose as any other property that has been sold or is to be sold or transferred by AGCO or any Restricted Subsidiary to any Person in connection with such lease, except for (i) any lease in effect on the Agreement Date and,
(ii) the lease of the facility located in Hesston, Kansas, and other facilities located in the United States owned by AGCO or its Restricted Subsidiaries (including Target) as of the Agreement Date in connection with a Tax Abatement Transaction; provided, the documentation evidencing or governing such Tax Abatement Transaction is in form and substance satisfactory to the Administrative Agent, the bonds issued in connection with such transaction are pledged to the Administrative Agent as Collateral hereunder, and the Administrative Agent receives such other documentation as it may reasonably request.

         Section 7.6 Mergers, Etc. AGCO shall not merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Restricted Subsidiaries to do so, except that, so long as no Default then exists hereunder or would be caused thereby and the Administrative Agent receives written notice of any such merger at least 30 days (or such shorter period as may be acceptable to the Administrative Agent) prior to the effectiveness thereof if such merger involves a Loan Party: (a) any Restricted Subsidiary (other than a Senior Note Guarantor or AGCO Acceptance Corporation) of AGCO may merge into or consolidate with any other Restricted Subsidiary (other than a Senior Note Guarantor or AGCO Acceptance Corporation) of AGCO or any other Person to consummate an Investment permitted by Section 7.8 or 7.9, but only if (i) the Person surviving such merger, or the Person formed by such consolidation, shall be a Restricted Subsidiary of AGCO, (ii) if a Loan Party is a party to such merger or consolidation and (x) the surviving corporation of any such merger is not a Loan Party, or (y) is a party to any such consolidation, the surviving corporation or Person formed by such consolidation, as the case may be, shall assume, in a manner reasonably satisfactory to the Required Lenders, the obligations of such Loan Party under the Loan Documents to which such Loan Party was a party, and (iii) if the surviving Person of such merger is a Material Subsidiary, the Administrative Agent receives the documents required to be delivered pursuant to Section 5.15 hereof; (b) any of AGCO's Restricted Subsidiaries


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(other than Massey Ferguson Corp. or a Foreign Subsidiary) may merge into AGCO so long as AGCO is the surviving corporation; (c) any Subsidiary that is not a Restricted Subsidiary may merge into any other Subsidiary that is not a Restricted Subsidiary; (d) any Senior Note Guarantor may merge into any other Senior Note Guarantor; and (e) US Subsidiary may merge with Target on (or prior to) the Agreement Date in connection with the Merger; provided, however, US Subsidiary shall be the survivor of such Merger and have changed its name to "Ag-Chem Equipment Co., Inc". AGCO shall not, and shall not permit any Restricted Subsidiary to (other than a Dormant Subsidiary), liquidate or dissolve itself or otherwise wind up its business, except any Restricted Subsidiary (other than Massey Ferguson Corp.) may liquidate or dissolve if all of its assets are transferred to AGCO or another Restricted Subsidiary in compliance with Section 7.7(f) hereof (provided the Administrative Agent receives 30 days' prior written notice if such Restricted Subsidiary is a Loan Party).

         Section 7.7 Sales of Assets. AGCO shall not sell, lease, transfer or otherwise dispose of, or permit any of its Restricted Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, except:

                  (a) sales of Inventory in the ordinary course of its business;

                  (b)      sales of the Closed Facilities;

                  (c) the sale of the assets of Target and its Subsidiaries listed on Schedule 7.7 hereto for the fair market value thereof, provided at the time of such sale no Default shall exist;

                  (d) sales of wholesale Receivables (together with the Related Security) invoiced to third parties at addresses located in the United States, Canada, and/or Europe under a Securitization Facility, but only so long as the aggregate face amount of Receivables purchased by the purchasers under such facility and outstanding on any date of determination may not exceed U.S. $425,000,000;

                  (e) so long as no Default has occurred and is then continuing, the sale of Real Property (together with the building and improvements thereon) in connection with a Tax Abatement Transaction permitted by Section 7.5;

                  (f) transfers of assets (i) between the Loan Parties; provided (x) if such asset was subject to a Lien under any Security Document prior to such transfer it remains subject to a first priority (subject to Permitted Liens) perfected Lien under a Security Document after such transfer,
(y) if such asset was not subject to an Agent's Lien but was owned by a Material Subsidiary, such asset is transferred to another Material Subsidiary, and (z) no Senior Note Guarantor shall transfer assets to, or receive assets from, any other Loan Party other than AGCO or another Senior Note Guarantor,
(ii) from a Subsidiary

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not a Loan Party to a Loan Party, (iii) between Restricted Subsidiaries that are not Loan Parties, and (iv) from a Loan Party to a Restricted Subsidiary that is not a Loan Party; provided, (x) such transfer is in the ordinary course of business in compliance with Section 7.11, (y) if such asset was subject to a Lien under any Security Document prior to such transfer, it remains subject to an enforceable first priority (subject to Permitted Liens) perfected Lien under a Security Document after such transfer, and the Subsidiary transferee guarantees the Obligations hereunder to the same extent as the transferee had guaranteed the Obligations, or (z) the aggregate amount of such transfers during any fiscal year does not exceed $5,000,000;

                  (g) sales of Receivables by a Foreign Subsidiary in connection with factoring arrangements in the ordinary course of business;

                  (h) sale or disposition of Investments in Landini SpA, Motores de San Luis, and Deutz AGCO Motores SA; provided at the time of such sale no Default shall exist; and

                  (i) so long as no Default has occurred and is then continuing, the sale of any other asset by AGCO or any Restricted Subsidiary (other than a bulk sale of Inventory) if (i) the purchase price paid to AGCO or such Restricted Subsidiary for such asset or assets, in a single transaction or related transactions, shall be at least equal to the Fair Market Value (as defined below) of such asset(s) as determined by (x) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of at least U.S.$1,000,000 (or the foreign equivalent thereof), the Board of Directors of AGCO or such Restricted Subsidiary, as the case may be, and evidenced in a resolution of such Board of Directors, and (y) with respect to any asset or assets, in a single transaction or related transactions, with a Fair Market Value of less than U.S.$1,000,000 (or the foreign equivalent thereof), two of any of the chief financial officer, the chief executive officer, the president, the chief operating officer or any equivalent thereof, and (ii) the purchase price (including any portion thereof in respect of an assumption of liabilities of AGCO or such Restricted Subsidiary) paid to AGCO or such Restricted Subsidiary for such asset or assets, shall not exceed U.S. $10,000,000 in the aggregate for such transactions in any fiscal year. For the purposes of this subsection, "Fair Market Value" means, with respect to any asset or property, the value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined by the Board of Directors or such officer of such seller.

         Section 7.8 Investments AGCO shall not make or hold, or permit any of its Restricted Subsidiaries to make or hold, any Investment in, any Person other than:

                  (a) Investments by AGCO and its Restricted Subsidiaries in Cash Equivalents and in Interest Hedge Agreements and Foreign Exchange Agreements;


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                  (b)      Investments received in settlement of Indebtedness
of third parties created in the ordinary course of business;

                  (c) advances to officers and employees of AGCO or any of its Restricted Subsidiaries in the ordinary course of business (i) made in accordance with past practices of AGCO and its Restricted Subsidiaries that do not exceed $3,000,000 in principal amount at any one time outstanding or (ii) made for travel, entertainment or similar expenses;

                  (d) the majority ownership of AGCO and its Restricted Subsidiaries of the Stock of their respective Subsidiaries as disclosed on
Schedule 4.1(b), and the minority ownership of AGCO in the Persons listed on
Schedule 4.1(b), in each case as in effect on the Agreement Date;

                  (e) (i) Investments by AGCO and its Restricted Subsidiaries in joint ventures outstanding as of the Agreement Date specified in Schedule 4.1(c), and (ii) Investments after the Agreement Date in the joint ventures listed on Schedule 4.1(c), and in other Persons not Restricted Subsidiaries engaged in businesses that are related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the date hereof, in an aggregate amount not to exceed $15,000,000 during any fiscal year and not more than $30,000,000 during the term of this Agreement;

                  (f) a new Restricted Subsidiary formed by AGCO or any other Restricted Subsidiary for purposes of consummating a transaction permitted by Section 7.9 hereof or otherwise consented to by the Required Lenders provided, if such new Restricted Subsidiary is a Material Subsidiary, the Administrative Agent shall receive the documents required by Section 5.15 hereof;

                  (g) loans and advances to and capital contributions in, any Restricted Subsidiary in the ordinary course of business;

                  (h) Investments made in Finance Companies to the extent necessary to meet regulatory ratios and guidelines, not to exceed $50,000,000 during the term of this Agreement;

                  (i) retail financing for purchasers in Brazil and Argentina of products manufactured by AGCO or its Restricted Subsidiaries in an aggregate amount outstanding not exceeding (i) $25,000,000 at any time prior to the six month anniversary of the Agreement Date, and (ii) $20,000,000 on the six month anniversary of the Agreement Date or at any time thereafter; and

                  (j)      Investments permitted by Sections 7.2 or 7.9 hereof.


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         Section 7.9       Acquisitions. AGCO shall not, and shall not permit
any Restricted Subsidiary to, engage in or consummate any acquisition of all or substantially all of the assets of a business or a business unit, or all or substantially all of the operating assets of any Person, or assets which constitute all or substantially all of the assets of a division or a separate or separable line of business of any Person, or all or substantially all of the Stock of any other Person, except (a) the acquisition of Target in connection with the Merger, and (b) Investments and acquisitions in other assets or Persons after the date hereof by AGCO and its Wholly Owned Restricted Subsidiaries; provided (i) any Person acquired will be a Restricted Subsidiary immediately after such Investment or acquisition, (ii) such assets are usable in, or Person is primarily engaged in, businesses that are related, ancillary or complementary to the business of AGCO and its Restricted Subsidiaries as of the date hereof, (iii) no Default then exists or would be caused thereby, (iv) the pro forma cash flow and operating statements of AGCO on a Consolidated basis after giving effect to such acquisition or Investment demonstrate to the satisfaction of the Administrative Agent that AGCO will be in compliance with the financial and other covenants hereunder at the time of the acquisition or Investment through the four fiscal quarter period thereafter, (v) prior to making any such acquisition or Investment, AGCO shall provide to the Administrative Agent and the Lenders a certificate of the chief financial officer of AGCO certifying (A) that AGCO is in compliance with the financial covenants hereof before and after giving effect to such acquisition or Investment, (B) that no Event of Default then exists or would be caused thereby and (C) the total amount of such acquisition or Investment and the full name and state of organization of any new Subsidiary created for the purpose of effecting such acquisition or Investment, (vi) to the extent the Person acquired is a Material Subsidiary, the Administrative Agent shall have received all documents required by Section 5.15 hereof, and (vii) the purchase price (including the principal amount of any Indebtedness assumed, paid off or otherwise satisfied by AGCO or a Restricted Subsidiary in such transaction but excluding the portion of the purchase price paid for solely in Common Stock of
AGCO) of all such acquisitions and Investments made shall not exceed U.S. $50,000,000 (or the Equivalent Amount thereof) during any fiscal year (the "Acquisition Amount Basket"); provided, however, the unused Acquisition Amount Basket in any fiscal year may be carried forward to subsequent fiscal years; and, provided further, AGCO may make such acquisitions and/or Investments in excess of the Acquisition Amount Basket in any fiscal year if (x) the Total Debt Ratio, as of the last day of the fiscal quarter immediately prior to the making of such acquisition or Investment, is less than or equal to 4.00 to 1.00, and (y) as of the last day of each fiscal quarter thereafter, AGCO maintains a Total Debt Ratio less than or equal to 4.25 to 1.00, or such lesser ratio as may be required by Section 7.19(a) hereof.

         Section 7.10 Change in Nature of Business. AGCO shall not, or permit any of its Restricted Subsidiaries (including without limitation any Persons becoming Restricted


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Subsidiaries after the date hereof) to, make any material change in the nature of its business as carried on at the date hereof.

         Section 7.11 Affiliate Transactions. AGCO shall not enter into or be a party to, or permit any of its Restricted Subsidiaries to enter into or be a party to, any agreement or transaction with any Affiliate (other than a Restricted Subsidiary or in a transaction constituting an Investment permitted hereunder) except in the ordinary course of and pursuant to the reasonable requirements of AGCO's or such Restricted Subsidiary's business and upon fair and reasonable terms that, except in connection with the purchase and sale of Inventory, are approved by AGCO's or such Restricted Subsidiary's Board of Directors, no less favorable to AGCO or such Restricted Subsidiary than it would obtain in a comparable arms length transaction with a Person not an Affiliate, and on terms consistent with the business relationship of AGCO or such Restricted Subsidiary and such Affiliate prior to the Agreement Date, if any. Nothing contained in this Agreement shall prohibit increases in compensation and benefits for officers and employees of AGCO which are customary in the industry or consistent with the past business practice of AGCO, or payment of customary directors' fees and indemnities.

         Section 7.12 Amendments. AGCO shall not, and shall not permit any Restricted Subsidiary to, (a) (i) without the prior written consent of the Administrative Agent and the Required Lenders enter into any amendment or waiver of the Senior Note Documents or the Subordinated Note Documents, which in either case would adversely affect the rights of the Lenders under this Agreement or any other Loan Document or make the provisions of any such document after such amendment more burdensome on AGCO or its Restricted Subsidiaries, or (ii) without the prior written consent of the Administrative Agent enter into any other amendment of the Senior Note Documents or the Subordinated Note Documents, (b) amend, its charter, bylaws or similar constituent documents that would have a Material Adverse Effect, or (c) amend, modify or supplement any subordination terms of any Indebtedness that has been contractually subordinated to the Obligations; provided, however, AGCO may enter into an amendment of the Subordinated Note Indenture which allows AGCO to make "Restricted Payments" (as defined in the Subordinated Note Indenture) in an amount not in excess of $5,000,000 in any fiscal year.

         Section 7.13 Prepayments of Indebtedness. AGCO shall not, and shall not permit its Restricted Subsidiaries to, prepay, redeem, defease or purchase in any manner, or deposit or set aside funds for the purpose of any of the foregoing, make any payment in respect of principal of, or make any payment in respect of interest on, the Senior Unsecured Notes or the Subordinated Notes, except AGCO and its Restricted Subsidiaries may (a) make regularly scheduled payments of principal or interest required in accordance with the terms of the instruments governing the Senior Unsecured Notes and the Subordinated Notes and (b) prepay the Senior Unsecured Notes or the Subordinated Notes out of proceeds of (i) the issuance of shares of Common Stock, or

(ii) a refinancing permitted by Section 7.1(c) hereof; provided, however, neither AGCO nor any Subsidiary of AGCO shall make any payments (whether with respect to principal, interest, sinking fund obligations, or otherwise) on the Subordinated Notes or any other Indebtedness if such payments would violate the subordination provisions of the Subordinated Notes or such other Indebtedness.

         Section 7.14 Restrictions; Negative Pledge. AGCO shall not permit any of its Restricted Subsidiaries to enter into agreements that prohibit or limit the amount of dividends or loans that may be paid or made to AGCO or another Subsidiary of AGCO by any of its Restricted Subsidiaries or any demands for payment on Indebtedness owing by any Restricted Subsidiary of AGCO to AGCO or another Subsidiary of AGCO, other than (a) restrictions imposed under an agreement for the sale of all of the Stock or other equity interest of a Subsidiary or for the sale of a substantial part of the assets of such Subsidiary, in either case to the extent permitted hereunder and pending the consummation of such sale, (b) restrictions in any Securitization Documents, and restrictions set forth in the Senior Note Documents and the Subordinated Note Documents in effect on the Agreement Date, and (c) restrictions in any agreement with another Person relating to a joint venture conducted through a Subsidiary of AGCO in which such Person is a minority stockholder requiring the consent of such Person to the payment of dividends. Neither AGCO nor any Restricted Subsidiary of AGCO shall, directly or indirectly, enter into any agreement (other than the Loan Documents) with any Person that prohibits or restricts or limits the ability of AGCO or such Restricted Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any of its respective assets, except for (i) restrictions in the Securitization Documents and set forth in the Senior Note Documents and the Subordinated Note Documents as of the Agreement Date, (ii) customary restrictions relating to the subletting, assignment, or transfer of any asset that is subject to a lease or license,
(iii) restrictions arising in connection with a Permitted Lien on any asset provided that such restriction is limited to the assets subject to such Permitted Lien, and (iv) restrictions in connection with unsecured Indebtedness permitted by Section 7.1(i).

         Section 7.15 Accounting Changes. AGCO will not, nor will it permit any of its Subsidiaries to, make or permit any change in accounting policies or reporting practices as such policies or practices are used in connection with the preparation of the financial statements delivered or to be delivered to the Administrative Agent pursuant to this Agreement, except as required by GAAP (or the foreign equivalent). AGCO will not change its fiscal year for accounting purposes from the fiscal year ending December 31.

         Section 7.16 Issuance or Sales of Stock. AGCO shall not (a) sell, assign or otherwise transfer, or permit any of its Restricted Subsidiaries to sell, assign or otherwise transfer, any Stock of any Restricted Subsidiary, or
(b) permit any Restricted Subsidiary to issue or sell any shares of its Stock, except (i) to qualify directors of Subsidiaries where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Stock of Subsidiaries incorporated in jurisdictions outside of the United States of America, (ii) issuances and sales of Stock by Restricted Subsidiaries to AGCO or other Wholly Owned Restricted Subsidiaries of AGCO, and (iii) the sale of Stock of a Subsidiary held by AGCO or its Restricted Subsidiaries, to the extent permitted by Section 7.7 hereof.

         Section 7.17 Excess Proceeds. Permit to exist any Excess Proceeds (as defined in the Subordinated Note Indenture), if the existence thereof would require AGCO to offer to purchase the Subordinated Notes.

         Section 7.18 No Notice Under Subordinated Note Indenture. Deliver, or permit there to be delivered, to the Subordinated Note Trustee under the Subordinated Note Indenture any notice that any agreement, instrument or document, other than this Agreement and the Loan Documents, is the "Bank Credit Agreement" thereunder.

         Section 7.19      Financial Covenants.

                  (a) Total Debt Ratio. AGCO shall not allow, as of the end of each fiscal quarter of AGCO, the Total Debt Ratio to exceed the ratio set forth below for the applicable fiscal quarter corresponding thereto:


        ---------------------------------------------- -------------------------------------------
        Fiscal Quarters Ending:                        Ratio:
        ---------------------------------------------- -------------------------------------------
        June 30, 2001                                  6.00 to 1.00
        ---------------------------------------------- -------------------------------------------
        September 30, 2001                             5.90 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2001                              5.60 to 1.00
        ---------------------------------------------- -------------------------------------------
        March 31, 2002                                 5.25 to 1.00
        ---------------------------------------------- -------------------------------------------
        June 30, 2002                                  5.00 to 1.00
        ---------------------------------------------- -------------------------------------------
        September 30, 2002                             4.75 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2002, through September 30, 2003  4.50 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2003, through September 30, 2004  4.00 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2004, and thereafter              3.50 to 1.00
        ---------------------------------------------- -------------------------------------------


                  (b) Senior Debt Ratio. AGCO shall not allow, as of the end of each fiscal quarter of AGCO, the Senior Debt Ratio to exceed the ratio set forth below for the applicable fiscal quarter corresponding thereto:

        ---------------------------------------------- -------------------------------------------
        Fiscal Quarters Ending:                        Ratio:
        ---------------------------------------------- -------------------------------------------
        June 30, 2001                                  3.25 to 1.00
        ---------------------------------------------- -------------------------------------------
        September 30, 2001                             3.25 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2001                              3.00 to 1.00
        ---------------------------------------------- -------------------------------------------
        March 31, 2002, through June 30, 2002          2.75 to 1.00
        ---------------------------------------------- -------------------------------------------
        September 30, 2002                             2.50 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2002, through September 30, 2003  2.50 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2003, through September 30, 2004  2.25 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2004, and thereafter              2.25 to 1.00
        ---------------------------------------------- -------------------------------------------


                  (c) Fixed Charge Coverage Ratio. AGCO shall maintain, as of the end of each fiscal quarter of AGCO, a Fixed Charge Coverage Ratio for the four fiscal quarter period then ended of not less than the ratio set forth below for the applicable fiscal quarter corresponding thereto:


        ---------------------------------------------- -------------------------------------------
        Fiscal Quarters Ending:                        Ratio:
        ---------------------------------------------- -------------------------------------------
        June 30, 2001                                  1.05 to 1.00
        ---------------------------------------------- -------------------------------------------
        September 30, 2001                             1.05 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2001                              1.15 to 1.00
        ---------------------------------------------- -------------------------------------------
        March 31, 2002, through September 30, 2002     1.25 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2002, through September 30, 2003  1.35 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2003, through September 30, 2004  1.50 to 1.00
        ---------------------------------------------- -------------------------------------------
        December 31, 2004, and thereafter              1.75 to 1.00
        ---------------------------------------------- -------------------------------------------


                  (d) Consolidated Tangible Net Worth. AGCO shall maintain, as of the last day of each fiscal quarter of AGCO, Consolidated Tangible Net Worth of not less than the sum of (i) (x) eighty-five percent (85%) of Consolidated Tangible Net Worth as of March 31, 2001, plus (y) eighty-five percent (85%) of the market value of the Stock of

AGCO or its Subsidiaries issued to the shareholders of Target in connection with the Merger, plus (ii) fifty percent (50%) of Consolidated Net Income (to the extent positive) for the fiscal quarter ending June 30, 2001, and each fiscal quarter thereafter on a cumulative basis.

                  (e) Capital Expenditures. AGCO shall not make, or permit its Restricted Subsidiaries to make, Capital Expenditures during any fiscal year in an aggregate amount in excess of the "Permitted Amount" set forth opposite such fiscal year below, plus, commencing with fiscal year 2002, the CapEx Carry Forward Amount, if any, from the immediately preceding fiscal year:


         --------------------------------------------- -------------------------------------------
                  Fiscal Year                                   Permitted Amount
         --------------------------------------------- -------------------------------------------
         2001                                          $70,000,000
         --------------------------------------------- -------------------------------------------
         2002                                          $75,000,000
         --------------------------------------------- -------------------------------------------
         2003                                          $80,000,000
         --------------------------------------------- -------------------------------------------
         2004                                          $85,000,000
         --------------------------------------------- -------------------------------------------


         Section 7.20 Covenants of the Borrowing Subsidiaries. Each Borrowing Subsidiary will perform and observe each covenant in Article 7 that AGCO is required to cause it to perform or observe under such Article.

                                   ARTICLE 8.

                               EVENTS OF DEFAULT

         Section 8.1 Events of Default. Each of the following shall constitute an Event of Default (an "Event of Default"), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

                  (a) (i) any Borrower shall fail to pay (x) any principal or face amount of any Advance on the date when the same becomes due and payable, or (y) any interest or fees due hereunder within one Business Day after the date when the same becomes due and payable, or (ii) any Loan Party shall fail to make any other payment under any Loan Document, in any case within five days after the date when the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) (i) any Borrower shall fail to perform any term, covenant or agreement contained in Article 5 hereof if such failure shall remain unremedied for 30 days after the earlier of (x) such Borrower having knowledge thereof, and (y) written notice thereof having been given to AGCO;
(ii) any Borrower shall fail to perform any term, covenant or agreement contained in Article 6 hereof if such failure shall remain unremedied for 10 days after the earlier of (x) such Borrower having knowledge thereof, and (y) written notice thereof having been given to AGCO; (iii) any Borrower shall fail to perform, observe or comply with any other term, covenant or agreement contained in Article 7 hereof or any Security Document to which it is a party; or (iv) any Borrower or any other Loan Party shall fail to perform any other term, covenant or agreement contained in this Agreement or any other Loan Document not referenced elsewhere in this Section 8.1 if such failure shall remain unremedied for 30 days after the earlier of (x) such Loan Party having knowledge thereof, and (y) written notice thereof having been given to AGCO; or

                  (d) AGCO or any Restricted Subsidiary shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Indebtedness, if such Indebtedness is outstanding in a principal or notional amount of at least U.S. $10,000,000 in the aggregate (but excluding Indebtedness outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness or otherwise to cause, or to permit the holder thereof to cause, such Indebtedness to mature; or any such Indebtedness shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) AGCO or any Restricted Subsidiary (other than a Dormant Subsidiary) shall generally not pay its debts as such debts become due, shall suspend or threaten to suspend making payment whether of principal or interest with respect to any class of its debts or shall admit in writing its insolvency or its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against AGCO or any Restricted Subsidiary (other than a Dormant Subsidiary) seeking, or seeking the administration, to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, administrator, receiver and manager, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against, or the appointment of a receiver, administrator, receiver and manager, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or AGCO or any Restricted Subsidiary shall take any action to authorize any of the actions set forth above in this subsection, or an encumbrancer takes possession of, or a trustee or administrator or other receiver or similar officer is appointed in respect of, all or any part of the business or assets of AGCO or any Restricted Subsidiary, or distress or any form of execution is levied or enforced upon or sued out against any such assets and is not discharged within seven days of being levied, enforced or sued out, or any Lien that may for the time being affect any of its assets becomes enforceable, or anything analogous to any of the events specified in this subsection occurs under the laws of any applicable jurisdictions; or

                  (f) any judgment or order for the payment of money in excess of U.S. $10,000,000 (other than any such judgment for a monetary amount insured against by a reputable insurer that shall have admitted liability therefor), individually or in the aggregate, shall be rendered against AGCO or any Restricted Subsidiary, or a warrant of attachment or execution or similar process shall be issued or levied against property of AGCO or any Restricted Subsidiary pursuant to a judgment which, together with all other such property of AGCO or any Restricted Subsidiary subject to other such process, exceeds in value $10,000,000 in the aggregate, and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment, decree or order, or (ii) within thirty (30) days after the entry, issue, or levy thereof, such judgment, warrant, or process shall not have been vacated, rescinded or stayed pending appeal or otherwise; or

                  (g) any non-monetary judgment or order shall be rendered against any AGCO or any Restricted Subsidiary that is reasonably likely to have a Material Adverse Effect, and within thirty (30) days after the entry or issue thereof, such judgment or order shall not have been vacated, rescinded or stayed pending appeal or otherwise; or

                  (h) any material portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by any Loan Party or any of its respective Affiliates, or by any governmental authority having jurisdiction over any Loan Party or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any material provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

                  (i) any Security Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first-priority Lien (except for Permitted Liens) on any Collateral referred to therein; or

                  (j)      a Change of Control shall occur; or

                  (k) (i) any ERISA Event shall have occurred with respect to a Plan of any Loan Party or any ERISA Affiliate as a result of an Insufficiency thereunder, and any Loan Party shall fail to make any payment in excess of $1,000,000 as and when required to be made under ERISA as a result of such Insufficiency, or any such Insufficiency shall have occurred and then exist that would result in a Material Adverse Effect; or (ii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan of such Loan Party or any ERISA Affiliate that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and their ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds U.S. $25,000,000 or requires payments exceeding U.S. $5,000,000 per annum or would otherwise result in a Material Adverse Effect; or (iii) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of such Loan Party and their ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan in which such reorganization or termination occurs by an amount exceeding U.S. $25,000,000 or which would otherwise result in a Material Adverse Effect; or

                  (l) a Termination Event, an Amortization Event, or an Early Amortization Event, or, if any Subsidiary of AGCO is the servicer at such time, a Servicer Default (as such terms are defined in any Securitization Document) under any of the Securitization Documents, or any other event which causes an early permanent termination of a commitment to purchase or loan under a Securitization Facility, shall occur and be continuing and shall not have been rescinded in accordance with the terms of such Securitization Documents; provided, however, that if such Termination Event, Amortization Event or Early Amortization Event is solely the result of the election of AGCO or any Restricted Subsidiary to voluntarily terminate the securitization program pursuant to such Securitization Documents in respect of which such Termination Event, Amortization Event or Early Amortization Event has occurred, then such event shall not be an Event of Default provided that either (i) such securitization program is simultaneously replaced by another securitization program or factoring arrangement which will provide a comparable level of liquidity for AGCO or the Restricted Subsidiary party thereto, as determined by, and subject to documentation in form and substance satisfactory to, the Administrative Agent, or (ii) the Administrative Agent determines that the liquidity requirements of AGCO or the Restricted Subsidiary party to such terminating securitization do not require the maintenance of such securitization program.

         Section 8.2 Remedies. If an Event of Default shall have occurred and until such Event of Default is waived in writing by the Required Lenders, or all of the Lenders as may be required by Section 10.1 hereof, the Administrative Agent:

                  (a) may, and shall at the request of the Required Lenders, by notice to AGCO, declare the obligation of each Lender to make Advances and of the Issuing Banks to issue Letters of Credit and the Swing Line Bank to make Swing Line Advances to be terminated, whereupon the same shall forthwith terminate;

                  (b) may, and shall at the request of the Required Lenders (i) by notice to AGCO, declare the Advances, Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances, the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and (ii) by notice to each party required under the terms of any agreement in support of which a Standby Letter of Credit is issued, request that all Obligations under such agreement be declared to be due and payable; provided that in the event of an actual or deemed entry of an order for relief or any assignment, proposal or the giving of notice of intention to make a proposal with respect to any Borrower under the Bankruptcy Code, (x) the obligation of each Lender to make Advances and of the Issuing Bank to issue Letters of Credit and of the Swing Line Bank to make Swing Line Advances shall automatically be terminated and (y) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers; and

                  (c) may, and shall at the request of the Required Lenders, exercise all of the post default rights granted to it and to them under the Loan Documents or under Applicable Law. The Administrative Agent, for the benefit of itself, the Agents, the Issuing Banks and the Lenders, shall have the right to the appointment of a receiver for the property of each Borrower, and each Borrower hereby consents to such rights and such appointment and hereby waives any objection each Borrower may have thereto or the right to have a bond or other security posted by the Agents, the Issuing Bank or the Lenders in connection therewith.

         Section 8.3 Actions in Respect of the Letters of Credit. If (a) an event of an actual or deemed entry of an order for relief or any assignment, proposal or the giving of notice of intention to make a proposal with respect to any Borrower under the Bankruptcy Code shall have occurred, AGCO will forthwith, and (b) any other Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 8.2 or otherwise, make demand upon AGCO to, and forthwith upon such demand AGCO will, pay to the Administrative Agent on behalf of the Lenders in same-day funds at the Administrative Agent's office designated in such demand, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "L/C Cash Collateral Account"), an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lenders or that the total amount of such funds is less than the amount required to be on deposit hereunder, AGCO will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (i) such amount required to be deposited hereunder over (ii) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim. The L/C Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the L/C Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, the Agents and the Issuing Banks, a lien on and security interest in the L/C Cash Collateral Account and all amounts on deposit therein as collateral security for the performance of the Borrowers' obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under Applicable Law with respect to the L/C Cash Collateral Account and all amounts on deposit therein.

                                   ARTICLE 9.

                                   THE AGENTS

         Section 9.1 Authorization and Action. Each Lender hereby appoints and authorizes Rabobank to take action on its behalf as the Administrative Agent, and each Canadian Facility Lender hereby appoints and authorizes Rabobank Canada to act on its behalf as Canadian Administrative Agent, to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to them respectively by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including without limitation enforcement or collection of the Notes), neither Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided that neither Agent shall be required to take any action that exposes it or its officers or directors to personal liability or that is contrary to this Agreement or Applicable Law. Except for action requiring the approval of the Required Lenders, the Agents shall be entitled to use their discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, any Loan Document, unless such Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action. No Agent shall incur any liability under or in respect of any Loan Document with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, non-appealable judicial order.

         Section 9.2 Agents' Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:

                  (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 10.7;

                  (b) respectively, may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it, and may rely on any opinion of counsel delivered under this Agreement, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts or any such opinion;

                  (c) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with the Loan Documents by any other Person;

                  (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party;

                  (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto (other than its own execution and


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delivery thereof) or the creation, attachment perfection or priority of any
Lien purported to be created under or contemplated by any Loan Document;

                  (f) respectively, shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties;

                  (g) shall have no liability or responsibility to any Loan Party for any failure on the part of any Lender to comply with any obligation to be performed by such Lender under this Agreement;

                  (h) shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default under this Agreement unless they have received notice from a Lender or Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "Notice of Default";

                  (i) shall incur no liability as a result of any determination whether the transactions contemplated by the Loan Documents constitute a "highly leveraged transaction" within the meaning of the interpretations issued by the Comptroller of the Currency, the Federal Deposit Insurance Corporation and the Board of Governors of the Federal Reserve System; and

                  (j) may act directly or through agents or attorneys on its behalf but shall not be responsible to any Lender for the negligence or misconduct of any agents or attorneys selected by it with reasonable care.

         Section 9.3 Agents, in their Individual Capacity and Affiliates. With respect to their respective Commitments, and the Advances made by each of them, respectively, and the Notes issued to each of them, respectively, Rabobank and Rabobank Canada shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Rabobank and Rabobank Canada in their individual capacities. Rabobank and Rabobank Canada and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if Rabobank and Rabobank Canada were not Agents and without any duty to account therefor to the Lenders.

         Section 9.4 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon either Agent or any other Lender and based on


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the financial statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 9.5 Notice of Default or Event of Default. In the event that any Agent or any Lender shall acquire actual knowledge, or shall have been notified in writing, of any Default or Event of Default, such Agent or such Lender shall promptly notify the Lenders and the Agents, and the Administrative Agent shall take such action and assert such rights under this Agreement as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement in respect of any Event of Default within ten days after their receipt of the notice of any Event of Default from any Agent, or shall request inconsistent action with respect to such Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions.

         Section 9.6 Indemnification. Each Lender severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender's ratable share of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (including without limitation fees and expenses of legal counsel, experts, agents and consultants) of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses payable by any Borrower under Section 10.4, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. For purposes of this Section, the Lenders' respective ratable shares of any amount shall be determined, at any time, according to the sum of:


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                  (a)      the aggregate principal amount of the Advances
(other than Advances by way of Bankers' Acceptances) outstanding at such time and owing to the respective Lenders;

                  (b) the aggregate face amount of Bankers' Acceptances outstanding at such time and owing to the respective Lenders;

                  (c) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time; and

                  (d) their respective Unused Multi-Currency Commitments and Unused Canadian Facility Commitments at such time.

         Section 9.7 Successor Agent. Either Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or a commercial bank or other financial institution and having a combined capital and reserves in excess of U.S. $500,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation or removal hereunder as an Agent, the provisions of this Article 9 and Section 10.4 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

         Section 9.8 Agent May File Proofs of Claim. The Appropriate Agent may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of each Agent, its agents, financial advisors and counsel), the Issuing Banks and the Lenders allowed in any judicial proceedings relative to any Loan Party, or any of their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any monies, securities or other property payable or deliverable on any such claims and any custodian in any such judicial proceedings is hereby authorized by each Lender to make such payments to the Appropriate Agent and, in the event that the Appropriate Agent shall consent to the making of such payments directly to the Lenders, to pay to the Appropriate Agent any amount due to the Appropriate Agent for the reasonable compensation, expenses, disbursements and advances of the Appropriate Agent, its agents, financial advisors and counsel, and any other amounts due the Appropriate Agent.

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contained in this Agreement or the other Loan Documents shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any holder thereof, or to authorize any Agent to vote in respect of the claim of any Lender in any such Proceeding.

         Section 9.9 Co-Documentation Agent and Co-Syndication Agent. It is expressly acknowledged and agreed by the Agents, each Lender and the Borrowers for the benefit of the Co-Documentation Agents and Co-Syndication Agents that the Co-Documentation Agents and Co-Syndication Agents, in such capacity, have no duties or obligations whatsoever with respect to this Agreement, the Notes or any other document or any matter related thereto.

         Section 9.10      Collateral.

                  (a) Each Agent is hereby authorized to hold all Collateral pledged to it pursuant to any Loan Document and to act on behalf of the Agents, the Lenders and the Issuing Banks, in its own capacity and through other agents appointed by it, under the Security Documents; provided, that such Agent shall not agree to the release of any Collateral except in accordance with the terms hereof.

                  (b) For the purposes of holding any security hereafter granted by any of the Loan Parties pursuant to the laws of the Province of Quebec, the Administrative Agent, or the Canadian Administrative Agent, as applicable, shall be the holder of an irrevocable power of attorney ("fonde de pouvoir" in accordance with article 2692 of the Civil Code of Quebec) for all present and future Lenders. By executing an Assignment and Acceptance, any future Lender shall be deemed to ratify the power of attorney granted to the Administrative Agent or the Canadian Administrative Agent, as applicable, hereunder. The Lenders and the Loan Parties agree that notwithstanding Section 32 of the Act respecting the Special Powers of Legal Persons (Quebec), the Administrative Agent or the Canadian Administrative Agent, as applicable, may, as the person holding the power of attorney of the Lenders, acquire any debentures or other title of indebtedness secured by any hypothec granted by any of the Loan Parties to the Administrative Agent or the Canadian Administrative Agent, as applicable, pursuant to the laws of the Province of Quebec.

         Section 9.11      Release of Collateral.

                  (a) Each Lender and each Issuing Bank hereby directs the Appropriate Agent to, in accordance with the terms of this Agreement, and the Appropriate Agent agrees to, release or subordinate any Lien held by the Appropriate Agent for the benefit of the Agents, the Lenders and the Issuing
Banks:


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                           (i)      against all of the Collateral, upon final
                  and indefeasible payment in full of the Obligations and termination of this Agreement; or

                           (ii) against any part of the Collateral sold or disposed of by the applicable Loan Party if such sale or disposition is permitted by Section 7.7 hereof (including any sale of Receivables and Related Assets in connection with a Canadian Securitization) as certified to the Administrative Agent by the Loan Party in a certificate of an Authorized Signatory or is otherwise consented to by the requisite Lenders for such release as set forth in Section 10.1 hereof.

         Each Lender and each Issuing Bank hereby directs the Appropriate Agent to, and the Appropriate Agent hereby agrees to, execute and deliver or file such termination and partial release statements and do such other things as are reasonably necessary to release Liens to be released pursuant to this Section promptly upon the effectiveness of any such release. Upon request by the Appropriate Agent at any time, the Lenders and the Issuing Banks will confirm in writing the Appropriate Agent's authority to release particular types or items of Collateral pursuant to this Section.

         Section 9.12 Securitization Documents. The Administrative Agent is hereby authorized to enter into the Securitization Intercreditor Agreement on behalf of the Agents, the Lenders and each Issuing Bank.

                                   ARTICLE 10.

                                  MISCELLANEOUS

         Section 10.1 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that:

                  (a) no amendment, waiver or consent shall, unless in writing and signed by all the Canadian Facility Lenders, do any of the following at any time:

                           (i) change the procedures for the issuance of Bankers' Acceptances and BA Equivalent Loans hereunder; or

                           (ii) reduce or forgive any scheduled payment of principal due under the Canadian Facility, or reduce the rate of interest or fees payable


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                  under the Canadian Facility, or postpone any scheduled date for any payment of interest or fees under the Canadian
                  Facility;

                  (b) no amendment, waiver or consent shall, unless in writing and signed by all the Multi-Currency Lenders, reduce or forgive any scheduled payment of principal due under the Multi-Currency Facility, or reduce the rate of interest or fees payable under the Multi-Currency Facility, or postpone any scheduled date for any payment of interest or fees under the Multi-Currency Facility;

                  (c) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders, do any of the following at any time:

                           (i)      waive any of the conditions specified in
                  Section 3.2;

                           (ii) change the definition of "Required Lenders" hereunder;

                           (iii)    amend this Section 10.1;

                           (iv) increase the aggregate amount of the Commitments, the Multi-Currency Facility Commitment or the Canadian Facility Commitment;

                           (v)      extend the Maturity Date; or

                           (vi) release any Guarantor that is a Borrower or a Material Subsidiary from its obligations under its respective Guaranty Agreement, or release any material portion of the Collateral, except, in each case, in connection with a sale that is permitted hereunder;

                  (d) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank in such capacity under this Agreement;

                  (e) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of such Issuing Bank under this Agreement; and

                  (f) no amendment, waiver or consent shall, unless in writing and signed by the Appropriate Agent, in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or any Note.

         Anything in this Agreement to the contrary notwithstanding, if any Lender shall fail to fulfill its obligations to make an Advance hereunder then, for so long as such failure shall continue, such Lender shall (unless AGCO and the Required Lenders,


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determined as if such Lender were not a "Lender" hereunder, shall otherwise consent in writing) be deemed for all purposes relating to amendments, modifications, waivers or consents under this Agreement or the Notes (including without limitation under this Section 10.1) to have no Advances or Commitments, shall not be treated as a "Lender" hereunder when performing the computation of Required Lenders, and shall have no rights under this Section 10.1; provided that any action taken by the other Lenders with respect to the matters referred to in clauses (a) , (b) or (c) of this Section 10.1 shall not be effective as against such Lender.

         Section 10.2 Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopy communication) and mailed, telecopied or delivered,

                  (a) if to AGCO or any Borrowing Subsidiary to AGCO at its address at 4205 River Green Parkway, Duluth, Georgia 30096-2568, Attention:
General Counsel, Facsimile No. (770) 813-6158, with a copy to the Chief Financial Officer at the same address and telecopier number;

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule I hereto or in the Assignment and Loan Acceptance pursuant to which it became a Lender;

                  (c) if to the Administrative Agent, at its address at 245 Park Avenue, 38th Floor, New York, New York 10167-0062, Attention: Loan Syndications, Facsimile No. (212) 309-5120; and

                  (d) if to the Canadian Administrative Agent, at its address at 77 King Street West, Suite 4520, P.O. Box 57, TD Centre, Toronto, Ontario M5K1E7, Attention: Credit/Legal, Facsimile No. (416) 941-9750,

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall be effective five days after deposit in the mail and when transmitted by telecopier, except that notices and communications to an Agent pursuant to
Article 2, 3 or 9 shall not be effective until received by such Agent.

         Section 10.3 No Waiver: Remedies. No failure on the part of any Lender or either Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.


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         Section 10.4      Costs and Expenses.

                  (a) AGCO agrees to pay on demand all costs and expenses of the Agents in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents at any time (including without limitation (A) all due diligence, syndication, transportation, computer, duplication, IntraLinks, appraisal, audit, insurance and consultant fees and expenses and (B) the reasonable fees and expenses of counsel (including without limitation New York, local and foreign counsel) for the Agents with respect thereto, with respect to advising the Agents as to their respective rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto).

                  (b) AGCO further agrees to pay on demand all costs and expenses of each Agent, each Issuing Bank and each Lender in connection with the enforcement of the Loan Documents against any Loan Party, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally or otherwise (including without limitation the reasonable fees and expenses of counsel for each Agent and each Lender with respect thereto), and each Borrowing Subsidiary severally agrees to pay on demand all such costs and expenses in respect of any such enforcement relating to itself.

                  (c) AGCO agrees to indemnify and hold harmless each Agent, each Issuing Bank and each Lender and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including without limitation reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with:

                           (i)      any acquisition or proposed acquisition;

                           (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries; or

                           (iii)    any financing hereunder;


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in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrowers agree not to assert any claim against the either Agent, any Issuing Bank, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein or in any other Loan Document or the actual or proposed use of the proceeds of the Advances.

                  (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including without limitation fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by either Agent or any Lender, in its sole discretion.

         Section 10.5 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 8.2 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.2, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law and subject to Section 2.9, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Affiliate to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under this Agreement and the Note or Notes held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application; provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including without limitation other rights of set-off) that such Lender and its Affiliates may have.

         Section 10.6 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrowers and the Agents and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Agents, the Issuing Banks and each Lender and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without


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the prior written consent of each Lender. Section 12.5 shall also inure to the benefit of each Subsidiary of AGCO referred to therein.

         Section 10.7      Assignments and Participations.

                  (a) Each Lender and the Issuing Bank may assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitment or Commitments, and the Advances owing to it and the Note or Notes held by it), and the Issuing Bank may assign its Letter of Credit Commitment; provided that:

                           (i) any such assignment by an Issuing Bank of its Letter of Credit Commitment shall be of its entire Letter of Credit Commitment;

                           (ii) in the case of each such assignment of a Multi-Currency Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Multi-Currency Lender or an assignment of all of a Multi-Currency Lender's rights and obligations under this Agreement), (A) the amount of the Multi-Currency Commitment of the assigning Multi-Currency Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $5,000,000 and shall be an integral multiple of U.S. $500,000 in excess thereof, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of Multi-Currency Borrowers and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of draws on Letters of Credit issued for the account of Multi-Currency Borrowers;

                           (iii) in the case of each such assignment of a Canadian Facility Commitment (except in the case of an assignment to a Person that, immediately prior to such assignment, was a Canadian Facility Lender or an assignment of all of a Canadian Facility Lender's rights and obligations under this Agreement), (A) the amount of the Canadian Facility Commitment of the assigning Canadian Facility Lender being assigned pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S. $5,000,000 and shall be an integral multiple of U.S. $500,000 in excess thereof, and (B) the assignor shall simultaneously assign to the assignee a ratable share of (1) all participations in Letters of Credit issued for the account of the Canadian Subsidiary and then outstanding, and (2) all Letter of Credit Advances then owing to such Lender as a result of


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                  draws on Letters of Credit issued for the account of the
                  Canadian Subsidiary;

                           (iv) each such assignment shall be to an Eligible Assignee;

                           (v) the proposed Assignee (if other than an Affiliate of the assignor) shall be approved by (x) the Administrative Agent, and (y) if no Default then exists, AGCO; the foregoing approvals in each case not to be unreasonably withheld or delayed; and

                           (vi) the parties to each such assignment shall execute and deliver to the Administrative Agent for its own account, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of U.S. $3,500, payable by the assignee to the Administrative Agent.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and
Acceptance:

                           (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder or under any other Loan Document have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender hereunder; and

                           (ii) the Lender assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement and under each other Loan Document (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows:

                           (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or


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                  value of this Agreement or any other instrument or document furnished pursuant hereto;

                           (ii)     such assigning Lender makes no
                  representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;

                           (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 3.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

                           (iv) such assignee will, independently and without reliance upon either Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

                           (v) such assignee confirms that it is an Eligible Assignee or an Affiliate of the assignor;

                           (vi) such assignee appoints and authorizes the Administrative Agent (and, if such assignee will be a Canadian Facility Lender, the Canadian Administrative Agent) to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Administrative Agent (and the Canadian Administrative Agent, if applicable) by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and

                           (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (d) The Administrative Agent shall maintain at its address referred to in Section 10.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Issuing Banks and the Lenders and their respective Commitment under each Facility of, the principal amount of the Advances owing under each Facility to, and the Notes held by, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents, the Issuing Banks and the


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Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by any Borrower, the Canadian Administrative Agent, either
Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice. The Administrative Agent, promptly following receipt thereof, will notify the Canadian Administrative Agent of any Assignment and Acceptance relating to the Canadian Facility.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit A hereto:

                           (i) record the information contained therein in the Register; and

                           (ii)     give prompt notice thereof to the Borrowers.

Within five Business Days after its receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit B hereto for AGCO and the Borrowing Subsidiaries.

                  (f) Each Lender may sell participations in or to all or a portion of its rights and obligations under this Agreement (including without limitation all or a portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to a financial institution (a "Participant"); provided that:

                           (i) such Lender's obligations under this Agreement (including without limitation its Commitments) shall remain unchanged;

                           (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

                           (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement;


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                           (iv)     the Borrowers, the Agents and the other
                  Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement; and

                           (v) no Participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce or forgive any principal due hereunder, or reduce the rate of interest or any fees payable hereunder, in each case to the extent subject to such participation, postpone any scheduled date for any payment of interest or fees hereunder or extend the Maturity Date, in each case to the extent subject to such participation, except in accordance with the terms hereof or of any other Loan Document.

                  (g) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.7, disclose to the assignee or Participant or proposed assignee or Participant, any public information relating to any Borrower furnished to such Lender by or on behalf of such Borrower and any information conspicuously labeled by a Borrower as being confidential at the time such information is furnished to such Lender if such assignee or Participant or proposed assignee or Participant has agreed to use reasonable efforts to keep such information confidential.

                  (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including without limitation the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (i) It is contemplated that those Persons which are Lenders hereunder on the Agreement Date will assign and transfer all or a portion of their Commitments and Pro Rata Share of Borrower Outstandings effective as of the date established by the Administrative Agent, after consultation with such Lenders, as the date for closing the general syndication, which date may not be less than thirty (30) days nor more than ninety (90) days after the Agreement Date ("General Syndication Closing Date"). Notwithstanding the foregoing provisions of this Section 10.7, assignments effective on the General Syndication Closing Date (i) do not require the consent of AGCO; (ii) are not subject to the minimum assignment amounts set forth in Section 10.7(a) above; and (iii) shall be accomplished by the execution by all such Lenders as of such date and all such transferees of a single agreement provided by the Administrative Agent in substantially the form of an Assignment and Acceptance. Such agreement shall provide that all


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Commitments shall, as of the effective date of such agreement, be as set forth on Schedule A thereto, which Schedule shall, as of the General Syndication Closing Date, amend Schedule I hereto. Except as modified in the preceding sentence, all such assignments shall otherwise be governed by, and effective in accordance with, the provisions of Section 10.7 hereof. No such Lender shall assign any portion of its Commitments or Pro Rata Share of Borrower Outstandings prior to the General Syndication Closing Date without the prior written consent of the Administrative Agent.

         Section 10.8 Marshalling; Payments Set Aside. None of the Agents, any Lender or any Issuing Bank shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that a Borrower makes a payment or payments to any Agent, the Lenders or the Issuing Banks or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                                   ARTICLE 11.

                          INCREASED COSTS, TAXES, ETC.

         Section 11.1      Increased Costs, Etc.

                  (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made, or effective, after the date hereof, there shall be any increase in the cost to any Lender or either Issuing Bank of agreeing to make or of making, funding or maintaining LIBO Rate Advances or of agreeing to accept Bankers' Acceptances or of agreeing to issue or of issuing, maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, in any case to or for the account of any Borrower, then such Borrower shall from time to time, upon demand by such Lender or Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Facility Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), pay to the Administrative Agent, if such Lender is a Multi-Currency Lender, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank additional amounts sufficient to compensate such Lender or such Issuing Bank for such


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increased cost. A certificate as to the amount of such increased cost and stating that such Lender's or Issuing Bank's request for payment is consistent with such Lender's or Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender or either Issuing Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law), which in any such case is adopted, issued, made or effective after the date hereof, affects or would affect the amount of capital required or expected to be maintained by such Lender or such Issuing Bank or any corporation controlling such Lender or such Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or participate in Letters of Credit or, in the case of an Issuing Bank, to issue Letters of Credit, hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), in any case to or for the account of any Borrower, then, upon demand by such Lender or such Issuing Bank (with a copy of such demand to the Administrative Agent and, if such Lender is a Canadian Facility Lender or such Issuing Bank is the Canadian Issuing Bank, the Canadian Administrative Agent), such Borrower shall pay to the Administrative Agent, if such Lender is a Multi-Currency Lender or such Issuing Bank is the Multi-Currency Issuing Bank, and otherwise to the Canadian Administrative Agent for the account of such Lender or such Issuing Bank, from time to time as specified by such Lender or such Issuing Bank, additional amounts sufficient to compensate such Lender or such Issuing Bank in the light of such circumstances, to the extent that such Lender or such Issuing Bank reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend or such Issuing Bank's commitment to issue or maintain of any Letters of Credit. A certificate as to such amounts and stating that such Lender's or such Issuing Bank's request for payment is consistent with such Lender's or such Issuing Bank's internal policies, submitted to such Borrower by such Lender or such Issuing Bank, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) If, with respect to any LIBO Rate Advances in U.S. dollars or any Offshore Currency, Appropriate Lenders owed more than 50% of the then outstanding aggregate unpaid principal amount thereof notify the Administrative Agent, in the case of Multi-Currency Advances and otherwise the Canadian Administrative Agent that the LIBO Rate for any Interest Period for such Advances in U.S. dollars or any Offshore Currency will not adequately reflect the cost to such Lenders of making, funding or maintaining their LIBO Rate Advances for such Interest Period, the Administrative Agent or Canadian Administrative Agent, as applicable, shall forthwith so notify the affected Borrower and the Appropriate Lenders, whereupon:


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

                           (i) if U.S. dollars are the affected currency, each such LIBO Rate Advance denominated in U.S. dollars will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance;

                           (ii) if an Offshore Currency is the affected currency, the affected Borrower shall, on the last day of the then existing Interest Period, prepay in full such LIBO Rate Advances in the affected currency; and

                           (iii) the obligation of the Appropriate Lenders to make such LIBO Rate Advances in the affected currency shall be suspended,

until the Administrative Agent or Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its LIBOR Lending Office to perform its obligations hereunder to make LIBO Rate Advances in U.S. dollars or any Offshore Currency or to continue to fund or maintain such LIBO Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, if such Lender is a Multi-Currency Lender, and otherwise through the Canadian Administrative Agent:

                           (i) the obligation of the Appropriate Lenders to make LIBO Rate Advances in the affected currency shall be suspended;

                           (ii) the affected Borrower shall, on the earlier of the last day of the then existing Interest Period and such date as may be required by law, prepay in full all Multi-Currency Advances in any such Offshore Currency other than Canadian Dollars; and

                           (iii) each LIBO Rate Advance denominated in U.S. dollars or Canadian Dollars will automatically, upon such demand, Convert into a Base Rate Advance, until the Administrative Agent or the Canadian Administrative Agent, as applicable, shall notify the affected Borrowers that such Lender has determined that the circumstances causing such suspension no longer exist.

                  (e) During the continuance of any Event of Default, and upon the election of the Required Lenders and during the continuance of any
Default:

                           (i) each LIBO Rate Advance denominated in U.S. dollars or Canadian Dollars will automatically, on the last day of the then-existing Interest Period therefor, Convert into a Base Rate Advance and each outstanding Bankers' Acceptance will automatically, on the last day of the then-existing Contract Period therefor, Convert into a Base Rate Advance;

                           (ii) the Borrowers will, on the last day of the then-existing Interest Period therefor, prepay each LIBO Rate Advance in an Offshore Currency other than Canadian Dollars; and

                           (iii) the obligation of the Lenders to make LIBO Rate Advances and accept Bankers' Acceptances shall be suspended.

                  (f) Each Lender shall notify AGCO of any event occurring after the date of this Agreement entitling such Lender to compensation under subsection (a) or (b) of this Section within 180 days, after such Lender obtains actual knowledge thereof; provided that:

                           (i) if any Lender fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to such subsection (a) or (b) in respect of any costs resulting from such event, only be entitled to payment under such subsection (a) or (b) for costs incurred from and after the date 180 days prior to the date that such Lender gives such notice; and

                           (ii) each Lender will designate a different Applicable Lending Office for the Advances of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender or contrary to its policies.

         Section 11.2 LIBO Breakage Costs. If any prepayment or payment (or failure to prepay after the delivery of a notice of prepayment) of principal of, or Conversion of, any LIBO Rate Advance is made by any Borrower to or for the account of a Lender other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion, acceleration of the maturity of the Notes pursuant to Section 8.2 or for any other reason, or by an Eligible Assignee to a Lender other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 10.7, such Borrower shall, upon demand by such Lender (with a copy of such demand to the Appropriate Agent), pay to the Appropriate Agent for the account of such Lender any amounts required to compensate such Lender for all losses, costs or expenses that such Lender may reasonably incur as a result of such


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failure, including without limitation foreign exchange losses, based on customary funding and foreign exchange hedging arrangements, whether or not such arrangements actually occur, and any and all other losses, costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain any Borrowing and the unavailability of funds as a result of such Borrower failing to prepay any amount when specified in a notice of prepayment or otherwise when due, but excluding loss of anticipated profits.

         Section 11.3      Judgment Currency.

                  (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder or under the Notes in any currency (the "Original Currency") into another currency (the "Other Currency") the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the Original Currency with the Other Currency at 11:00 A.M. on the second Business Day preceding that on which final judgment is given.

                  (b) The obligation of a Borrower in respect of any sum due in the Original Currency from it to any Lender or either Agent hereunder or under the Notes held by such Lender shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by such Lender or such Agent (as the case may be) of any sum adjudged to be so due in such Other Currency such Lender or such Agent (as the case may be) may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to such Lender or such Agent (as the case may be) in the Original Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or such Agent (as the case may be) against such loss, and if the amount of the Original Currency so purchased exceeds the sum originally due to any Lender or such Agent (as the case may be) in the Original Currency, such Lender or such Agent (as the case may be) agrees to remit to such Borrower such excess.

         Section 11.4      Taxes.

                  (a) Any and all payments by the Borrowers hereunder or under the Notes shall be made, in accordance with Section 2.8, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto of or by any governmental authorities, excluding, in the case of each Lender and either Agent, franchise taxes and taxes imposed or calculated by reference to net income that are imposed on such Lender, or either Agent by the state or foreign jurisdiction under the laws of which such Lender or such Agent (as the case may be) is organized or any political subdivision thereof


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(including the country within which such state or jurisdiction is located) and, in the case of each Lender, franchise taxes and taxes imposed or calculated by reference to net income that are imposed on such Lender by the state or province of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender or an Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Lender or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

                  (c) The Borrowers shall indemnify each Lender and each Agent for the full amount of Taxes and Other Taxes, and for the full amount of taxes imposed by any jurisdiction on amounts payable under this Section, paid by or imposed on such Lender or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender or such Agent (as the case may be) makes written demand therefor, and delivers to AGCO with a certificate describing in reasonable detail the manner in which the indemnified amount was calculated; provided that a Lender or an Agent shall not be required to describe in such certificate information that such Lender or Agent deems to be confidential or the disclosure of which is inconsistent with such Lender's or Agent's internal policies. Any such calculation shall be conclusive, absent manifest error.

                  (d) Within 30 days after the date of any payment of Taxes, the Multi-Currency Borrowers shall furnish to the Administrative Agent, and the Canadian Subsidiary shall furnish to the Canadian Administrative Agent, at their respective addresses referred to in Section 10.2, the original receipt of payment thereof or a certified copy of such receipt. In the case of any payment hereunder or under the Notes by the Borrowers through an account or branch outside the United States, in the case of any Multi-Currency Borrower, or through an account or branch outside Canada, in the case of the Canadian Subsidiary, or on behalf of the Borrowers by a payor that is not a United States person, or a person Resident in Canada, as the case may be, if the Borrowers


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determine that no Taxes are payable in respect thereof, the Borrowers shall furnish, or shall cause such payor to furnish, to the Appropriate Agent, at such address, an opinion of counsel reasonably satisfactory to such Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code, and the terms "Canada" and "Resident in Canada" shall have the meanings ascribed thereto for purposes of the Income Tax Act (Canada).

                  (e) Each Lender organized under the laws of a jurisdiction outside the United States, in the case of a Multi-Currency Lender, and each Lender organized under the laws of a jurisdiction outside the country of the applicable Borrower, in each other case, shall, on or prior to the date of its execution and delivery of this Agreement in the case of each initial Lender hereunder, and on the date of the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by a Borrower or the Appropriate Agent (but only so long thereafter as such Lender remains lawfully able to do so), provide the Appropriate Agent and such Borrower with (i) in the case of a Multi-Currency Lender, Internal Revenue Service form W-8ECI or W-8BEN, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party that reduces the rate of interest-withholding tax on payments under this Agreement or the Notes or certifying that the income receivable pursuant to this Agreement or the Notes is effectively connected with the conduct of a trade or business in the United States, and (ii) in the case of any Lender organized under the laws of a jurisdiction outside the country within which an applicable Borrower is organized, such valid and fully completed forms, as are required by the applicable tax authority of such jurisdiction, indicating that such Lender is entitled to benefits under an income tax treaty to which the country within which such Borrower is resident is a party that reduces the rate of interest-withholding tax on payments under this Agreement or the Notes. If the appropriate forms provided by a Lender at the time such Lender first becomes a party to this Agreement indicates an interest-withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provide that, if at the date of the Assignment and Acceptance pursuant to which a Lender assignee becomes a party to this Agreement, the Lender assignor was entitled to payments under subsection (a) in respect of United States (or the jurisdiction wherein the applicable Borrower is organized) withholding tax with respect to interest paid at such date by a Borrower, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includible in Taxes) (or the jurisdiction wherein the applicable Borrower is organized) withholding tax, if any, applicable with respect to the Lender assignee on such date. If


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any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8ECI or W-8BEN or other form that the applicable Borrower has indicated in writing to the Lenders on the date hereof as being a required form to avoid or reduce withholding tax on payments under this Agreement or on the Notes, that a Lender reasonably considers to be confidential, such Lender shall give notice thereof to the Borrowers and shall not be obligated to include in such form or document such confidential information.

                  (f) For any period with respect to which a Lender has failed to provide the Borrowers with the appropriate form described in subsection (e) (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e)), such Lender shall not be entitled to an additional payment or indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided that should a Lender become subject to Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (g)      If a Borrower makes a payment under subsection (a) or
(c) of this Section 11.4 and the Appropriate Agent or Lender determines that a credit against, relief or remission for, or repayment of any tax, is attributable to that payment or to the Taxes which gave rise to that payment (a "Tax Credit"), and the Appropriate Agent or Lender has obtained, utilized and retained that Tax Credit, the Appropriate Agent or Lender shall pay the amount of the Tax Credit to the Borrowers up to such amount as the Appropriate Agent or Lender determines will leave it (after that payment) in no better and no worse after-tax position as it would have been in had the payment under subsection (a) or (c) not been made by the Borrowers.

                  (h) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 11.4 shall survive the payment in full of principal and interest hereunder and under the Notes.

         Section 11.5 Replacement of a Lender. Subject to the second and third paragraphs of this Section 11.5, if:

                  (a)      a Multi-Currency Lender requests compensation under
         Section 11.1 or 11.4 and other Multi-Currency Lenders holding Commitments equal to at least one third of the Multi-Currency Facility shall not have made a similar request;

                  (b) a Canadian Facility Lender requests compensation under Section 11.1 or 11.4 and other Canadian Facility Lenders holding Commitments equal to at least one third of the Canadian Facility shall not have made a similar request;

                  (c) the obligation of a Lender to make LIBO Rate Advances or to Convert Base Rate Advances into LIBO Rate Advances shall be suspended pursuant to Section 11.2 (c) or (d) in circumstances in which such obligations of other Lenders holding Commitments equal to at least one third of the Multi-Currency Facility shall not have been suspended; or

                  (d) a Lender becomes insolvent, goes into receivership or fails to make any Advances required to be made by it hereunder,

then, so long as such condition occurs and is continuing with respect to any Lender (a "Replaced Lender"), AGCO may designate a Person (a "Replacement Lender") that is an Eligible Assignee (and acceptable to the Administrative Agent) to assume such Replaced Lender's Commitments hereunder and to purchase any Advances by such Replaced Lender and such Replaced Lender's rights hereunder, without recourse to or representation or warranty by, or expense to, such Replaced Lender, for a purchase price equal to the outstanding principal amount of the Advances by such Replaced Lender, plus any accrued but unpaid interest on such Advances and accrued but unpaid fees and other amounts owing to such Replaced Lender.

                  Subject to the execution and delivery to the Appropriate Agent and the Replaced Lender by the Replacement Lender of an Assignment and Acceptance (and the approval thereof by the applicable Persons specified in Section 10.7(a)(v)) and the payment to the Administrative Agent by AGCO on behalf of such Replaced Lender of the assignment fee specified in Section 10.7(a)(vi), the Replacement Lender shall succeed to the rights and obligations of such Replaced Lender hereunder and such Replaced Lender shall no longer be a party hereto or have any rights hereunder; provided that the obligations of the Borrowers to such Replaced Lender under Sections 11.1, 11.2, 11.3 and 11.4 with respect to events occurring or obligations arising before or as a result of such replacement shall survive such replacement. Promptly following its replacement by the Replacement Lender, the Replaced Lender shall return to the Borrowers the Notes delivered by the Borrowers to such Replaced Lender and the Borrowers will deliver new Notes to the Replacement Lender.

                  AGCO may not exercise its rights under this Section with respect to any Lender (i) unless it exercises such rights with respect to all Lenders to which circumstances giving rise to the replacement of such Lender apply, or (ii) if a Default has occurred and is continuing.


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

                                   ARTICLE 12.

                                  JURISDICTION

         Section 12.1      Consent to Jurisdiction.  Each Borrower irrevocably:

                  (a) submits to the jurisdiction of any New York State or Federal court sitting in New York City and any appellate court from any thereof in any action or proceeding arising out of or relating to any Loan Document;

                  (b) agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or in such Federal court;

                  (c) waives, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding (including without limitation Articles 14 and 15 of the French Civil Code);

                  (d) consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to such Borrower at its address specified in Section 10.2; and

                  (e) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Nothing in this Section shall affect the right of either Agent or any Lender to serve legal process in any other manner permitted by law or affect the right of either Agent or any Lender to bring any action or proceeding against any Borrower or its property in the courts of other jurisdictions.

         Each Borrower irrevocably appoints and designates AGCO as its agent for service of process and, without limitation of any other method of service, consents to service of process by mail at the address of AGCO for delivery of notices specified in Section 10.2.

         Section 12.2 Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

         Section 12.3 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

         Section 12.4 No Liability of the Issuing Banks. Each Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither Issuing Bank nor any of its officers or directors shall be liable or responsible for:

                  (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                  (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                  (c) payment by such Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or

                  (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit;

                  (e) except that no Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to a Borrower, to the extent of any direct, but not consequential, damages suffered by such Borrower that such Borrower proves were caused by:

                           (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit; or

                           (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit.

In furtherance and not in limitation of the foregoing, either Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

         Section 12.5      Certain Cash Deposits.

                  (a) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the


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

next-following Business Day), the Multi-Currency Borrower Outstandings shall exceed 105% of the Multi-Currency Facility (the "Multi-Currency Borrower Excess Outstandings") and to the extent that a Multi-Currency Borrower is not required on such date to prepay Multi-Currency Advances in an aggregate principal amount equal to the Multi-Currency Borrower Excess Outstandings pursuant to Section 2.4(b)(iii), AGCO will, promptly after a request therefor by the Administrative Agent, deposit in same-day funds at the Administrative Agent's office designated in such request, for deposit in such interest-bearing account as the Administrative Agent shall specify (the "Multi-Currency Borrower Cash Collateral Account"), an amount equal to the Multi-Currency Borrower Excess Outstandings (net of any prepayment pursuant to Section 2.4(b)(iii)). The Multi-Currency Borrower Cash Collateral Account shall be in the name and under the sole dominion and control of the Administrative Agent. The Administrative Agent shall have no obligation to invest any amounts on deposit in the Multi-Currency Borrower Cash Collateral Account. AGCO grants to the Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Multi-Currency Borrower Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of AGCO's obligations under this Agreement and the other Loan Documents. The Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Multi-Currency Borrower Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Multi-Currency Borrower Excess Outstandings, the Administrative Agent will return to AGCO, free and clear of any Lien under this subsection (a), an amount equal to the excess of amounts then on deposit in the Multi-Currency Borrower Cash Collateral Account (including accrued interest) over the amount of the Multi-Currency Borrower Excess Outstandings as of the date of and after giving effect to such reduction.

                  (b) If, as of the 15th day of the first complete calendar month after the end of the each fiscal quarter of AGCO (or, if such 15th day is not a Business Day, the next-following Business Day), the Canadian Facility Outstandings shall exceed 105% of the Canadian Facility (the "Canadian Subsidiary Excess Outstandings") and to the extent that the Canadian Subsidiary is not required on such date to prepay Canadian Facility Advances in an aggregate principal amount equal to the Canadian Subsidiary Excess Outstandings pursuant to Section 2.4(b)(iv), the Canadian Subsidiary will, promptly after a request therefor by the Canadian Administrative Agent, deposit in same-day funds at the Canadian Administrative Agent's office designated in such request, for deposit in such interest-bearing account as the Canadian Administrative Agent shall specify (the "Canadian Subsidiary Cash Collateral Account"), an amount equal to the Canadian Subsidiary Excess Outstandings (net of any prepayment pursuant to Section 2.4(b)(iv)). The Canadian Subsidiary Cash Collateral Account shall be in the name and under the sole dominion and control of the Canadian Administrative Agent. The Canadian Administrative Agent shall have no obligation to invest any amounts on deposit in the

Canadian Subsidiary Cash Collateral Account. The Canadian Subsidiary grants to the Canadian Administrative Agent, for its benefit and the benefit of the Lenders, a lien on and security interest in the Canadian Subsidiary Cash Collateral Account and all amounts from time to time on deposit therein as collateral security for the performance of the Canadian Subsidiary's obligations under this Agreement and the other Loan Documents. The Canadian Administrative Agent shall have all rights and remedies available to it under applicable law with respect to the Canadian Subsidiary Cash Collateral Account and all amounts on deposit therein. Promptly after any date on which there shall occur a reduction in the amount of the Canadian Subsidiary Excess Outstandings, the Canadian Administrative Agent will return to the Canadian Subsidiary, free and clear of any Lien under this subsection (b), an amount equal to the excess of amounts then on deposit in the Canadian Subsidiary Cash Collateral Account (including accrued interest) over the amount of the Canadian Subsidiary Excess Outstandings as of the date of and after giving effect to such reduction.

         Section 12.6 Waiver of Jury Trial. EACH BORROWER, EACH AGENT, EACH ISSUING BANK AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, THE ADVANCES OR THE ACTIONS OF EITHER AGENT, ANY ISSUING BANK OR ANY LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.


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


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first-above written.

BORROWERS:                 AGCO CORPORATION

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AG-CHEM EQUIPMENT CO., INC. (f/k/a Agri Acquisition Corp.)

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO LIMITED

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO S.A.

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO INTERNATIONAL LIMITED

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           AGCO HOLDING B.V.

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO VERTRIEBS GMBH

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO GMBH & CO.

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           AGCO CANADA, LTD.

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

AGENTS AND LENDERS:        COOPERATIEVE CENTRALE RAIFFEISEN-
                           BOERENLEENBANK B.A., "RABOBANK NEDERLAND,"
                           NEW YORK BRANCH, as Administrative Agent, a Multi-
                           Currency Lender and Multi-Currency Issuing Bank

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           COOPERATIEVE CENTRALE RAIFFEISEN-
                           BOERENLEENBANK B.A., "RABOBANK
                           NEDERLAND," CANADIAN BRANCH, as Canadian
                           Administrative Agent, a Canadian Facility Lender and Canadian Issuing Bank

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           CREDIT SUISSE FIRST BOSTON

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------

                           SUNTRUST BANK

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           COBANK, ACB

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------


                           BEAR STEARNS CORPORATE LENDING INC.

                           By:
                               ------------------------------------------------

                           Title:
                                 ----------------------------------------------